                                                                    Exhibit 10.3

                             AMENDED AND RESTATED

                     UNSECURED REVOLVING CREDIT AGREEMENT


                           DATED AS OF JULY 29, 1998

                                     AMONG

                        THE ROUSE COMPANY, AS BORROWER

                                      AND

                      THE FIRST NATIONAL BANK OF CHICAGO

                                      AND

                             BANKERS TRUST COMPANY

                                      AND

                             CERTAIN OTHER BANKS,

                                  AS LENDERS

                                      AND

                             BANKERS TRUST COMPANY

                             AS SYNDICATION AGENT

                                      AND

                      THE FIRST NATIONAL BANK OF CHICAGO,

                            AS ADMINISTRATIVE AGENT

           AMENDED AND RESTATED UNSECURED REVOLVING CREDIT AGREEMENT
           ---------------------------------------------------------


     THIS AMENDED AND RESTATED UNSECURED REVOLVING CREDIT AGREEMENT is entered into as of July 29, 1998, by and among the following:

     THE ROUSE COMPANY, a Maryland corporation having its principal place of business at 10275 Little Patuxent Parkway, Columbia, Maryland 21044-3456 ("Borrower");
 ----------

     THE FIRST NATIONAL BANK OF CHICAGO ("First Chicago"), a national bank
                                          -------------
organized under the laws of the United States of America having an office at One First National Plaza, Chicago, Illinois 60670;

     BANKERS TRUST COMPANY ("Bankers Trust"), a New York banking corporation,
                             -------------
having an office at Bankers Trust Plaza, 130 Liberty Street, New York, New York 10006;

     CERTAIN BANKS identified on the signature pages hereto;

     Bankers Trust, as Syndication Agent ("Syndication Agent"); and
                                           -----------------

     First Chicago, as Administrative Agent ("Administrative Agent") for the
                                              --------------------
Lenders (as defined below).


                                   RECITALS
                                   --------

     A. This Amended and Restated Unsecured Revolving Credit Agreement amends and restates in its entirety that certain Unsecured Revolving Credit Agreement dated as of December 16, 1997 by and among Borrower, First Chicago, Morgan Guaranty Trust Company of New York and certain other lenders, which made loans available to the Borrower in the maximum aggregate principal amount of $250,000,000 (the "Existing Facility").
                   -----------------

     B. Borrower is primarily engaged in the business of developing, acquiring, owning and managing commercial real estate projects, including without limitation regional shopping centers, mixed-use projects, office buildings, business/industrial projects and large-scale, master-planned land developments.

     C. The Borrower has requested that the Lenders make loans available to the Borrower in the maximum aggregate principal amount of $450,000,000 outstanding from time to time pursuant to the terms of this Agreement (the "Facility"), and that the Administrative Agent act as administrative agent for
 --------
the Lenders and that the Syndication Agent act as syndication agent for the Lenders. The Administrative Agent, the Syndication Agent and the Lenders have agreed to do so.

     D. The Facility shall be used by Borrower for general corporate purposes and to refinance certain outstanding balances under the Existing Facility.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:


                                   ARTICLE I

                       DEFINITIONS AND ACCOUNTING TERMS
                       --------------------------------

     1.1  Definitions.  As used in this Agreement, the following terms have the
          -----------
meanings set forth below:

     "Absolute Interest Period" means, with respect to a Competitive Bid Loan
      ------------------------
made at an Absolute Rate, a period of not less than 14 days and not more than 180 days as requested by Borrower in a Competitive Bid Quote Request and confirmed by a Lender in a Competitive Bid Quote but in no event extending beyond the Maturity Date. If an Absolute Interest Period would end on a day which is not a Business Day, such Absolute Interest Period shall end on the next succeeding Business Day.

     "Absolute Rate" means a fixed rate of interest (rounded to the nearest
      -------------
1/100 of 1%) for an Absolute Interest Period with respect to a Competitive Bid Loan offered by a Lender and accepted by the Borrower at such rate under Section
                                                                         -------
2.17.
----

     "Adjusted Combined EBITDA" means, as of any date, for the most recent four
      ------------------------
(4) fiscal quarters for which financial results then have been reported, then-current Combined EBITDA adjusted by (i) eliminating that portion of Combined EBITDA attributable to any Properties or entities not owned by a member of the Consolidated Group or an Investment Affiliate as of the date of determination,
(ii) eliminating that portion of Combined EBITDA attributable to any Properties or entities acquired by a member of the Consolidated Group after the beginning of the last fiscal quarter in such four (4) quarter period, and (iii) adding to Combined EBITDA for such four (4) quarter period on account of Properties (including any renovation or expansion of an existing Property) or entities owned by a member of the Consolidated Group or an Investment Affiliate and in service for more than the full last fiscal quarter of such period but less than such full four (4) quarter period, the Combined EBITDA that would have been generated by such Property or entity if it had been owned and in service for such full four (4) quarter period determined by annualizing the actual Combined EBITDA attributed to such Property or entity for the portion of such period that such Property or entity was actually so owned and in service.

     "Adjusted LIBOR Rate" means, with respect to a LIBOR Advance for the
      -------------------
relevant LIBOR Interest Period, the sum of (i) the quotient of (a) the Base LIBOR Rate applicable to such LIBOR Interest Period, divided by (b) one (1) minus the Reserve Requirement (expressed as a decimal) applicable to such LIBOR Interest Period, if and only if a Reserve Requirement is then being imposed under Regulation D, plus, (ii) in the case of ratable LIBOR Advances, the LIBOR
                    ----
Applicable Margin in effect from time to time during such LIBOR Interest Period, or in the case of LIBOR Advances made as Competitive Bid Loans, the Competitive LIBOR Margin established in the Competitive Bid Quote applicable to such Competitive Bid Loan.

     "Administrative Agent" means First Chicago, acting as agent for the Lenders
      --------------------
in connection with the transactions contemplated by this Agreement, and its successors in such capacity.

     "Advance" means an advance of funds to the Borrower hereunder by one or
      -------
more of the Lenders pursuant to Section 2.1 hereof (including Competitive Bid
                                -----------
Loans), including the initial Advance and all subsequent Advances, whether such Advances are, from time to time, Alternate Base Rate Advances, LIBOR Advances or Competitive Bid Loans.

     "Affiliate" means any Person directly or indirectly controlling, controlled
      ---------
by or under direct or indirect common control with any other Person. A Person shall be deemed to control another Person if the controlling Person owns ten percent (10%) or more of any class of voting securities of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

     "Aggregate Commitment" means, as of any date, the sum of all of the
      --------------------
Lenders' then-current Commitments, which initially shall be $450,000,000, subject to Borrower's right to reduce the Aggregate Commitment pursuant to
Section 2.18 and which shall otherwise only be increased with the consent of all
------------
Lenders.

     "Agreement" means this Amended and Restated Unsecured Revolving Credit
      ---------
Agreement and all amendments, modifications and supplements hereto.

     "Agreement Execution Date" shall mean July 29, 1998, the date on which all
      ------------------------
of the parties hereto have executed this Agreement and all conditions precedent to the initial Advance hereunder have been satisfied.

     "Allocated Facility Amount" means, at any time, the sum of all then
      -------------------------
outstanding Advances (including all Competitive Bid Loans) and the then outstanding Facility Letter of Credit Obligations.

     "Alternate Base Rate" means, for any day, a rate of interest per annum
      -------------------
equal to the higher of (i) the Corporate Base Rate for such day and (ii) the sum of the Federal Funds Effective Rate for such day plus 1/2% per annum.

     "Alternate Base Rate Advance" means an Advance that bears interest at the
      ---------------------------
Alternate Base Rate.

     "Arranger" means First Chicago Capital Markets, Inc. and BT Alex. Brown
      --------
Incorporated, collectively.

     "Assets Under Development" means land and improvements owned by a member of
      ------------------------
the Consolidated Group or an Investment Affiliate being developed for retail, office, mixed-use or other rental-income producing purposes which meet all four
(4) of the following criteria: (i) such project (or phase) has not yet been substantially completed, (ii) no rental income has yet been received, (iii) no certificate of occupancy has yet been issued for such project (or phase) and
(iv) such project (or phase) is classified as construction in progress in accordance with GAAP. No such land or improvements may be included in the category "Assets Under Development" for more than twelve (12) fiscal quarters (it being agreed that any time period during which such land or improvements would have been included in such category if the Facility had been in effect previously shall be taken into consideration in determining whether such twelve
(12) fiscal quarter time period has been exceeded).

     "Bankers Trust" means Bankers Trust Company.
      -------------

     "Base LIBOR Rate" means, with respect to a LIBOR Advance for the relevant
      ---------------
LIBOR Interest Period, the applicable London interbank offered rate for deposits in U.S. dollars appearing on Dow Jones Markets (Telerate) Page 3750 as of 11:00
                             ----------------------------
a.m. (London time) two (2) Business Days prior to the first day of such LIBOR Interest Period, and having a maturity approximately equal to such LIBOR Interest Period. If no London interbank offered rate of such maturity then appears on Dow Jones Markets (Telerate) Page 3750, then the Base LIBOR Rate
           ----------------------------
shall be equal to the London interbank offered rate for deposits in U.S. dollars maturing immediately before or immediately after such maturity, whichever is higher, as determined by the Administrative Agent from Dow Jones Markets
                                                       -----------------
(Telerate) Page 3750.  If Dow Jones Markets (Telerate) Page 3750 is not
----------                ----------------------------
available, the applicable Base LIBOR Rate for the relevant LIBOR Interest Period shall be the rate determined by the Administrative Agent to be the rate at which the Administrative Agent offers to place deposits in U.S. dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such LIBOR Interest Period, in the approximate amount of the Administrative Agent's relevant portion of the LIBOR Advance and having a maturity approximately equal to such LIBOR Interest Period.

     "Borrower" means The Rouse Company, along with its permitted successors and
      --------
assigns.

     "Borrowing Date" means a Business Day on which an Advance is made to the
      --------------
Borrower.

     "Borrowing Notice" is defined in Section 2.11(a) hereof.
      ----------------                ---------------

     "Bridge Facility" means that certain 364 day unsecured $350,000,000 term
      ---------------
loan to be made to the Borrower by First Chicago, Bankers Trust and certain other Lenders at the same time as this Facility.

     "Bridge Facility Loan Documents" means any and all agreements and
      ------------------------------
instruments required and/or provided to Lenders in connection with the Bridge Facility, as any of the same may be amended from time to time.

     "Bridge Facility Retirement Date" means the date on which all advances
      -------------------------------
under the Bridge Facility, and all other obligations of the Borrower thereunder, have been paid in full and no further commitment to lend exists thereunder.

     "Business Day" means a day, other than a Saturday, Sunday or holiday, on
      ------------
which banks are open for business in Chicago, Illinois, New York, New York and, where such term is used in reference to the selection or determination of the Adjusted LIBOR Rate, in London, England.

     "Capital Stock" means any and all shares, interests, participations or
      -------------
other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person which is not a corporation and any and all warrants or options to purchase any of the foregoing.

     "Cash Equivalents" shall mean (i) short-term obligations of, or fully
      ----------------
guaranteed by, the United States of America, (ii) commercial paper rated A-1 or better by S&P or P-1 or better by Moody's, or (iii) certificates of deposit issued by and time deposits with commercial banks (whether domestic or foreign) having capital and surplus in excess of $100,000,000.

     "Code" means the Internal Revenue Code of 1986 as amended from time to
      ----
time, or any replacement or successor statute, and the regulations promulgated thereunder from time to time.

     "Combined Debt Service" means, for any period, without duplication, (a)
      ---------------------
Combined Senior Interest Expense for such period plus (b) all interest expense
                                                 ----
of the Consolidated Group determined in accordance with GAAP attributable to Subordinated Indebtedness for such period, plus (c) the aggregate amount of
                                           ----
regularly scheduled principal payments of Indebtedness (excluding optional prepayments and balloon principal payments due on maturity in respect of any Indebtedness) required to be made during such period by the Consolidated Group plus (d) the Consolidated Group Pro Rata Share of all such regularly scheduled
----
principal payments required to be made during such period by any Investment Affiliate on Indebtedness (excluding optional prepayments and balloon principal payments due on maturity in respect of any Indebtedness) taken into account in calculating Combined Senior Interest Expense plus (e) Preferred Stock Expense of
                                             ----
the Consolidated Group for such period plus (f) Ground Lease Base Expense of the
                                       ----
Consolidated Group for such period. No interest expense or principal payments on Indebtedness due from one member of the Consolidated Group solely to another member of the Consolidated Group shall be included in Combined Debt Service.

     "Combined EBITDA" means, as of any date, for the most recent four (4)
      ---------------
fiscal quarters for which financial results have then been reported, (a) income before extraordinary items (reduced to eliminate any income from Investment Affiliates), as reported by the Consolidated

Group in accordance with GAAP, plus interest (less the proportionate share of
                               ----
interest of any minority interest holders), depreciation, amortization and income tax (if any) expense, plus (b) a percentage of such income (adjusted as
                             ----
described above) of any Investment Affiliate equal to the Consolidated Group Pro Rata Share in such Investment Affiliate, plus (c) dividends or other
                                         ----
distributions accrued with respect to such period on any preferred stock or other preferred security issued by the Borrower which dividends or other distributions are treated as operating expense under GAAP (but only to the extent actually deducted from earnings under clause (a) above) plus (d) payments
                                                               ----
made and other amounts treated as an expense of the Borrower under GAAP with respect to such period pursuant to the Hughes Agreement (provided that no item of income or expense shall be included more than once in such calculation even if it falls within more than one of the foregoing categories).

     "Combined Senior Interest Expense" means, with respect to any period, all
      --------------------------------
interest expense of the Consolidated Group (less the proportionate share of interest expense of any minority interest holders) determined in accordance with GAAP attributable to such period plus (i) the allocable portion (based on
                                 ----
liability) of any accrued or paid interest incurred on any obligation for which any member of the Consolidated Group is wholly or partially liable under repayment, interest carry, or performance guarantees, or other relevant liabilities, plus (ii) the Consolidated Group Pro Rata Share of any accrued or
             ----
paid interest incurred on any Indebtedness of any Investment Affiliate attributable to such period, whether recourse or non-recourse, less (iii) any
                                                               ----
such interest expense attributable to Subordinated Indebtedness, provided that no expense shall be included more than once in such calculation even if it falls within more than one of the foregoing categories, and provided further that no interest expense on Indebtedness due from one member of the Consolidated Group solely to another member of the Consolidated Group shall be included in Combined Senior Interest Expense.

     "Commitment" means the obligation of each Lender, subject to the terms and
      ----------
conditions of this Agreement and in reliance upon the representations and warranties herein, to make Advances (other than Competitive Bid Loans) not exceeding in the aggregate the amount set forth below its signature at the end hereof, or the amount stated in any subsequent amendment hereto.

     "Competitive Bid Borrowing Notice" is defined in Section 2.17(f).
      --------------------------------                ---------------

     "Competitive Bid Lender" means a Lender which has a Competitive Bid Loan
      ----------------------
outstanding.

     "Competitive Bid Loan" is a Loan made pursuant to Section 2.17 hereof.
      --------------------                             ------------

     "Competitive Bid Note" means the promissory note payable to the order of
      --------------------
each Lender in the form attached hereto as Exhibit B-2 to be used to evidence
                                           -----------
any Competitive Bid Loans which such Lender elects to make (collectively, the "Competitive Bid Notes").
----------------------

     "Competitive Bid Option Agent" means First Chicago.
      ----------------------------

     "Competitive Bid Quote" means a response submitted by a Lender to the
      ---------------------
Competitive Bid Option Agent with respect to a Competitive Bid Quote Request in the form attached as Exhibit C-3.
                     -----------

     "Competitive Bid Quote Request" means a written request from Borrower to
      -----------------------------
the Competitive Bid Option Agent in the form attached as Exhibit C-1.
                                                         -----------

     "Competitive LIBOR Margin" means, with respect to any Competitive Bid Loan
      ------------------------
for a LIBOR Interest Period, the percentage established in the applicable Competitive Bid Quote which is to be used to determine the interest rate applicable to such Competitive Bid Loan.

     "Consolidated Group" means the Borrower, the Guarantors, any other PSS, and
      ------------------
those Subsidiaries that are consolidated with the Borrower for financial reporting purposes under GAAP.

     "Consolidated Group Pro Rata Share" means, with respect to any Investment
      ---------------------------------
Affiliate, the percentage of the total ownership interests held by the Consolidated Group, in the aggregate, in such Investment Affiliate as determined in accordance with GAAP.

     "Controlled Group" means all members of a controlled group of corporations
      ----------------
and all trades or businesses (whether or not incorporated) under common control which, together with all or any of the entities in the Consolidated Group, are treated as a single employer under Sections 414(b) or 414(c) of the Code.

     "Corporate Base Rate" means a rate per annum equal to the corporate base
      -------------------
rate of interest announced by First Chicago from time to time, changing when and as such corporate base rate changes.

     "Default" means an event which, with notice or lapse of time or both, would
      -------
become an Event of Default.

     "Default Rate" means with respect to any Advance, a rate equal to the
      ------------
interest rate applicable to such Advance plus four percent (4%) per annum.

     "Defaulting Lender" means any Lender which fails or refuses to perform its
      -----------------
obligations under this Agreement within the time period specified for performance of such obligation, or, if no time frame is specified, if such failure or refusal continues for a period of five (5) Business Days after written notice from the Administrative Agent; provided that if such Lender cures
                                              --------
such failure or refusal, such Lender shall cease to be a Defaulting Lender.

     "Dollars" and "$" mean United States Dollars.
      -------       -

     "Effective Date" means each Borrowing Date and, if no Borrowing Date has
      --------------
occurred in the preceding calendar month, the first Business Day of each calendar month.

     "Environmental Laws" means any and all Federal, state, local or municipal
      ------------------
laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority having jurisdiction over any member of the Consolidated Group or any Investment Affiliate, or their respective assets, and regulating or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect, in each case to the extent the foregoing are applicable to the operations of such member of the Consolidated Group or Investment Affiliate, or any of their respective assets or Properties.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
      -----
amended, and regulations promulgated thereunder from time to time.

     "Event of Default" means any event set forth in Article X hereof.
      ----------------                               ---------

     "Existing Facility" is defined in the first recital of this Agreement.
      -----------------

     "Extended Maturity Date" means, if the Facility is extended in accordance
      ----------------------
with the terms and conditions contained in Section 2.2 hereof, the fourth
                                           -----------
anniversary of the Agreement Execution Date.

     "Extension Notice" is defined in Section 2.2 hereof.
      ----------------                -----------

     "Facility" means the unsecured revolving credit facility described in
      --------
Section 2.1.
-----------

     "Facility Fee" is defined in Section 2.7.
      ------------                -----------

     "Facility Fee Rate" means, for any day, the percentage in effect on such
      -----------------
day pursuant to the pricing grid attached hereto as Exhibit A and made a part
                                                    ---------
hereof.

     "Facility Letter of Credit" means a Financial Letter of Credit or
      -------------------------
Performance Letter of Credit issued hereunder.

     "Facility Letter of Credit Fee" is defined in Section 3.8.
      -----------------------------                -----------

     "Facility Letter of Credit Obligations" means, as at the time of
      -------------------------------------
determination thereof, all liabilities, whether actual or contingent, of the Borrower with respect to Facility Letters of Credit, including the sum of (a) the Reimbursement Obligations and (b) the aggregate undrawn face amount of the then outstanding Facility Letters of Credit.

     "Federal Funds Effective Rate" means, for any day, an interest rate per
      ----------------------------
annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Chicago time) on such day on such transactions received by the Administrative Agent from three (3) Federal funds brokers of recognized standing selected by the Administrative Agent in its sole discretion.

     "Financial Letter of Credit" means any standby Letter of Credit which
      --------------------------
represents an irrevocable obligation to the beneficiary on the part of the Issuing Bank (i) to repay money borrowed by or advanced to or for the account of the account party or (ii) to make any payment on account of any indebtedness undertaken by the account party, in the event the account party fails to fulfill its obligation to the beneficiary.

     "First Chicago" means The First National Bank of Chicago.
      -------------

     "Funded Percentage" means, with respect to any Lender at any time, a
      -----------------
percentage equal to a fraction the numerator of which is the portion of the Aggregate Commitment actually disbursed and outstanding to Borrower by such Lender at such time, and the denominator of which is the portion of the Aggregate Commitment disbursed and outstanding to Borrower by all of the Lenders at such time.

     "Funded Senior Unsecured Debt" means, as of any date of determination,
      ----------------------------
Total Outstanding Indebtedness less the sum of (a) Subordinated Indebtedness
                               ----
plus (b) Secured Outstanding Indebtedness plus (c) that portion of Total
----                                      ----
Outstanding Indebtedness that does not represent indebtedness for borrowed money, without duplication.

     "Funds From Operations" means the "funds from operations" of the Borrower
      ---------------------
as such term is defined under the then-current definitions and interpretations thereof promulgated by the National Association of Real Estate Investment Trusts or its successor.

     "GAAP" means generally accepted accounting principles in the United States
      ----
of America consistent with those utilized in preparing the audited financial statements of the Borrower required hereunder.

     "Gross Asset Value" means, as of any date, the sum of the value of certain
      -----------------
assets of the Consolidated Group, including their interests in Investment Affiliates, subject to the valuation methods, exclusions and sublimits set forth below:

     (a) with respect to Retail Properties, the Net Operating Income attributable thereto for the most recent period of four (4) full fiscal quarters for which results have been reported, divided by 0.0825;

     (b) with respect to all office, mixed-use and other income-producing properties other than Retail Properties, the Net Operating Income attributable thereto for the most recent period of four (4) full fiscal quarters for which results have been reported, divided by 0.09;

     (c) with respect to the Summerlin, Las Vegas and Columbia properties as specifically identified on Exhibit J hereto, (i) to the extent such amount does
                           ---------
not exceed 20% of the then-current total Gross Asset Value, 100% of the most recent value thereof (without deduction for the value of the interests of the Hughes heirs therein under the Hughes Agreement) as established by Landauer Associates, Inc. (or another appraiser selected by the Borrower satisfactory to the Administrative Agent), provided that the Required Lenders may require updates thereof not more often than annually and as required when any material portion of such properties are sold or transferred; plus (ii) to the extent the
                                                    ----
amount otherwise includable in clause (i) exceeds 20% of the then-current total Gross Asset Value, 75% of such excess value, provided that the amount determined by adding the values determined under clauses (c)(i) and (ii) is not in excess of 25% of the then-current total Gross Asset Value;

     (d) (i) to the extent such amount, when added to the total amount included in Gross Asset Value under clause (c), does not exceed 20% of the then-current total Gross Asset Value, 100% of the GAAP book value of all other land, all Assets Under Development and other non-income-producing properties (less the portion of such value attributable to minority interest holders) plus (ii) to
                                                                 ----
the extent such amount included in Gross Asset Value under clause (c) plus the amount included in Gross Asset Value under clause (d)(i) exceeds 20% of the then-current total Gross Asset Value, 75% of such excess value, provided that the aggregate amount included in Gross Asset Value under clause (c) and this clause (d) is not in excess of 25% of the then-current total Gross Asset Value;

     (e) with respect to cash and Cash Equivalents held by the Consolidated Group, 100% of the GAAP book value thereof; and

     (f) with respect to current trade receivables (other than notes receivable) held by the Consolidated Group, 100% of the GAAP book value thereof.

In each case, if the applicable property is owned by an Investment Affiliate rather than a member of the Consolidated Group, only the Consolidated Group's Pro Rata Share of such value will be included in Gross Asset Value. Notwithstanding the foregoing, (i) the contribution to Gross Asset Value of those assets acquired in the TrizecHahn Acquisition shall be calculated from the Agreement Execution Date through the Step-Up Date at the actual acquisition cost of such assets excluding transaction costs (without regard to any adjustments which may be made in determining their book value under GAAP) and (ii) the amount contributed to Gross Asset Value from the following types of properties shall not exceed the following percentages of Gross Asset Value:

     (a) Not more than 25% of Gross Asset Value shall be attributable to any single property or group of contiguous properties;

     (b) Not more than 25% of Gross Asset Value shall be attributable to Assets Under Development and Undeveloped Land Holdings (regardless of the valuation method applicable to such properties under clauses (c) or (d) of the first sentence of this definition), in the aggregate;

     (c) Not more than 15% of Gross Asset Value shall be attributable to interests of the Consolidated Group in entities (i) in which the Borrower, directly or indirectly, holds less than 50% of the total economic interests in such entity, and (ii) which are not managed, directly or indirectly, by the Borrower;

     (d) Not more than 5% of Gross Asset Value shall be attributable to Properties held by PSSs which are not Guarantors hereunder; and

     (e) Not more than 5% of Gross Asset Value shall be attributable to those current trade receivables described in clause (f) of the first sentence of this definition.

     "Ground Lease Base Expense" means, for any period, (a) all payments
      -------------------------
accruing from any member of the Consolidated Group under a lease of land underlying a property for such period other than percentage rentals or other contingent payments that are based upon the financial results of the operation of such property, plus (b) the Consolidated Group Pro Rata Share of all such
                  ----
non-contingent payments accruing from any Investment Affiliate under such a lease of land for such period.

     "Guarantee Obligation" as to any Person (the "guaranteeing person"), any
      --------------------                         -------------------
obligation (determined without duplication) of (a) the guaranteeing person or
(b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counter indemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the
                        -------------------
"primary obligor") in any manner, whether directly or indirectly, including,
----------------
without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include
--------  -------
completion or performance guarantees, environmental indemnities, or endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the maximum stated amount of the primary obligation relating to such Guarantee Obligation (or, if less, the maximum stated liability set forth in the instrument embodying such Guarantee Obligation), provided, that in the absence of any such stated amount or stated
             --------
liability, the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

     "Guarantors" means the Limited Guarantors and the Unlimited Guarantor,
      ----------
jointly and severally, subject to the terms of the Guaranty.

     "Guaranty" means the Limited Guaranty and the Unlimited Guaranty,
      --------
collectively.

     "Hughes Agreement"means that certain Contingent Stock Agreement, effective
      ----------------
as of January 1, 1996, by the Borrower in favor of and for the benefit of the "Holders" and the "Representatives" (as such terms are defined therein).

     "Indebtedness" of any Person at any date means, without duplication, (a)
      ------------
all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade liabilities and other accounts payable, and accrued expenses incurred in the ordinary course of business and payable in accordance with customary practices), to the extent such obligations constitute indebtedness for the purposes of GAAP, (c) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (d) all obligations of such Person under financing leases and capital leases as defined in accordance with GAAP, (e) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (f) all Guarantee Obligations of such Person (excluding in any calculation of consolidated indebtedness of the Borrower, Guarantee Obligations of the Borrower in respect of primary obligations of any Subsidiary), (g) all reimbursement obligations of such Person for letters of credit and other contingent liabilities, (h) all liabilities secured by any lien (other than liens for taxes not yet due and payable or otherwise being contested in good faith) on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, (i) any repurchase obligation or liability of such Person or any of its Subsidiaries with respect to accounts or notes receivable sold by such Person or any of its Subsidiaries, and (j) such Person's pro rata share of debt in Investment Affiliates and any loans where such Person is liable as a general partner, less, in each instance, the proportionate share of Indebtedness of any minority interest holders. The term "Indebtedness" shall not, however, include any Indebtedness due from any member of the Consolidated Group or any Investment Affiliate solely to a member of the Consolidated Group.

     "Initial Facility Letters of Credit" means Letters of Credit issued by
      ----------------------------------
First Chicago and currently outstanding under the Existing Facility, as described on Exhibit K.
             ---------

     "Insolvency" means insolvency as defined in the United States Bankruptcy
      ----------
Code, as amended.  "Insolvent" when used with respect to a Person, shall refer
                    ---------
to a Person who satisfies the definition of Insolvency.

     "Interest Period" means either an Absolute Interest Period or a LIBOR
      ---------------
Interest Period.

     "Investment Affiliate" means any Person (other than a PSS) in which any
      --------------------
member of the Consolidated Group, directly or indirectly, has an ownership interest, whose financial results are not consolidated using the proportionate share method under GAAP with the financial results of the Consolidated Group in the consolidated financial statements of the Consolidated Group.

     "Invitation for Competitive Bid Quotes" means a written notice to the
      -------------------------------------
Lenders from the Administrative Agent with respect to a Competitive Bid Quote Request in the form attached as Exhibit C-2 hereto.
                                -----------

     "Issuance Date" is defined in Section 3.4(a)(3).
      -------------                -----------------

     "Issuance Notice" is defined in Section 3.4(c).
      ---------------                --------------

     "Issuing Bank" means, with respect to each Facility Letter of Credit, First
      ------------
Chicago, as issuer of such Facility Letter of Credit pursuant to Article III.
                                                                 -----------

     "Lenders" means, collectively, First Chicago, Bankers Trust and the other
      -------
Persons executing this Agreement in such capacity, or any Person which subsequently executes and delivers any amendment hereto in such capacity and each of their respective permitted successors and assigns. Where reference is made to "the Lenders" in any Loan Document it shall be read to mean "all of the Lenders".

     "Lending Installation" means any U.S. office of any Lender authorized to
      --------------------
make loans similar to the Advances described herein.

     "Letter of Credit" of a Person means a letter of credit or similar
      ----------------
instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

     "Letter of Credit Collateral Account" is defined in Section 3.9.
      -----------------------------------                -----------

     "Letter of Credit Request" is defined in Section 3.4(a).
      ------------------------                --------------

     "LIBOR Advance" means an Advance that bears interest at the Adjusted LIBOR
      -------------
Rate, whether a ratable Advance based on the LIBOR Applicable Margin or a Competitive Bid Loan based on a Competitive LIBOR Margin.

     "LIBOR Applicable Margin" is defined on Exhibit A attached hereto and made
      -----------------------                ---------
a part hereof.

     "LIBOR Interest Period" means, with respect to a LIBOR Advance, (i) until
      ---------------------
the date on which the Syndication Agent shall advise the Borrower that the initial syndication of the Facility is completed, a period of one (1) week, and
(ii) thereafter, a period of one (1), two (2), three (3) or six (6) months, as selected in advance by the Borrower.

     "Lien" means any mortgage, pledge, security interest, encumbrance, lien or
      ----
charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code on any property leased to any Person under a lease which is not in the nature of a conditional sale or title retention agreement, or any subordination agreement in favor of another Person).

     "Limited Guarantors" means The Howard Hughes Corporation, a Delaware
      ------------------
corporation, and Howard Hughes Properties, Inc., a Nevada corporation.

     "Limited Guaranty" means that certain guaranty of even date herewith, in
      ----------------
the form of Exhibit D hereto, made jointly and severally by the Limited
            ---------
Guarantors for the benefit of the Lenders.

     "Loan" means, with respect to a Lender, such Lender's portion of any
      ----
Advance.

     "Loan Documents" means this Agreement, the Notes, the Guaranty, the Pledge,
      --------------
the Transition Memorandum and any and all other agreements or instruments required and/or provided to Lenders hereunder or thereunder, as any of the foregoing may be amended from time to time.

     "Majority Lenders" means Lenders in the aggregate having in excess of 50%
      ----------------
of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding in excess of 50% of the aggregate unpaid principal amount of the outstanding Advances.

     "Margin Stock" has the meaning ascribed to it in Regulation U of the Board
      ------------
of Governors of the Federal Reserve System.

     "Material Adverse Effect" means, with respect to any matter, that such
      -----------------------
matter in the Majority Lenders' good faith judgment may reasonably be expected to, (x) materially and adversely affect the business, properties, condition or results of operations of the Consolidated Group taken as a whole (results of operations to be based on Funds From Operations), or (y) constitute a non-frivolous challenge to the validity or enforceability of any material provision of any Loan Document against any obligor party thereto.

     "Material Adverse Financial Change" shall be deemed to have occurred if the
      ---------------------------------
Majority Lenders, in their good faith judgment, determine that a material adverse financial change has occurred which may reasonably be expected to prevent timely repayment of any Advance hereunder or materially impair Borrower's ability to perform its obligations under any of the Loan Documents.

    "Material Subsidiary" means, as of any date, any member of the Consolidated
     -------------------
Group that has assets that represent more than five percent (5%) of the then-current Gross Asset Value.

     "Materials of Environmental Concern" means any gasoline or petroleum
      ----------------------------------
(including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Laws, including, without limitation, asbestos, radon, polychlorinated biphenyls and urea-formaldehyde insulation.

     "Maturity Date" means the Original Maturity Date or, if the Facility is
      -------------
extended pursuant to the terms and conditions of Section 2.2 hereof, the
                                                 -----------
Extended Maturity Date or, in either case, such earlier date on which the principal balance of the Facility and all other sums due in connection with the Facility shall be due as a result of the acceleration of the Facility.

     "Monetary Default" means any Default involving Borrower's failure to pay
      ----------------
any of the Obligations when due.

     "Moody's" means Moody's Investors Service, Inc. and its successors.
      -------

     "Net Asset Value" means, as of any date, (a) then-current Gross Asset Value
      ---------------
less (b) the Consolidated Group's Indebtedness less (c) the Consolidated Group's
----                                           ----
Pro Rata Share of the Indebtedness of each Investment Affiliate which has a property then included in Gross Asset Value plus (d) to the extent treated as
                                            ----
Indebtedness, the liquidation payment due on any preferred stock of any member of the Consolidated Group or such Investment Affiliate.

     "Net Operating Income" means, with respect to any Property, for any period,
      --------------------
earnings from rental operations (computed in accordance with GAAP but without deduction for reserves) attributable to such Property plus depreciation,
                                                      ----
amortization, interest expense and deferred taxes with respect to such Property for such period, and, if such period is less than a year, adjusted by straight lining various ordinary operating expenses which are payable less frequently than once during every such period (e.g., real estate taxes and insurance). The
                                    ----
amounts determined under the preceding sentence shall be adjusted by adding back
(i) the interests of the former Hughes owners pursuant to the Hughes Agreement that were excluded in determining such amounts and (ii) dividends or other distributions accrued with respect to such period on any preferred stock or other preferred security issued by the Borrower which dividends or other distributions are treated as operating expense under GAAP. The Net Operating Income shall be adjusted to include a pro forma amount thereof (as substantiated to the satisfaction of the Administrative Agent) for four (4) quarters for any Property acquired or placed in service

(including, without limitation, the placing into service of any expansion project at a Property costing in excess of $10,000,000) during the quarter and to exclude any Net Operating Income for the prior four (4) quarters from any Property not owned as of the end of the quarter.

     "Non-Recourse Outstanding Indebtedness" means, as of any date, all
      -------------------------------------
outstanding Indebtedness of a Person for which such Person's liability is limited by agreement with the creditors thereunder to the proceeds of certain assets of such Person, less, in the case of Borrower, any other Indebtedness of
                       ----
Borrower included in Recourse Outstanding Indebtedness.

     "Note" means the promissory note payable to the order of each Lender in the
      ----
amount of such Lender's maximum Commitment in the form attached hereto as Exhibit B-1 (collectively, the "Notes").
-----------                     -----

     "Obligations" means the Advances, the Facility Letter of Credit Obligations
      -----------
and all accrued and unpaid fees and all other obligations of Borrower to the Administrative Agent or any or all of the Lenders arising under this Agreement or any of the other Loan Documents.

     "Original Maturity Date" means the Business Day immediately preceding the
      ----------------------
third anniversary of the Agreement Execution Date.

     "Partial Advance" is defined in Section 2.3 hereof.
      ---------------                -----------

     "Participants" is defined in Section 13.2.1 hereof.
      ------------                --------------

     "PBGC" means the Pension Benefit Guaranty Corporation or any entity
      ----
succeeding to any or all of its functions under ERISA.

     "Percentage" means, with respect to each Lender, the applicable percentage
      ----------
of the then-current Aggregate Commitment represented by such Lender's then-current Commitment.

     "Performance Letter of Credit" means any standby Letter of Credit which
      ----------------------------
represents an irrevocable obligation to the beneficiary on the part of the Issuing Bank to make payment on account of any default by the account party in the performance of a nonfinancial or commercial obligation.

     "Permitted Liens" are defined in Section 9.6 hereof.
      ---------------                 -----------

     "Person" means an individual, a corporation, a limited or general
      ------
partnership, a limited liability company, an association, a joint venture or any other entity or organization, including a governmental or political subdivision or an agent or instrumentality thereof.

     "Plan" means an employee benefit plan as defined in Section 3(3) of ERISA,
      ----
whether or not terminated, as to which the Borrower or any member of the Controlled Group may have any liability.

     "Pledge" means that certain Pledge Agreement dated as of the date hereof,
      ------
in the form of Exhibit M hereto, pursuant to which the Borrower and The Hughes Corporation have, among other things, (a) pledged to the Lenders, and granted to the Lenders a first priority perfected security interest in, all of the Pledged Stock, and (b) agreed with the Lenders that they will not sell or encumber in any manner any Indebtedness owed to them by either of the Limited Guarantors.

     "Pledged Stock" means all capital stock of either Limited Guarantor and The
      -------------
Hughes Corporation which is owned, directly or indirectly, by the Borrower or any other member of the Consolidated Group.

     "Preferred Stock Expense" means, for any period, (a) the aggregate dividend
      -----------------------
payments due to the holders of preferred stock of any member of the Consolidated Group, whether payable in cash or in kind, and whether or not actually paid during such period plus (b) the Consolidated Group Pro Rata Share of any such
                   ----
dividend payments due from Investment Affiliates plus (c) dividends or other
                                                 ----
distributions on any preferred stock or other preferred security of any member of the Consolidated Group which dividends or distributions are treated as an operating expense under GAAP, but, with respect to (a), (b) and (c), excluding any dividend payments or other distributions to a member of the Consolidated Group.

     "Property" means each parcel of real property owned or operated by any
      --------
member of the Consolidated Group or any Investment Affiliate.

     "PSS" means any corporation, partnership or other entity as to which both
      ---
(i) the Borrower or any other member of the Consolidated Group owns, directly or indirectly, through one or more intermediaries, or both, 10% or less (or such greater percentage as is permitted under Section 856(c)(3)(I)(B) of the Code, or any successor provision) of the shares of the stock or other ownership interests having the ordinary voting power to elect the board of directors or to designate the other managers of such corporation, partnership or other entity, and (ii) the Borrower or any other member of the Consolidated Group is entitled, directly or indirectly, through one or more intermediaries, or both, to receive at least 90% of the net income or capital distributions of such corporation, partnership or other entity.

     "Purchasers" is defined in Section 13.3.1 hereof.
      ----------                --------------

     "Qualified Officer" means, with respect to any entity, the chief financial
      -----------------
officer, treasurer, chief accounting officer or controller of such entity if it is a corporation or a limited liability company or of such entity's general partner if it is a partnership.

     "Rate Option" means the Alternate Base Rate, the Adjusted LIBOR Rate or the
      -----------
Absolute Rate (only as applicable to Competitive Bid Loans). The Rate Option in effect on any date shall always be the Alternate Base Rate unless the Borrower has properly selected the Adjusted LIBOR Rate pursuant to Section 2.11 hereof or
                                                          ------------
a Competitive Bid Loan pursuant to Section 2.17 hereof.
                                   ------------

     "Recourse Outstanding Indebtedness" means, as of any date of determination,
      ---------------------------------
(i) all Indebtedness (including Subordinated Indebtedness) of the Borrower then outstanding with respect to which recourse is not limited substantially to the proceeds of a specified asset or assets and which meets the requirements for inclusion in one of the two categories defined as "Parent Company Debt" and "Property Debt Carrying a Parent Company Guaranty of Repayment" in the Consolidated Group's financial statements, plus (ii) without duplication, all
                                           ----
Indebtedness (including Subordinated Indebtedness) of any member of the Consolidated Group which is guaranteed in whole or in part by the Borrower and which consists of mortgages and bonds relating to operating properties of subsidiary corporations which are subject to agreements with lenders requiring the Borrower to provide support for operating and debt service costs, where necessary, for defined periods or until specified conditions relating to the operating results of the properties are met, as reflected in the Consolidated Group's financial statements, plus (iii) without duplication, the Consolidated
                              ----
Group Pro Rata Share of any Indebtedness of an Investment Affiliate which is guaranteed in whole or in part by the Borrower if such Indebtedness would be included under clause (ii) of this definition if the obligor on such Indebtedness were a member of the Consolidated Group. The guidelines for inclusion of various types of Indebtedness within the above categories in the Consolidated Group's financial statements shall be those used for the most recent annual financial statements of the Consolidated Group available as of the Agreement Execution Date and such guidelines shall not be changed without the prior written approval of the Administrative Agent, acting with the consent of the Majority Lenders.

     "Regulation D" means Regulation D of the Board of Governors of the Federal
      ------------
Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

     "Reimbursement Obligations" means at any time, the aggregate of the
      -------------------------
Obligations of the Borrower to the Lenders, the Issuing Bank and the Administrative Agent in respect of all unreimbursed payments or disbursements made by the Lenders, the Issuing Bank and the Administrative Agent under or in respect of the Facility Letters of Credit.

     "Reportable Event" means a reportable event as defined in Section 4043 of
      ----------------
ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a

Reportable Event regardless of the issuance of any such waivers in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

     "Required Lenders" means Lenders in the aggregate having at least 66 2/3%
      ----------------
of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding at least 66 2/3% of the aggregate unpaid principal amount of the outstanding Advances.

     "Reserve Requirement" means, with respect to a LIBOR Interest Period, the
      -------------------
maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities.

     "Restricted EBITDA"  means, as of any date, that portion of Adjusted
      -----------------
Combined EBITDA attributable to members of the Consolidated Group or Investment Affiliates which is, as of such date, not permitted to be distributed or dividended to holders of ownership interests in such entities as a result of any contractual restriction on the payment or distribution of dividends or current income.

     "Retail Property" means a shopping center or other retail development
      ---------------
containing more than one retail tenant in which at least 90% of the Net Operating Income from such center or development is attributable to retail uses.

     "S&P" means Standard & Poor's Corporation and its successors.
      ---

     "Secured Outstanding Indebtedness" means, as of any date of determination,
      --------------------------------
the sum of (a) the aggregate principal amount of all Indebtedness (other than Indebtedness under this Facility or the Bridge Facility) of the Consolidated Group outstanding at such date which is secured by a Lien on any asset or Capital Stock of any member of the Consolidated Group, including without limitation loans secured by mortgages, stock, or partnership interests, plus (b)
                                                                        ----
the aggregate principal amount of all unsecured Indebtedness of any member of the Consolidated Group other than the Borrower outstanding at such date, less
                                                                         ----
the aggregate principal amount of all Indebtedness of any member of the Consolidated Group that is a single purpose, pass-through entity that serves solely as a vehicle for the Borrower to obtain financing, without duplication of any Indebtedness included under clause (a) of this definition and provided that, with respect to unsecured Indebtedness of any member of the Consolidated Group other than the Borrower, the amount of such unsecured Indebtedness which must be included in Secured Outstanding Indebtedness shall not exceed the book value, as determined under GAAP, of all assets of such member of the Consolidated Group plus (c) the Consolidated Group's Pro Rata Share of any Indebtedness of an
----
Investment Affiliate outstanding at such date which (i) is to a Person other than a member of the Consolidated Group and (ii) with respect to any unsecured Indebtedness of such Investment Affiliate, does not exceed the Consolidated Group's Pro Rata share of the book value, as determined under GAAP, of all assets of such Investment Affiliate, without duplication of any Indebtedness included under clause (a) or clause (b) of this definition, provided, that Indebtedness for purposes of clauses (b) and (c) of
            --------
this definition shall be deemed to include any current trade liabilities and other accounts payable (other than Subordinated Indebtedness) of the members of the Consolidated Group (other than the Borrower) and Investment Affiliates described in such clauses (b) and (c) due to Persons other than members of the Consolidated Group.

    "Status" is defined on Exhibit A attached hereto and made a part hereof.
     ------                ---------

    "Step-Up Date" means the first to occur of (i) the first anniversary of the
     ------------
Agreement Execution Date and (ii) the Bridge Facility Retirement Date.

    "Subordinated Indebtedness" means any Indebtedness of a member of the
     -------------------------
Consolidated Group which is subordinated to this Facility on terms satisfactory to the Administrative Agent, but excluding any Indebtedness due from one member of the Consolidated Group solely to one or more other members of the Consolidated Group.

    "Subsidiary" means as to any Person, a corporation, partnership or other
     ----------
entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by the Borrower, and provided such corporation, partnership or other entity is consolidated with the Borrower for financial reporting purposes under GAAP.

    "Syndication Agent" means Bankers Trust.
     -----------------

    "Total Outstanding Indebtedness" means, as of any date, (a) all Indebtedness
     ------------------------------
of the Consolidated Group then outstanding less (b) all "current liabilities" of
                                           ----
the Consolidated Group, as defined under GAAP to the extent not already excluded in the definition of Indebtedness plus (c) the Consolidated Group's Pro Rata
                                  ----
Share of all Indebtedness (other than such "current liabilities") of Investment Affiliates then outstanding and owing to parties other than the members of the Consolidated Group, without duplication of any such items, provided, that
                                                           --------
Indebtedness for purposes of clauses (b) and (c) of this definition shall be deemed to include any current trade liabilities and other accounts payable (other than Subordinated Indebtedness) of the members of the Consolidated Group (other than the Borrower) and Investment Affiliates described in such clauses
(b) and (c) due to Persons other than members of the Consolidated Group.

    "Transferee" is defined in Section 13.4 hereof.
     ----------                ------------

    "Transition Memorandum" is defined in Section 5.1(o) hereof.
     ---------------------                --------------

    "TrizecHahn Acquisition" means the acquisition by the Borrower of certain
     ----------------------
assets from TrizecHahn Centers Inc., pursuant to the TrizecHahn Agreement.

    "TrizecHahn Agreement" means that certain Asset Purchase Agreement among the
     --------------------
Borrower and Westfield America, Inc., as purchasers, and TrizecHahn Centers Inc., as seller, dated as of April 6, 1998, pursuant to which the parties thereto have agreed to consummate the TrizecHahn Acquisition.

    "Undeveloped Land Holdings" means land owned by a member of the Consolidated
     -------------------------
Group or an Investment Affiliate which either (i) is intended to be developed for rental-income purposes (other than single family or multifamily residential uses), (ii) is unimproved and not yet zoned for development, or (iii) is land subdivided into parcels or lots having adequate access and utility service for further development or sale as improved parcels or lots, but in each case upon which no construction of foundations or other material on-site improvements have begun.

    "Unlimited Guarantor" means The Howard Research And Development Corporation,
     -------------------
a Maryland corporation.

    "Unlimited Guaranty" means that certain guaranty of even date herewith, in
     ------------------
the form of Exhibit D-1 hereto, made by the Unlimited Guarantor for the benefit of the Lenders.

    "Year 2000 Issues" means anticipated costs, problems and uncertainties
     ----------------
associated with the inability of certain computer applications to effectively handle data including dates on and after January 1, 2000, as such inability affects the business, operations and financial condition of any member of the Consolidated Group and any of their material customers, suppliers and vendors.

    "Year 2000 Program" is defined in Section 6.26.
     -----------------                ------------

    The foregoing definitions shall be equally applicable to both the singular and the plural forms of the defined terms.

    1.2   Financial Standards.  All financial computations required of a Person
          -------------------
under this Agreement shall be made, and all financial information required under this Agreement shall be prepared, in accordance with GAAP, except that if any Person's financial statements are not audited, such Person's financial statements shall be prepared in accordance with the same sound accounting principles utilized in connection with the financial information submitted to Lenders with respect to the Consolidated Group or the Properties in connection with this Agreement and shall be certified by a Qualified Officer of such Person.

                                  ARTICLE II

                                 THE FACILITY
                                 ------------

     2.1  The Facility.  Subject to the terms and conditions of this Agreement
          ------------
and in reliance upon the representations and warranties of the Borrower contained herein, Lenders agree to make Advances through the Administrative Agent to the Borrower from time to time prior to the Maturity Date, provided
                                                                    --------
that the making of any such Advance will not cause the then Allocated Facility
----
Amount to exceed the then-current Aggregate Commitment. The Advances may be ratable Alternate Base Rate Advances, ratable LIBOR Advances or non-pro rata Competitive Bid Loans. Except as provided in Sections 2.17 hereof, each Lender
                                              -------------
shall fund its Percentage of each such Advance and no Lender will be required to fund any amounts which, when aggregated with such Lender's Percentage of (i) all other Advances (other than Competitive Bid Loans) then outstanding and (ii) all then-current Facility Letter of Credit Obligations would exceed such Lender's then-current Commitment. This facility ("Facility") is a revolving credit
                                          --------
facility and, subject to the provisions of this Agreement, the Borrower may request Advances hereunder, repay such Advances and reborrow Advances at any time prior to the Maturity Date. The Facility created by this Agreement, and the Commitment of each Lender to lend hereunder, shall terminate on the Maturity Date, unless sooner terminated in accordance with the terms of this Agreement.

     2.2  Principal Payments and Extension Option.  Any outstanding Advances
          ---------------------------------------
(other than Competitive Bid Loans) and all other unpaid Obligations shall be paid in full by the Borrower on the Maturity Date. Each Competitive Bid Loan shall be paid in full on the last day of the applicable Interest Period as described in Section 2.17 below. The Original Maturity Date can be extended for
             ------------
a single extension period of one year upon notice to the Administrative Agent not later than 90 days prior to the Original Maturity Date with respect to such extension (the "Extension Notice"), if (i) no Default has occurred and is continuing at the time of the Extension Notice and at the Original Maturity Date, (ii) all of the covenants of the Borrower hereunder are being complied with at the time of the Extension Notice and at the Original Maturity Date, and
(iii) the Borrower pays, along with the Extension Notice, an extension fee to the Administrative Agent for the account of each Lender equal to 0.10% of the then-current Commitment of such Lender.

     2.3  Requests for Advances; Responsibility for Advances.  Ratable Advances
          --------------------------------------------------
shall be made available to Borrower by Administrative Agent in accordance with
Section 2.1 and Section 2.11(a) hereof.  The obligation of each Lender to fund
-----------     ---------------
its Percentage of each ratable Advance shall be several and not joint.

     2.4  Evidence of Credit Extensions.  The Advances of each Lender
          -----------------------------
outstanding at any time (other than Competitive Bid Loans) shall be evidenced by the Notes. Each Note executed by the Borrower shall be in a maximum principal amount equal to each Lender's Percentage of the Aggregate Commitment. Each Lender shall record Advances (other than Competitive Bid

Loans) and principal payments thereof on the schedule attached to its Note or, at its option, in its records, and each Lender's record thereof shall be conclusive absent Borrower furnishing to such Lender conclusive and irrefutable evidence of an error made by such Lender with respect to that Lender's records. Notwithstanding the foregoing, the failure to make, or an error in making, a notation with respect to any Advance shall not limit or otherwise affect the obligations of Borrower hereunder or under the Notes to pay the amount actually owed by Borrower to Lenders.

     2.5  Ratable and Non-Pro Rata Loans.  Each Advance hereunder shall consist
          ------------------------------
of Loans made from the several Lenders ratably in proportion to their Percentages, except for Competitive Bid Loans which may be made on a non-pro rata basis by one or more of the Lenders in accordance with Section 2.17. The
                                                            ------------
ratable Advances may be Alternate Base Rate Advances, LIBOR Advances or a combination thereof, selected by the Borrower in accordance with Sections 2.10
                                                                 -------------
and 2.11.
    ----

     2.6  LIBOR Applicable Margins.  The LIBOR Applicable Margin to be used in
          ------------------------
calculating the interest rate applicable to different types of LIBOR Advances shall vary from time to time in accordance with the Borrower's long term senior unsecured debt ratings as shown on Exhibit A.
                                   ---------

     2.7  Facility Fee.  The Borrower agrees to pay to the Administrative Agent
          ------------
for the account of each Lender a facility fee (the "Facility Fee") from the
                                                    ------------
Agreement Execution Date to and including the Maturity Date, calculated on a per diem basis at the Facility Fee Rate on the amount of such Lender's Commitment on such day, payable quarterly in arrears on the last day of each calendar quarter hereafter beginning September 30, 1998 and on the Maturity Date.

     2.8  Other Fees.  The Borrower shall pay the fee due to the Administrative
          ----------
Agent in connection with Competitive Bid Loans as described in Section 2.17.
                                                               ------------
The Borrower agrees to pay all other fees payable to the Administrative Agent, the Syndication Agent and the Arrangers pursuant to the Borrower's prior letter agreements with them.

     2.9  Minimum Amount of Each Advance.  Each LIBOR Advance (other than
          ------------------------------
Competitive Bid Loans) shall be in the minimum amount of $5,000,000 (and in multiples of $1,000,000 if in excess thereof), and each Alternate Base Rate Advance shall be in the minimum amount of $1,000,000 (and in multiples of $100,000 if in excess thereof), provided, however, that any Alternate Base Rate Advance may be in the amount of the unused Aggregate Commitment.

     2.10 Interest.
          --------

          (a) The outstanding principal balance under the Notes shall bear interest from time to time at a rate per annum equal to:

                (i)   the Alternate Base Rate; or

                (ii) at the election of Borrower with respect to all or portions of the Loans, the Adjusted LIBOR Rate.

           (b) All interest shall be calculated for actual days elapsed on the basis of a 360-day year. Interest accrued on each Alternate Base Rate Advance shall be payable in arrears on (i) the first day of each calendar month, commencing with the first such date to occur after the date hereof, and (ii) the Maturity Date or such earlier date on which such Alternate Base Rate Advance is due and payable. Interest accrued on each LIBOR Advance shall be payable in arrears on the earliest of (i) the first day of each calendar quarter, commencing with the first such date to occur after the date hereof, (ii) the last day of the applicable LIBOR Interest Period, (iii) any date on which such LIBOR Advance is prepaid, whether by acceleration or otherwise, and (iv) the Maturity Date or such earlier date on which such LIBOR Advance is due and payable. Interest shall not be payable for the day of any payment on the amount paid if payment is received by Administrative Agent prior to noon (Chicago time). If any payment of principal or interest under the Notes shall become due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a payment of principal, such extension of time shall be included in computing interest due in connection with such payment; provided that for purposes of Section 10.1 hereof, any payments of
                                            ------------
principal described in this sentence shall be considered to be "due" on such next succeeding Business Day.

     2.11  Selection of Rate Options and LIBOR Interest Periods.
           ----------------------------------------------------

           (a) Borrower, from time to time, may select the Rate Option and, in the case of each LIBOR Advance, the commencement date (which shall be a Business
Day) and the length of the LIBOR Interest Period applicable to each LIBOR Advance. Borrower shall give Administrative Agent irrevocable notice (a "Borrowing Notice") not later than 11:00 a.m. (Chicago time) (i) at least one
 ----------------
Business Day prior to an Alternate Base Rate Advance, and (ii) at least three
(3) Business Days prior to a ratable LIBOR Advance, specifying:

                (i) the Borrowing Date, which shall be a Business Day, of such Advance,

                (ii)   the aggregate amount of such Advance,

                (iii)  the type of Advance selected, and

                (iv) in the case of each LIBOR Advance, the LIBOR Interest Period applicable thereto.

     The Borrower shall also deliver together with each Borrowing Notice the compliance certificate required in Section 5.2 and otherwise comply with the
                                   -----------
conditions set forth in

Section 5.2 for Advances. Administrative Agent shall provide each Lender by
-----------
facsimile with a copy of each Borrowing Notice and compliance certificate on the same Business Day it is received.

     Not later than noon (Chicago time) on each Borrowing Date, each Lender shall make available its Loan or Loans, in funds immediately available in Chicago to the Administrative Agent. Administrative Agent will promptly make the funds so received from the Lenders available to the Borrower.

          (b) Administrative Agent shall, as soon as practicable after receipt of a Borrowing Notice, determine the Adjusted LIBOR Rate applicable to the requested ratable LIBOR Advance and inform Borrower and Lenders of the same. Each determination of the Adjusted LIBOR Rate by Administrative Agent shall be conclusive and binding upon Borrower in the absence of manifest error.

          (c) If Borrower shall prepay a LIBOR Advance other than on the last day of the LIBOR Interest Period applicable thereto, Borrower shall be responsible to pay all amounts due to Lenders as required by Section 4.4 hereof.
                                                             -----------
The Lenders shall not be obligated to match fund their LIBOR Advances.

          (d) As of the end of each LIBOR Interest Period selected for a ratable LIBOR Advance, the interest rate on the LIBOR Advance will become the Alternate Base Rate, unless Borrower has once again selected a LIBOR Interest Period in accordance with the timing and procedures set forth in Section
                                                                 -------
2.11(g).
-------

          (e) The right of Borrower to select the Adjusted LIBOR Rate for an Advance pursuant to this Agreement is subject to the availability to Lenders of a similar option. If Administrative Agent determines that (i) deposits of Dollars in an amount approximately equal to the LIBOR Advance for which the Borrower wishes to select the Adjusted LIBOR Rate are not generally available at such time in the London interbank eurodollar market, or (ii) the rate at which the deposits described in subsection (i) herein are being offered will not adequately and fairly reflect the costs to Lenders of maintaining an Adjusted LIBOR Rate on an Advance or of funding the same in such market for such LIBOR Interest Period, or (iii) reasonable means do not exist for determining an Adjusted LIBOR Rate, or (iv) the Adjusted LIBOR Rate would be in excess of the maximum interest rate which Borrower may by law pay, then in any of such events, Administrative Agent shall so notify Borrower and Lenders and such Advance shall bear interest at the Alternate Base Rate.

          (f) In no event may Borrower elect a LIBOR Interest Period which would extend beyond the then-current Maturity Date at the time of such election. Unless the Administrative Agent agrees thereto, in no event may Borrower have more than six (6) different LIBOR Interest Periods for LIBOR Advances outstanding at any one time.

          (g)  Conversion and Continuation.
               ---------------------------

                 (i) Borrower may elect from time to time, subject to the other provisions of this Section 2.11, to convert all or any part of a
                             ------------
          ratable Advance into any other type of Advance; provided that any conversion of a ratable LIBOR Advance shall be made on, and only on, the last day of the LIBOR Interest Period applicable thereto.

                (ii) Alternate Base Rate Advances shall continue as Alternate Base Rate Advances unless and until such Alternate Base Rate Advances are converted into ratable LIBOR Advances pursuant to a Conversion/Continuation Notice from Borrower in accordance with

          Section 2.11(g)(iv).  Ratable LIBOR Advances shall continue until the
          -------------------
          end of the then applicable LIBOR Interest Period therefor, at which time each such LIBOR Advance shall be automatically converted into an Alternate Base Rate Advance unless the Borrower shall have given the Administrative Agent a Conversion/Continuation Notice in accordance with Section 2.11(g)(iv) requesting that, at the end of such LIBOR
               -------------------
          Interest Period, such LIBOR Advance continue as a ratable LIBOR Advance for the same or another LIBOR Interest Period.

               (iii)  Notwithstanding anything to the contrary contained in

          Sections 2.11(g)(i) or (g)(ii), no Advance may be converted into a
          -------------------    -------
          LIBOR Advance or continued as a LIBOR Advance (except with the consent of the Majority Lenders) when any Monetary Default or Event of Default has occurred and is continuing.

                (iv) The Borrower shall give the Administrative Agent irrevocable notice (a "Conversion/Continuation Notice") of each
                                 ------------------------------
          conversion of an Advance or continuation of a LIBOR Advance not later than 11:00 a.m. (Chicago time) on the Business Day immediately preceding the date of the requested conversion, in the case of a conversion into an Alternate Base Rate Advance, or 11:00 a.m. (Chicago time) at least three (3) Business Days prior to the date of the requested conversion or continuation, in the case of a conversion into or continuation of a ratable LIBOR Advance, specifying: (1) the requested date (which shall be a Business Day) of such conversion or continuation; (2) the amount and type of the Advance to be converted or continued; and (3) the amounts and type(s) of Advance(s) into which such Advance is to be converted or continued and, in the case of a conversion into or continuation of a ratable LIBOR Advance, the duration of the LIBOR Interest Period applicable thereto.

     2.12 Method of Payment.  All payments of the Obligations hereunder shall be
          -----------------
made, without set-off, deduction, or counterclaim, in immediately available funds to Administrative Agent at Administrative Agent's address specified herein, or at any other Lending Installation of Administrative Agent specified in writing by Administrative Agent to Borrower, by noon (local time) on the date when due and shall be applied ratably by Administrative Agent among the Lenders. All payments received by the Administrative Agent from the Borrower for the account of the Lenders shall be disbursed to the applicable Lenders no later than the next Business Day following the day such payment is received in good funds by the Administrative Agent. If payments received by the Administrative Agent from the Borrower are not disbursed to the applicable Lenders the same day as they are received, such funds shall be invested overnight by the Administrative Agent and each Lender will receive its Percentage of any interest so earned. The Lenders acknowledge that the Administrative Agent does not guarantee any particular level of return on the overnight funds and that the Administrative Agent will invest such funds as it deems prudent from time to time.

     2.13  Default.  During the continuance of a Monetary Default or an Event of
           -------
Default, at the election of the Majority Lenders, by notice to Borrower, outstanding Advances shall bear interest at the applicable Default Rates until such Monetary Default or Event of Default ceases to exist or the Obligations are paid in full.

     2.14  Lending Installations.  Each Lender may book its Advances at any
           ---------------------
Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Notes shall be deemed held by each Lender for the benefit of such Lending Installation. Each Lender may, by written or telex notice to the Administrative Agent and Borrower, designate a Lending Installation through which Advances will be made by it and for whose account payments are to be made.

     2.15  Non-Receipt of Funds by Administrative Agent.  Unless Borrower or a
           --------------------------------------------
Lender, as the case may be, notifies Administrative Agent prior to the date on which it is scheduled to make payment to Administrative Agent of (i) in the case of a Lender, its portion of an Advance, or (ii) in the case of Borrower, principal, interest or fees to the Administrative Agent for the account of the Lenders, that it does not intend to make such payment, Administrative Agent may assume that such payment has been made. Administrative Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or Borrower, as the case may be, has not in fact made such payment to Administrative Agent, the recipient of such payment shall, on demand by Administrative Agent, repay to Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by Administrative Agent until the date Administrative Agent recovers such amount at a rate per annum equal to (i) in the case of payment by a Lender, the Federal Funds Effective Rate (as determined by Administrative Agent) for such day or (ii) in the case of payment by Borrower, the interest rate applicable to the relevant Advance.

     2.16  Application of Moneys Received.  All moneys collected or received by
           ------------------------------
the Administrative Agent on account of the Facility directly or indirectly, shall be applied in the following order of priority:

                    (i) to the payment of all reasonable costs incurred in the collection of such moneys of which the Administrative Agent shall have given notice to the Borrower;

                    (ii) to the reimbursement of any yield protection due to any of the Lenders in accordance with Section 4.1;
                                                 -----------

                    (iii) to the payment of any fee due pursuant to Section
                                                                    -------
           3.8(b) in connection with the issuance of a Facility Letter of Credit
           ------
           to the Issuing Bank, to the payment of the Facility Fee and Facility Letter of Credit Fee to the Lenders, if then due, and to the payment of all fees to the Administrative Agent and Competitive Bid Option Agent, on a pro rata basis;

                    (iv) first to interest until paid in full and then to principal for all Lenders (other than Defaulting Lenders) (a) as allocated by the Borrower (unless an Event of Default exists) between Competitive Bid Loans and ratable Advances (the amount allocated to ratable Advances to be distributed on a pro rata basis in accordance with the respective Percentages of the Lenders) or (b) if an Event of Default exists, on a pro rata basis in accordance with the respective Percentages of the Lenders;

                    (v) any other sums due to the Administrative Agent or any Lender under any of the Loan Documents; and

                    (vi) to the payment of any sums due to each Defaulting Lender as their respective Percentages appear (provided that Administrative Agent shall have the right to set-off against such sums any amounts due from each Defaulting Lender).

     2.17  Competitive Bid Loans.
           ---------------------

           (a) Competitive Bid Option.  From and after the Bridge Facility
               ----------------------
Retirement Date, in addition to ratable Advances pursuant to Section 2.5, but
                                                             -----------
subject to the terms and conditions of this Agreement (including, without limitation the limitation set forth in Section 2.1 as to the maximum Allocated
                                       -----------
Facility Amount), the Borrower may, as set forth in this Section 2.17, request
                                                         ------------
the Lenders, prior to the Maturity Date, to make offers to make Competitive Bid Loans to the Borrower. Each Lender may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section 2.17. Competitive Bid Loans shall be
                                ------------
evidenced by the Competitive Bid Notes.

          (b)  Competitive Bid Quote Request.  When the Borrower wishes to
               -----------------------------
request offers to make Competitive Bid Loans under this Section 2.17, it shall
                                                        ------------
transmit to the Competitive Bid Option Agent by telecopy a Competitive Bid Quote Request substantially in the form of Exhibit C-1 hereto so as to be received no
                                     -----------
later than (i) 10:00 a.m. (Chicago time) at least four (4) Business Days prior to the Borrowing Date proposed therein, in the case of a request for a Competitive LIBOR Margin or (ii) 9:00 a.m. (Chicago time) at least one Business Day prior to the Borrowing Date proposed therein, in the case of a request for an Absolute Rate specifying:

                    (i) the proposed Borrowing Date for the proposed Competitive Bid Loan,

                    (ii) the requested aggregate principal amount of such Competitive Bid Loan,

                    (iii) whether the Competitive Bid Quotes requested are to set forth a Competitive LIBOR Margin or an Absolute Rate, or both, and

                    (iv) the LIBOR Interest Period, if a Competitive LIBOR Margin is requested, or the Absolute Interest Period, if an Absolute Rate is requested.

The Borrower may request offers to make Competitive Bid Loans for more than one (but not more than five) Interest Period in a single Competitive Bid Quote Request. No Competitive Bid Quote Request shall be given if two (2) other Competitive Bid Quote Requests have already been made during the preceding 30 days. A Competitive Bid Quote Request that does not conform substantially to the form of Exhibit C-1 hereto shall be rejected, and the Competitive Bid Option
            -----------
Agent shall promptly notify the Borrower of such rejection by telecopy.

          (c)  Invitation for Competitive Bid Quotes.  Promptly after receipt of
               -------------------------------------
a Competitive Bid Quote Request that is not rejected pursuant to Section
                                                                 -------
2.17(b), the Competitive Bid Option Agent shall send to each of the Lenders by telecopy an Invitation for Competitive Bid Quotes substantially in the form of Exhibit C-2 hereto, which shall constitute an invitation by the Borrower to each
-----------
Lender to submit Competitive Bid Quotes offering to make the Competitive Bid Loans to which such Competitive Bid Quote Request relates in accordance with this Section 2.17.
     ------------

          (d)  Submission and Contents of Competitive Bid Quotes.
               -------------------------------------------------

                    (i) Each Lender may, in its sole discretion, submit a Competitive Bid Quote containing an offer or offers to make Competitive Bid Loans in response to any Invitation for Competitive Bid Quotes. Each Competitive Bid Quote must comply with the requirements of this Section 2.17(d) and must be submitted to the
                               ---------------
          Competitive Bid Option Agent by telex or telecopy at its offices not later than (a) 2:00 p.m. (Chicago time) at least four (4) Business Days prior to the proposed Borrowing Date, in the case of a request for a Competitive LIBOR Margin or (b) 9:00 a.m. (Chicago time) on the proposed Borrowing Date, in the case of a request for an Absolute Rate (or, in either case upon reasonable prior notice to the Lenders, such other time and rate as the Borrower and the Competitive Bid Option Agent may agree); provided that Competitive Bid Quotes submitted by
                            --------
          First Chicago may only be submitted if First Chicago notifies the Borrower of the terms of the offer or offers contained therein no later than 30 minutes prior to the latest time at which the relevant Competitive Bid Quotes must be submitted by the other Lenders.
          Subject to the Borrower's compliance with all other conditions to disbursement herein, any Competitive Bid Quote so made shall be irrevocable except with the written consent of the Competitive Bid Option Agent given on the instructions of the Borrower.

                    (ii) Each Competitive Bid Quote shall be in substantially the form of Exhibit C-3 hereto and shall in any case specify:
                      -----------

                          (a) the proposed Borrowing Date and the proposed
               Interest Period, which shall be the same as that set forth in the applicable Invitation for Competitive Bid Quotes,

                          (b) the principal amount of the Competitive Bid Loan
               for which each such offer is being made, which principal amount
               (1) may be greater than, less than or equal to the Commitment of the quoting Lender, (2) must be at least $10,000,000 and an integral multiple of $1,000,000, and (3) may not exceed the principal amount of Competitive Bid Loans for which offers are requested,

                          (c) as applicable, the Competitive LIBOR Margin and
               Absolute Rate offered for each such Competitive Bid Loan, and

                          (d) the identity of the quoting Lender.

                    (iii) The Competitive Bid Option Agent shall reject any Competitive Bid Quote that:

                         (a)  is not substantially in the form of Exhibit C-3
                                                                  -----------
               hereto or does not specify all of the information required by
               Section 2.17(d)(ii),
               -------------------

                         (b) contains a minimum amount or other qualifying, conditional or similar language, other than any such language contained in Exhibit C-3 hereto,
                            -----------

                         (c) proposes terms other than or in addition to those set forth in the applicable Invitation for Competitive Bid Quotes, or

                         (d)  arrives after the time set forth in Section
                                                                  -------
               2.17(d)(i).
               ----------

          If any Competitive Bid Quote shall be rejected pursuant to this
          Section 2.17(d)(iii), then the Competitive Bid Option Agent shall
          --------------------
          notify the relevant Lender of such rejection as soon as practical.

          (e)  Notice to Borrower.  The Competitive Bid Option Agent shall
               ------------------
promptly notify the Borrower of the terms (i) of any Competitive Bid Quote submitted by a Lender that is in accordance with Section 2.17(d) and (ii) of any
                                                 ---------------
Competitive Bid Quote that amends, modifies or is otherwise inconsistent with a previous Competitive Bid Quote submitted by such Lender with respect to the same Competitive Bid Quote Request. Any such subsequent Competitive Bid Quote shall be disregarded by the Competitive Bid Option Agent unless such subsequent Competitive Bid Quote specifically states that it is submitted solely to correct a manifest error in such former Competitive Bid Quote. The Competitive Bid Option Agent's notice to the Borrower shall specify the aggregate principal amount of Competitive Bid Loans for which offers have been received for each Interest Period specified in the related Competitive Bid Quote Request and the respective principal amounts and Competitive LIBOR Margins or Absolute Rate, as the case may be, so offered.

          (f)  Acceptance and Notice by Borrower.  Not later than (i) 10:00 a.m.
               ---------------------------------
(Chicago time) at least three (3) Business Days prior to the proposed Borrowing Date in the case of a request for a Competitive LIBOR Margin or (ii) 10:00 a.m. (Chicago time) on the proposed Borrowing Date, in the case of a request for an Absolute Rate (or, in either case upon reasonable prior notice to the Lenders, such other time and date as the Borrower and the Competitive Bid Option Agent may agree), the Borrower shall notify the Competitive Bid Option Agent of its acceptance or rejection of the offers so notified to it pursuant to Section
                                                                    -------
2.17(e); provided, however, that the failure by the Borrower to give such notice
-------  --------  -------
to the Competitive Bid Option Agent shall be deemed to be a rejection of all such offers. In the case of acceptance, such notice (a "Competitive Bid
                                                         ---------------
Borrowing Notice") shall specify the aggregate principal amount of offers for
----------------
each Interest Period that are accepted. The Borrower may accept any Competitive Bid Quote in whole or in part (subject to the terms of Section 2.17(d)(iii)),
                                                       --------------------
provided that:
--------

                    (i) the aggregate principal amount of all Competitive Bid Loans to be disbursed on a given Borrowing Date may not exceed the applicable amount set forth in the related Competitive Bid Quote Request,

                    (ii) acceptance of offers may only be made on the basis of ascending Competitive LIBOR Margins or Absolute Rates, as the case may be, and

                    (iii) the Borrower may not accept any offer that is described in Section 2.17(d)(iii) or that otherwise fails to comply
                       --------------------
          with the requirements of this Agreement.

          (g)  Allocation by Administrative Agent.  If offers are made by two
               ----------------------------------
(2) or more Lenders with the same Competitive LIBOR Margins or Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which offers are accepted for the related Interest Period, the principal amount of Competitive Bid Loans in respect of which such offers are accepted shall be allocated by the Competitive Bid Option Agent among such Lenders as nearly as possible (in such multiples, not greater than $1,000,000, as the Competitive Bid Option Agent may deem appropriate) in proportion to the aggregate principal amount of such offers. Allocations by the Competitive Bid Option Agent of the amounts of Competitive Bid Loans shall be conclusive in the absence of manifest error. The Competitive Bid Option Agent shall promptly, but in any event on the same Business Day, notify the Administrative Agent and each Lender of its receipt of a Competitive Bid Borrowing Notice and the principal amounts of the Competitive Bid Loans allocated to each participating Lender.

          (h)  Administration Fee.  The Borrower hereby agrees to pay to the
               ------------------
Competitive Bid Option Agent an administration fee of $1,000 per each Competitive Bid Quote Request transmitted by the Borrower to the Competitive Bid Option Agent pursuant to Section 2.17(b). Such administration fee shall be
                         ---------------
payable monthly in arrears on the first Business Day of each month and on the Maturity Date (or such earlier date on which the Aggregate Commitment shall terminate or be cancelled) for any period then ending for which such fee, if any, shall not have been theretofore paid.

          (i)  Other Terms.  Any Competitive Bid Loan shall not reduce the
               -----------
Commitment of the Lender making such Competitive Bid Loan, and each such Lender shall continue to be obligated to fund its full percentage of all pro rata Advances under the Facility. In no event shall the aggregate amount of all Competitive Bid Loans at any time exceed fifty percent (50%) of the then Aggregate Commitment. Competitive Bid Loans may not be continued and, if not repaid at the end of the Interest Period applicable thereto, shall (subject to the conditions set forth in this Agreement) be replaced by new Competitive Bid Loans made in accordance with this Section 2.17 or by ratable Advances in
                                   ------------
accordance with Section 2.11.
                ------------

     2.18  Voluntary Reduction of Aggregate Commitment Amount.  Upon at least
           --------------------------------------------------
three (3) Business Days prior irrevocable written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent, Borrower shall have the right, without premium or penalty, to terminate the Aggregate Commitment in whole or in part provided that (a) Borrower may not reduce the Aggregate Commitment below the Allocated Facility Amount at the time of such requested reduction, and (b) any such partial termination shall be in the minimum aggregate amount of Ten Million Dollars ($10,000,000.00) or any integral multiple of Ten Million Dollars ($10,000,000.00) in excess thereof. Any partial termination of the Aggregate Commitment shall be applied pro rata to each Lender's Commitment.

     2.19  The Pledge.  The Borrower and The Hughes Corporation have executed
           ----------
and delivered the Pledge to the Lenders and delivered the Pledged Stock to the Administrative Agent for the purpose of providing further security for the full payment and performance of all of the Obligations. The Pledge shall remain in full force and effect until such time as the "Limitation End Date" (as defined in Paragraph 1 of the Limited Guaranty) has occurred and the Limited Guarantors
   -----------
have become fully liable under the Limited Guaranty. At the request of the Administrative Agent made after the Limitation End Date has occurred, the Lenders shall, at the Borrower's sole cost and expense, execute and deliver to the Borrower an instrument terminating and releasing the Pledge, and the Administrative Agent shall deliver to the Borrower all of the Pledged Stock.


                                  ARTICLE III

                       THE LETTER OF CREDIT SUBFACILITY
                       --------------------------------

     3.1   Obligation to Issue.  Subject to the terms and conditions of this
           -------------------
Agreement and in reliance upon the representations and warranties of the Borrower and the Guarantors herein set forth, First Chicago hereby agrees to issue for the account of Borrower, as an "Issuing Bank", one or more Facility Letters of Credit in accordance with this Article III, from time to time during
                                          -----------
the period commencing on the Agreement Execution Date and ending on a date one Business Day prior to the Maturity Date. The Issuing Bank shall be First Chicago. The Initial Facility Letters of Credit previously issued for the benefit of Borrower by First Chicago, one of the Lenders, are hereby acknowledged to be Facility Letters of Credit properly issued hereunder as the Agreement Execution Date by an Issuing Bank entitled to all the rights and benefits hereunder (other than payment of an Issuance Fee) and with respect to which each Lender will receive Facility Letter of Credit Fees while such Facility Letters of Credit remain outstanding and the Borrower will pay all Reimbursement Obligations related thereto.

     3.2  Types and Amounts. The Issuing Bank shall not have any obligation to:
          -----------------

                    (i) issue any Facility Letter of Credit if the aggregate maximum amount then available for drawing under Letters of Credit issued by such Issuing Bank, after giving effect to the Facility Letter of Credit requested hereunder, shall exceed any "loans-to-a-single-borrower" or other lending limit imposed by law or regulation upon such Issuing Bank;

                    (ii) issue any Facility Letter of Credit if, after giving effect thereto, either (1) the then applicable Allocated Facility Amount would exceed the then current Aggregate Commitment, or (2) the Facility Letter of Credit Obligations would exceed $25,000,000; or

                    (iii) issue any Facility Letter of Credit having an expiration date, or containing an automatic extension provision to extend such date, to a date which is after the Business Day immediately preceding the Maturity Date.

     3.3  Conditions. In addition to being subject to the satisfaction of the
          ----------
conditions contained in Article V hereof, the obligation of the Issuing Bank to
                        ---------
issue any Facility Letter of Credit is subject to the satisfaction in full of the following conditions:

                    (i) the Borrower shall have delivered to the Issuing Bank at such times and in such manner as the Issuing Bank may reasonably prescribe such documents and materials as may be reasonably required pursuant to the terms of the proposed Facility Letter of Credit (it being understood that if any inconsistency exists between such documents and the Loan Documents, the terms of the Loan Documents shall control) and the proposed Facility Letter of Credit shall be reasonably satisfactory to the Issuing Bank as to form and content;

                    (ii) as of the date of issuance, no order, judgment or decree of any court, arbitrator or governmental authority shall purport by its terms to enjoin or restrain the Issuing Bank from issuing the requested Facility Letter of Credit and no law, rule or regulation applicable to the Issuing Bank and no request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over the Issuing Bank shall prohibit or request that the Issuing Bank refrain from the issuance of Letters of Credit generally or the issuance of the requested Facility Letter or Credit in particular; and

                    (iii) there shall not exist any Default or Event of Default.

     3.4  Procedure for Issuance of Facility Letters of Credit.
          ----------------------------------------------------

          (a) Borrower shall give the Issuing Bank and the Administrative Agent at least two (2) Business Days' prior written notice of any requested issuance of a Facility Letter of Credit under this Agreement (a "Letter of Credit
                                                        ----------------
Request"), a copy of which shall be sent immediately to all Lenders (except that, in lieu of such written notice, the Borrower may give the Issuing Bank and the Administrative Agent telephonic notice of such request if confirmed in writing by delivery to the Issuing Bank and the Administrative Agent (i) immediately (A) of a telecopy of the written notice required hereunder which has been signed by an authorized officer, or (B) of a telex containing all information required to be contained in such written notice and (ii) promptly (but in no event later than the requested date of issuance) of the written notice required hereunder containing the original signature of an authorized officer); such notice shall be irrevocable and shall specify:

     (1) the stated amount of the Facility Letter of Credit requested (which stated amount shall not be less than $50,000);

     (2) the effective date (which day shall be a Business Day) of issuance of such requested Facility Letter of Credit (the "Issuance Date");
                                                         -------------

     (3) the date on which such requested Facility Letter of Credit is to expire;

     (4)  the purpose for which such Facility Letter of Credit is to be issued;

     (5) the Person for whose benefit the requested Facility Letter of Credit is to be issued; and

     (6) any special language required to be included in the Facility Letter of Credit.

At the time such request is made, the Borrower shall also provide the Administrative Agent and the Issuing Bank with a copy of the form of the Facility Letter of Credit that the Borrower is requesting be issued. Such notice, to be effective, must be received by such Issuing Bank and the Administrative Agent not later than 2:00 p.m. (Chicago time) on the last Business Day on which notice can be given under this Section 3.4(a).
                                                     --------------

          (b)  Subject to the terms and conditions of this Article III and
                                                          -----------
provided that the applicable conditions set forth in Article V hereof have been
                                                     ---------
satisfied, the Issuing Bank shall, on the Issuance Date, issue a Facility Letter of Credit on behalf of the Borrower in accordance with the Letter of Credit Request and the Issuing Bank's usual and customary business practices unless the Issuing Bank has actually received (i) written notice from the Borrower specifically revoking the Letter of Credit Request with respect to such Facility Letter of Credit, (ii) written notice from a Lender, which complies with the provisions of

Section 3.6(a), or (iii) written or telephonic notice from the Administrative
--------------
Agent stating that the issuance of such Facility Letter of Credit would violate
Section 3.2.
-----------

          (c) The Issuing Bank shall give the Administrative Agent (who shall promptly notify Lenders) and the Borrower written or telex notice, or telephonic notice confirmed promptly thereafter in writing, of the issuance of a Facility Letter of Credit (the "Issuance Notice").
                       ---------------

          (d) The Issuing Bank shall not extend or amend any Facility Letter of Credit unless the requirements of this Section 3.4 are met as though a new
                                       -----------
Facility Letter of Credit was being requested and issued.

     3.5  Reimbursement Obligations; Duties of Issuing Bank.
          -------------------------------------------------

          (a) The Issuing Bank shall promptly notify the Borrower and the Administrative Agent (who shall promptly notify Lenders) of any draw under a Facility Letter of Credit. Any such draw shall constitute an Advance of the Facility in the amount of the Reimbursement Obligation with respect to such Facility Letter of Credit and shall bear interest from the date of the relevant drawing(s) under the pertinent Facility Letter of Credit at the Alternate Base Rate unless a different rate is selected by Borrower in accordance with Section
                                                                        -------
2.11 hereof; provided that if a Monetary Default or an Event of Default exists
----
at the time of any such drawing(s), then the Borrower shall reimburse the Issuing Bank for drawings under a Facility Letter of Credit issued by the Issuing Bank no later than the next succeeding Business Day after the payment by the Issuing Bank and until repaid such Reimbursement Obligation shall bear interest at the Default Rate.

          (b) Any action taken or omitted to be taken by the Issuing Bank under or in connection with any Facility Letter of Credit, if taken or omitted in the absence of willful misconduct or gross negligence, shall not put the Issuing Bank under any resulting liability to any Lender or, provided that such Issuing Bank has complied with the procedures specified in Section 3.4 and such Lender
                                                   -----------
has not given a notice contemplated by Section 3.6(a) that continues in full
                                       --------------
force and effect, relieve that Lender of its obligations hereunder to the Issuing Bank. In determining whether to pay under any Facility Letter of Credit, the Issuing Bank shall have no obligation relative to the Lenders other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered in compliance, and that they appear to comply on their face, with the requirements of such Letter of Credit.

     3.6  Participation.
          -------------

          (a) Immediately upon issuance by the Issuing Bank of any Facility Letter of Credit in accordance with the procedures set forth in Section 3.4,
                                                                -----------
each Lender shall be deemed to have irrevocably and unconditionally purchased and received from the Issuing

Bank, without recourse, representation or warranty except as expressly provided for herein, an undivided interest and participation equal to such Lender's Percentage in such Facility Letter of Credit (including, without limitation, all obligations of the Borrower with respect thereto) and all related rights hereunder and under the Guaranty and other Loan Documents; provided that a
                                                           --------
Letter of Credit issued by the Issuing Bank shall not be deemed to be a Facility Letter of Credit for purposes of this Section 3.6 if the Issuing Bank shall have
                                      -----------
received written notice from any Lender on or before the Business Day prior to the date of its issuance of such Letter of Credit that one or more of the conditions contained in Section 5.2 is not then satisfied, and in the event the
                        -----------
Issuing Bank receives such a notice it shall have no further obligation to issue any Facility Letter of Credit until such notice is withdrawn by that Lender or the Issuing Bank receives a notice from the Administrative Agent that such condition has been effectively waived in accordance with the provisions of this Agreement. Each Lender's obligation to make further Loans to Borrower (other than any payments such Lender is required to make under subparagraph (b) below) or to purchase an interest from the Issuing Bank in any subsequent letters of credit issued by the Issuing Bank on behalf of Borrower shall be reduced by such Lender's Percentage of the undrawn portion of each Facility Letter of Credit outstanding.

          (b) In the event that the Issuing Bank makes any payment under any Facility Letter of Credit and the Borrower shall not have repaid such amount to the Issuing Bank pursuant to Section 3.7 hereof, the Issuing Bank shall promptly
                             -----------
notify the Administrative Agent, which shall promptly notify each Lender of such failure, and each Lender shall promptly and unconditionally pay to the Administrative Agent for the account of the Issuing Bank the amount of such Lender's Percentage of the unreimbursed amount of such payment, and the Administrative Agent shall promptly pay such amount to the Issuing Bank. A Lender's payments of its Percentage of such Reimbursement Obligation as aforesaid shall be deemed to be a Loan by such Lender and shall constitute outstanding principal under such Lender's Note. The failure of any Lender to make available to the Administrative Agent for the account of the Issuing Bank its Percentage of the unreimbursed amount of any such payment shall not relieve any other Lender of its obligation hereunder to make available to the Administrative Agent for the account of such Issuing Bank its Percentage of the unreimbursed amount of any payment on the date such payment is to be made, but no Lender shall be responsible for the failure of any other Lender to make available to the Administrative Agent its Percentage of the unreimbursed amount of any payment on the date such payment is to be made. Any Lender which fails to make any payment required pursuant to this Section 3.6(b) shall be deemed to
                                              --------------
be a Defaulting Lender hereunder.

          (c) Whenever the Issuing Bank receives a payment on account of a Reimbursement Obligation, including any interest thereon, the Issuing Bank shall promptly pay to the Administrative Agent and the Administrative Agent shall promptly pay to each Lender which has funded its participating interest therein, in immediately available funds, an amount equal to such Lender's Percentage thereof.

          (d) Upon the request of the Administrative Agent or any Lender, the Issuing Bank shall furnish to such Administrative Agent or Lender copies of any Facility Letter of Credit to which the Issuing Bank is party and such other documentation as may reasonably be requested by the Administrative Agent or Lender.

          (e) The obligations of a Lender to make payments to the Administrative Agent for the account of the Issuing Bank with respect to a Facility Letter of Credit shall be absolute, unconditional and irrevocable, not subject to any counterclaim, set-off, qualification or exception whatsoever other than a failure of any such Issuing Bank to comply with the terms of this Agreement relating to the issuance of such Facility Letter of Credit, and such payments shall be made in accordance with the terms and conditions of this Agreement under all circumstances.

     3.7  Payment of Reimbursement Obligations.
          ------------------------------------

          (a) The Borrower agrees to pay to the Administrative Agent for the account of the Issuing Bank the amount of all Advances for Reimbursement Obligations, interest and other amounts payable to the Issuing Bank under or in connection with any Facility Letter of Credit when due, irrespective of any claim, set-off, defense or other right which the Borrower may have at any time against any Issuing Bank or any other Person, under all circumstances, including without limitation any of the following circumstances:

                    (i) any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

                    (ii) the existence of any claim, setoff, defense or other right which the Borrower may have at any time against a beneficiary named in a Facility Letter of Credit or any transferee of any Facility Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, the Issuing Bank, any Lender, or any other Person, whether in connection with this Agreement, any Facility Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between the Borrower and the beneficiary named in any Facility Letter of Credit);

                    (iii) any draft, certificate or any other document presented under the Facility Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect of any statement therein being untrue or inaccurate in any respect;

                    (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents; or

                    (v)    the occurrence of any Default or Event of Default.

          (b) In the event any payment by the Borrower received by the Issuing Bank or the Administrative Agent with respect to a Facility Letter of Credit and distributed by the Administrative Agent to the Lenders on account of their participations is thereafter set aside, avoided or recovered from the Administrative Agent or Issuing Bank in connection with any receivership, liquidation, reorganization or bankruptcy proceeding, each Lender which received such distribution shall, upon demand by the Administrative Agent, contribute such Lender's Percentage of the amount set aside, avoided or recovered together with interest at the rate required to be paid by the Issuing Bank or the Administrative Agent upon the amount required to be repaid by the Issuing Bank or the Administrative Agent.

     3.8  Compensation for Facility Letters of Credit.
          -------------------------------------------

          (a) The Borrower shall pay to the Administrative Agent, for the ratable account of the Lenders (including the Issuing Bank with respect to such Facility Letter of Credit), based upon the Lenders' respective Percentages, a per annum fee (the "Facility Letter of Credit Fee") with respect to each
                    -----------------------------
Facility Letter of Credit that is equal to the LIBOR Applicable Margin in effect from time to time times the amount of such Facility Letters of Credit from time to time. The Facility Letter of Credit Fee relating to any Facility Letter of Credit shall be due and payable in arrears on the first Business Day of each calendar quarter following the issuance of any Facility Letter of Credit and, to the extent any such fees are then due and unpaid, on the Maturity Date. The Administrative Agent shall promptly remit such Facility Letter of Credit Fees, when paid, to the other Lenders in accordance with their Percentages thereof. The Borrower shall not have any liability to any Lender for the failure of the Administrative Agent to promptly deliver funds to any such Lender and shall be deemed to have made all such payments on the date the respective payment is made by the Borrower to the Administrative Agent, provided such payment is received by the time specified in Section 2.12 hereof.
                         ------------

          (b) The Borrower shall pay to the Issuing Bank solely for the Issuing Bank's own account an issuance fee (the "Issuance Fee") with respect to each
                                         ------------
Facility Letter of Credit that is equal to the product of (i) 0.10% per annum,
(ii) the face amount of such Facility Letter of Credit and (iii) the number of years and/or partial years that such Facility Letter of Credit is outstanding expressed as a decimal. The Issuance Fee relating to the period from the issuance of any Facility Letter of Credit to any stated expiration date thereof shall be due and payable upon the issuance of such Facility Letter of Credit and an additional Issuance Fee shall be due and payable upon the Effective Date of any stated extension period thereof. The Issuing Bank shall also be entitled to receive its reasonable out-of-pocket costs and the Issuing Bank's standard charges of issuing, amending and servicing Facility Letters of Credit and processing draws thereunder.

      3.9 Letter of Credit Collateral Account.  The Borrower hereby agrees that
          -----------------------------------
it will, until the Maturity Date, maintain a special collateral account (the "Letter of Credit Collateral Account") at the Administrative Agent's office at
------------------------------------
the address specified pursuant to Article XV, in the name of the Borrower but
                                  ----------
under the sole dominion and control of the Administrative Agent, for the benefit of the Lenders, and in which the Borrower shall have no interest other than as set forth in Section 11.1. In addition to the foregoing, the Borrower hereby
             ------------
grants to the Administrative Agent, for the benefit of the Lenders, a security interest in and to the Letter of Credit Collateral Account and any funds that may hereafter be on deposit in such account, including income earned thereon. The Lenders acknowledge and agree that the Borrower has no obligation to fund the Letter of Credit Collateral Account unless and until so required under

Section 11.1 hereof.
------------

                                  ARTICLE IV

                            CHANGE IN CIRCUMSTANCES
                            -----------------------

      4.1 Yield Protection.  If the adoption of or change in any law or any
          ----------------
governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any interpretation thereof, or the compliance of any Lender therewith,

                    (i) subjects any Lender or any applicable Lending Installation to any tax, duty, charge or withholding on or from payments due from Borrower (excluding federal and state taxation of the overall net income of any Lender or applicable Lending Installation), or changes the basis of such taxation of payments to any Lender in respect of its Advances, its interest in the Facility Letters of Credit or other amounts due it hereunder, or

                    (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to LIBOR Advances), or

                    (iii) imposes any other condition, and the result is to increase the cost of any Lender or any applicable Lending Installation of making, funding or maintaining loans or reduces any amount receivable by any Lender or any applicable Lending Installation in connection with loans, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of loans held, Facility Letters of Credit issued or participated in or interest received by it, by an amount deemed material by such Lender, then, within fifteen (15) days of demand by such Lender, Borrower shall pay such
----
Lender that portion of such increased expense incurred or reduction in an amount received which such Lender determines is attributable to making, funding and maintaining its Advances and its Commitment.

      4.2 Changes in Capital Adequacy Regulations.  If a Lender determines the
          ---------------------------------------
amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporate entity controlling such Lender is increased as a result of a Change (as defined below), then, within fifteen (15) days of demand by such Lender, Borrower shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender determines is attributable to this Agreement, its Advances, its interest in the Facility Letters of Credit, or its obligation to make Advances hereunder or participate in or issue Facility Letters of Credit hereunder (after taking into account such Lender's policies as to capital adequacy). "Change" means (i) any change after the date of this
                       ------
Agreement in the Risk-Based Capital Guidelines (as defined below) or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender. "Risk-Based
                                                                  ----------
Capital Guidelines" means (i) the risk-based capital guidelines in effect in the
------------------
United States on the date of this Agreement, including transition rules, and
(ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards", including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

      4.3 Suspension of LIBOR Advances.  If any Lender determines that
          ----------------------------
maintenance of any of its LIBOR Loans at a suitable Lending Installation would violate any applicable law, rule, regulation or directive of any Governmental Authority having jurisdiction, the Administrative Agent shall suspend by written notice to Borrower the availability of LIBOR Advances and require any LIBOR Advances to be converted to Alternate Base Rate Advances. Without in any way affecting the Borrower's obligation to pay compensation actually claimed by a Lender under Section 4.2 or to convert LIBOR Advances to Alternate Base Rate
             -----------
Advances if so required by a Lender under Section 4.3, the Borrower shall have
                                          -----------
the right to replace any Lender which has demanded such compensation or caused such conversion provided that Borrower notifies such Lender that it has elected to replace such Lender and notifies such Lender and the Administrative Agent of the identity of the proposed replacement Lender not more than six (6) months after such action. The Lender being replaced shall assign its Percentage of the Aggregate Commitment and its rights and obligations under this Facility to the replacement Lender in accordance with the requirements of Section 13.3 hereof
                                                          ------------
and the replacement Lender shall assume such Percentage of the

Aggregate Commitment and the related obligations under this Facility prior to the Maturity Date to be extended, all pursuant to an assignment agreement substantially in the form of Exhibit I hereto. The purchase by the replacement
                             ---------
Lender shall be at par (plus all accrued and unpaid interest and any other sums owed to such Lender being replaced hereunder) which shall be paid to the Lender being replaced upon the execution and delivery of the assignment.

      4.4 Funding Indemnification.  If any payment of a ratable LIBOR Advance or
          -----------------------
a Competitive Bid Loan occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a ratable LIBOR Advance or a Competitive Bid Loan is not made on the date specified by Borrower for any reason other than default by one or more of the Lenders, Borrower will indemnify each Lender for any loss or cost incurred by such Lender resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain the ratable LIBOR Advance or Competitive Bid Loan, as the case may be.

      4.5 Lender Statements; Survival of Indemnity.  To the extent reasonably
          ----------------------------------------
possible, each Lender shall designate an alternate Lending Installation with respect to its LIBOR Advances to reduce any liability of Borrower to such Lender under Sections 4.1 and 4.2 or to avoid the unavailability of a LIBOR Advance, so
      ------------     ---
long as such designation is not disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender as to the amount due, if any, under Sections 4.1, 4.2 or 4.4 hereof. Such written statement shall set forth
      ------------  ---    ---
in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a LIBOR Advance shall be calculated as though each Lender funded its LIBOR Advance through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Adjusted LIBOR Rate applicable to such Advance, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement shall be payable on demand after receipt by Borrower of the written statement. The obligations of Borrower under Sections 4.1, 4.2 and 4.4 hereof shall survive
                                  ------------  ---     ---
payment of the Obligations and termination of this Agreement.

                                   ARTICLE V

                             CONDITIONS PRECEDENT
                             --------------------

      5.1 Conditions Precedent to the Initial Advance.  The Lenders shall not be
          -------------------------------------------
required to make the initial Advance hereunder, unless (i) the Borrower shall have paid all fees then due and payable to the Lenders, the Syndication Agent, the Arrangers and the Administrative Agent hereunder, (ii) all of the conditions set forth in Section 5.2 are satisfied, and (iii) the Borrower shall have
             -----------
furnished to the Administrative Agent, in form and substance satisfactory to the Lenders and their counsel and with sufficient copies for the Lenders, the following:

          (a) Articles of Incorporation.  A copy of the articles of
              -------------------------
incorporation of the Borrower and each Guarantor, each certified by the appropriate Secretary of State or equivalent state official.

          (b) Bylaws.  A copy of the bylaws of the Borrower and each Guarantor,
              ------
including all amendments thereto, each certified by the Secretary or an Assistant Secretary thereof as being in full force and effect on the Agreement Execution Date.

          (c) Good Standing Certificates.  A certified copy of a certificate
              --------------------------
from the Secretary of State or equivalent state official of the states where the Borrower and Guarantors are organized, dated as of the most recent practicable date, showing the good standing of the Borrower and the Guarantors.

          (d) Foreign Qualification Certificates.  A certified copy of a
              ----------------------------------
certificate from the Secretary of State or equivalent state official of each state where the Borrower or a Guarantor maintains its principal place of business, dated as of the most recent practicable date, showing the qualification to transact business in such state as a foreign corporation.

          (e) Resolutions.  A copy of a resolution or resolutions adopted by the
              -----------
Board of Directors of the Borrower and each Guarantor, certified by the Secretary or an Assistant Secretary of the Borrower and each Guarantor as being in full force and effect on the Agreement Execution Date, authorizing the Advances provided for herein and the execution, delivery and performance of the Loan Documents to be executed and delivered by it hereunder.

          (f) Incumbency Certificate.  A certificate, signed by the Secretary or
              ----------------------
an Assistant Secretary of the Borrower and each Guarantor and dated the Agreement Execution Date, as to the incumbency, and containing the specimen signature or signatures, of the Persons authorized to execute and deliver the Loan Documents to be executed and delivered by it hereunder.

          (g) Loan Documents.  Originals of the Loan Documents (in such
              --------------
quantities as the Lenders may reasonably request), duly executed by authorized officers of the appropriate entity.

          (h) Opinion of Borrower's Counsel.  A written opinion, dated the
              -----------------------------
Agreement Execution Date, from David R. Schwiesow, Vice President and Associate General Counsel of the Borrower, as to all matters other than enforceability, which enforceability opinion shall be issued by an Illinois counsel reasonably satisfactory to the

Administrative Agent, the substance of such opinions to be substantially in the form attached hereto as Exhibit E.
                        ---------

          (i) Opinion of Guarantors' Counsel and Counsel to The Hughes
              --------------------------------------------------------
Corporation.  Written opinions, dated the Agreement Execution Date, from David
-----------
R. Schwiesow, Vice President and Associate General Counsel of the Unlimited Guarantor, and Michael C. Niarchos, Senior Vice President and General Counsel of the Limited Guarantors and The Hughes Corporation, as to all matters other than enforceability, which enforceability opinion shall be issued by an Illinois counsel reasonably satisfactory to the Administrative Agent, the substance of such opinions to be substantially in the form attached hereto as Exhibit F.
                                                                 ---------

          (j) Insurance.  Original or certified copies of insurance policies or
              ---------
binders therefor, with accompanying receipts showing current payment of all premiums, evidencing that Borrower and the Guarantors carries insurance on their respective Properties which satisfies the Administrative Agent's insurance requirements, including, without limitation:

                 (i) Property and casualty insurance (including coverage for flood and other water damage for any Properties located within a 100-year flood plain) in the amount of the replacement cost of the improvements at such Projects;

                 (ii) Loss of rental income insurance in the amount not less than one year's gross revenues from the Properties; and

                 (iii) Comprehensive general liability insurance in the amount of $1,000,000 per occurrence.

          All insurance must be carried by companies with a Best Insurance Reports (1992) Policyholder's and Financial Size Rating of "A-VII" or better.

          (k) Repayment of Certain Outstanding Balances Under the Existing
              ------------------------------------------------------------
Facility.  Evidence that the proceeds of the initial Advance will be used by the
--------
Borrower for the purpose of refinancing certain outstanding balances under the Existing Facility in accordance with the terms of the Transition Memorandum.

          (l) Financial and Related Information.  The following information:
              ---------------------------------

                    (i) A certificate, signed by an officer of the Borrower, stating that on the Agreement Execution Date no Default or Event of Default has occurred and is continuing and that all representations and warranties of the Borrower contained herein are true and correct as of the Agreement Execution Date as and to the extent set forth herein;

                    (ii) The most recent financial statements of the Consolidated Group and a certificate from a Qualified Officer of the Borrower that no change in the Borrower's financial condition that would have a Material Adverse Effect has occurred since the date thereof; and

                    (iii) Written money transfer instructions, in substantially the form of Exhibit G hereto, addressed to the Administrative Agent
                      ---------
          and signed by a Qualified Officer, together with such other related money transfer authorizations as the Administrative Agent may have reasonably requested.

          (m)  Other Evidence as any Lender May Require.  Such other evidence as
               ----------------------------------------
any Lender may reasonably request to establish the consummation of the transactions contemplated hereby, the taking of all necessary actions in any proceedings in connection herewith and compliance with the conditions set forth in this Agreement.

          (n)  Year 2000.  Written information satisfactory to the
               ---------
Administrative Agent indicating that each of the Borrower and each other member of the Consolidated Group (a) has made a reasonable assessment of the Year 2000 Issues; (b) has a Year 2000 Program; and (c) does not reasonably anticipate that the Year 2000 Issues will have a Material Adverse Effect or cause a Material Adverse Financial Change.

          (o)  Transition Memorandum.  An agreement in substantially the form of
               ---------------------
Exhibit L hereto between Borrower and the Administrative Agent on behalf of the
---------
lenders under the Existing Facility that remain as Lenders under this Agreement, and the lenders under the Existing Facility who are not Lenders under this Agreement as to the repayment or conversion of loans outstanding to the Borrower under the Existing Facility, the treatment of any interest and fees accrued thereon, and the cancellation of all commitments under the Existing Facility (the "Transition Memorandum").
      ---------------------

      5.2 Conditions Precedent to Each Advance and Issuance of Facility Letters
          ---------------------------------------------------------------------
of Credit.  The obligation of each Lender and Issuing Bank to make any Advance
---------
or issue any Facility Letter of Credit is subject to the following terms and conditions:

          (a) Prior to each such Advance or issuance no Default or Event of Default shall have occurred and be continuing under this Agreement or any of the Loan Documents and, if required by Administrative Agent, Borrower shall deliver a certificate of Borrower to such effect;

          (b)  The representations and warranties contained in Articles VI and
                                                               -----------
VII are true and correct as of such Borrowing Date, Issuance Date, or date of
---
conversion and/or continuation as and to the extent set forth therein, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall be true and correct on and as of such earlier date; and

          (c) Prior to any such issuance the applicable Issuance Fee has been paid to the Issuing Bank.

     Subject to the last grammatical paragraphs of Articles VI and VII hereof,
                                                   -----------     ---
each Borrowing Notice, Letter of Credit Request, and Conversion/Continuation Notice shall constitute a representation and warranty by the Borrower that the conditions contained in Sections 5.2(a) and (b), and, with respect to any Letter
                        ---------------     ---
of Credit Request, the condition contained in Section 5.2(c), have been
                                              --------------
satisfied.

                                  ARTICLE VI

                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

     Borrower hereby represents and warrants that:

     6.1  Existence.  Borrower is a corporation duly organized and existing
          ---------
under the laws of the State of Maryland, with its principal place of business in the State of Maryland, and is duly qualified as a foreign corporation and properly licensed (if required) and in good standing in each jurisdiction in which the failure to qualify or be licensed would constitute a Material Adverse Financial Change or have a Material Adverse Effect. Each of its Subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is duly qualified as a foreign corporation and properly licensed (if required) and in good standing in each jurisdiction in which the failure to qualify, be in good standing or be licensed would constitute a Material Adverse Financial Change or have a Material Adverse Effect.

     6.2  Corporate Powers.  The execution, delivery and performance of the Loan
          ----------------
Documents required to be delivered by Borrower hereunder are within its corporate powers, have been duly authorized by all requisite action, and are not in conflict with the terms of any organizational instruments of such entity, or any instrument or agreement to which Borrower is a party or by which Borrower or any of its assets may be bound or affected.

     6.3  Power of Officers.  The officers of the Borrower executing the Loan
          -----------------
Documents required to be delivered by the Borrower hereunder have been duly elected or appointed and were fully authorized to execute the same at the time each such agreement, certificate or instrument was executed.

     6.4 Government and Other Approvals.  No approval, consent, exemption or
          ------------------------------
other action by, or notice to or filing with, any governmental authority is necessary in connection with the execution, delivery or performance of the Loan Documents.

     6.5  Solvency.
          --------

                    (i) Immediately after the Agreement Execution Date and immediately following the making of each Advance and after giving effect to the application of the proceeds of such Advances, (a) the fair value of the assets of the Borrower and its Subsidiaries on a consolidated basis will exceed the debts and liabilities, subordinated, contingent or otherwise, of the Borrower and its Subsidiaries on a consolidated basis; (b) the fair saleable value of the Properties of the Borrower and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Borrower and its Subsidiaries on a consolidated basis on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the Borrower and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) the Borrower and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted after the date hereof.

                    (ii) Borrower does not intend to, or to permit any of its Subsidiaries to incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it or any such Subsidiary and the timing of the amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary.

     6.6  Compliance With Laws.  There is no judgment, decree or order or any
          --------------------
law, rule or regulation of any court or governmental authority binding on Borrower or any of its Subsidiaries which would be contravened by the execution, delivery or performance of the Loan Documents required hereunder.

      6.7 Enforceability of Agreement.  This Agreement is the legal, valid and
          ---------------------------
binding agreement of the Borrower, and the Notes when executed and delivered will be the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, and the Loan Documents required hereunder, when executed and delivered, will be similarly legal, valid, binding and enforceable except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the rights of creditors generally.

      6.8 Title to Property.  To the best of Borrower's knowledge after due
          -----------------
inquiry, and except to the extent that any such failure would not have a Material Adverse Effect, Borrower or its Subsidiaries has good and marketable title to the Properties and assets reflected in the financial statements as owned by it or any such Subsidiary free and clear of

Liens except for the Permitted Liens. The execution, delivery or performance of the Loan Documents required to be delivered by the Borrower hereunder will not result in the creation of any Lien on the Properties. No consent to the transactions contemplated hereunder is required from any ground lessor or mortgagee or beneficiary under a deed of trust or any other Person except as has been delivered to the Lenders.

     6.9  Litigation.  There are no suits, arbitrations, claims, disputes or
          ----------
other proceedings (including, without limitation, any civil, criminal, administrative or environmental proceedings), pending or, to the best of Borrower's knowledge, threatened against or affecting the Borrower or any of the Properties, which individually or in the aggregate may reasonably be expected to have a Material Adverse Effect and/or constitute a Material Adverse Financial Change or materially impair the Borrower's ability to perform its obligations hereunder or under any instrument or agreement required hereunder.

     6.10 Events of Default.  No Default or Event of Default has occurred and is
          -----------------
continuing or would result from the incurring of obligations by the Borrower under any of the Loan Documents or any other document to which Borrower is a party.

     6.11 Investment Company Act of 1940.  Borrower is not, and will not be, an
          ------------------------------
investment company within the meaning of the Investment Company Act of 1940.

     6.12 Public Utility Holding Company Act.  The Borrower is not a "holding
          ----------------------------------
company" or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company," or of a "subsidiary company" of a "holding company," within the definitions of the Public Utility Holding Company Act of 1935, as amended.

     6.13 Regulation U.  The proceeds of the Advances will not be used, directly
          ------------
or indirectly, to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

     6.14 No Material Adverse Financial Change.  To the best knowledge of
          ------------------------------------
Borrower, there has been no Material Adverse Financial Change in the condition of Borrower since the date of the financial and/or operating statements most recently submitted to the Lenders.

     6.15 Financial Information.  All financial statements furnished to the
          ---------------------
Lenders by or at the direction of the Borrower and all other financial information and data furnished by the Borrower to the Lenders are complete and correct in all material respects as of the date thereof, and such financial statements have been prepared in accordance with GAAP and fairly present the consolidated financial condition and results of operations of the Borrower as of such date. The Borrower has no contingent obligations, liabilities for taxes or other outstanding financial obligations which are material in the aggregate, except as disclosed in such statements, information and data.

     6.16 Factual Information.  All factual information heretofore or
          -------------------
contemporaneously furnished by or on behalf of the Borrower to the Lenders for purposes of or in connection with this Agreement and the other Loan Documents and the transactions contemplated therein is, and all other such factual information hereafter furnished by or on behalf of the Borrower to the Lenders will be, true and accurate (taken as a whole) in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time.

     6.17 ERISA.  (i) Borrower is not an entity deemed to hold "plan assets"
          -----
within the meaning of ERISA or any regulations promulgated thereunder of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan within the meaning of Section 4975 of the Code, and
(ii) the execution of this Agreement and the transactions contemplated hereunder do not give rise to a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code.

     6.18 Taxes.  All required tax returns have been filed by Borrower with the
          -----
appropriate authorities except to the extent that extensions of time to file have been requested, granted and have not expired or except to the extent such taxes are being contested in good faith and for which adequate reserves, in accordance with GAAP, are being maintained.

     6.19 Environmental Matters.  Except as disclosed in Schedule 6.19, each of
          ---------------------                          -------------
the following representations and warranties is true and correct except to the extent that the facts and circumstances giving rise to any such failure to be so true and correct, in the aggregate, are not reasonably expected to have a Material Adverse Effect:

                    (i) To the knowledge of the Borrower, the Properties of Borrower, its Subsidiaries, and Investment Affiliates do not contain any Materials of Environmental Concern in amounts or concentrations which constitute a violation of, or could reasonably give rise to liability under, Environmental Laws.

                    (ii) Borrower has not received any written notice alleging that any of the Properties of Borrower and its Subsidiaries and Investment Affiliates or any operations at the Properties are not in compliance with all applicable Environmental Laws. Further, Borrower has not received any written notice alleging the existence of any contamination at or under such Properties in amounts or concentrations which constitute a violation of any Environmental Law, or any violation of any Environmental Law with respect to such Properties for which Borrower, its Subsidiaries or Investment Affiliates is or could be liable.

                    (iii) Neither Borrower nor any of its Subsidiaries or Investment Affiliates has received any written notice of non-compliance, liability or potential liability regarding Environmental Laws with regard to any of the Properties, nor does it have knowledge that any such notice will be received or is being threatened.

                    (iv) To the knowledge of Borrower during the ownership of the Properties by any or all of Borrower, its Subsidiaries and Investment Affiliates, Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which could reasonably give rise to liability of Borrower, any Subsidiary, or any Investment Affiliate under, Environmental Laws, nor during the ownership of the Properties by any or all of Borrower, its Subsidiaries and Investment Affiliates have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could give rise to liability of Borrower, any Subsidiary or any Investment Affiliate under, any applicable Environmental Laws.

                    (v) No judicial proceedings or governmental or administrative action is pending, or, to the knowledge of Borrower, threatened, under any Environmental Law to which Borrower, any of its Subsidiaries, or any Investment Affiliate is named as a party with respect to the Properties of such entity, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to such Properties for which Borrower, its Subsidiaries, or any Investment Affiliate is or could be liable.

                    (vi) To the knowledge of Borrower during the ownership of the Properties by any or all of Borrower, its Subsidiaries and Investment Affiliates, there has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of any such entity in connection with the Properties in violation of, or in amounts or in a manner that could give rise to liability under, Environmental Laws.

     6.20 Insurance.  Borrower has obtained the insurance which Borrower is
          ---------
required to furnish to Lenders under Section 5.1(j) hereof.
                                     --------------

     6.21 No Brokers.  Borrower has dealt with no brokers in connection with
          ----------
this Facility, and no brokerage fees or commissions are payable by or to any Person in connection with this Agreement or the Advances. Lenders shall not be responsible for the payment of any fees or commissions to any broker and Borrower shall indemnify, defend and hold Lenders harmless from and against any claims, liabilities, obligations, damages, costs and expenses (including reasonable attorneys' fees and disbursements) made against or incurred by Lenders as a result of claims made or actions instituted by any broker or Person claiming by, through or under Borrower in connection with the Facility.

     6.22 No Violation of Usury Laws.  No aspect of any of the transactions
          --------------------------
contemplated herein violate or will violate any usury laws or other laws in effect on the date hereof regarding the validity of agreements to pay interest.

     6.23 Not a Foreign Person.  Borrower is not a "foreign person" within the
          --------------------
meaning of Section 1445 or 7701 of the Internal Revenue Code.

     6.24 No Trade Name.  Borrower does not use any trade name and has not and
          -------------
does not do business under any name other than its actual name set forth herein. The principal place of business of Borrower is as stated in the recitals hereto.

     6.25 Subsidiaries.  Schedule 6.25 hereto contains an accurate list of all
          ------------   -------------
of the presently existing Subsidiaries of Borrower, setting forth their respective jurisdictions of formation and the percentage of their respective Capital Stock owned by it or its Subsidiaries. All of the issued and outstanding shares of Capital Stock of such Subsidiaries have been duly authorized and issued and are fully paid and non-assessable.

     6.26 Year 2000.  Each of the Borrower and the other members of the
          ---------
Consolidated Group has made a reasonable assessment of the Year 2000 Issues and has a realistic and achievable program for remediating the Year 2000 Issues on a timely basis (the "Year 2000 Program"). Based on such assessment and on the
                   -----------------
Year 2000 Program, the Borrower does not reasonably anticipate that the Year 2000 Issues will have a Material Adverse Effect or cause a Material Adverse Financial Change.

     Borrower agrees that all of its representations and warranties set forth in
Article VI of this Agreement and elsewhere in this Agreement are true on the
----------
Agreement Execution Date, and will be true on each Effective Date in all material respects (except with respect to matters which have been disclosed in writing to and approved by the Majority Lenders), and will be true in all material respects (except with respect to matters which have been disclosed in writing to and approved by the Majority Lenders) upon each request for disbursement of an Advance. Each request for disbursement hereunder shall constitute a reaffirmation of such representations and warranties as deemed modified in accordance with the disclosures made and approved, as aforesaid, as of the date of such request and disbursement.

                                  ARTICLE VII

                   ADDITIONAL REPRESENTATIONS AND WARRANTIES
                   -----------------------------------------

     Each Guarantor hereby represents and warrants that:

     7.1 Existence.  The Howard Research And Development Corporation is a
         ---------
corporation duly organized and existing under the laws of the State of Maryland, with its principal place of business in the State of Maryland, and is duly qualified as a foreign corporation and properly licensed (if required) and in good standing in each jurisdiction where the failure to qualify, be in good standing or be licensed (if required) would constitute a Material Adverse Financial Change or have a Material Adverse Effect on such Guarantor. Howard Hughes Properties, Inc. and The Howard Hughes Corporation are each a corporation duly organized and existing under the laws of the States of Nevada and of Delaware, respectively, with its principal place of business in the State of Nevada, and is duly qualified as a foreign corporation and properly licensed (if required) and in good standing in each jurisdiction where the failure to qualify, be in good standing or be licensed (if required) would constitute a Material Adverse Financial Change or have a Material Adverse Effect on such Guarantor.

     7.2 Corporate Powers.  The execution, delivery and performance of the Loan
         ----------------
Documents required to be delivered by such Guarantor hereunder are within the corporate or partnership powers of such Guarantor, have been duly authorized by all requisite corporate or partnership action, and are not in conflict with the terms of any organizational instruments of such Guarantor, or any instrument or agreement to which such Guarantor is a party or by which such Guarantor or any of its assets is bound or affected.

     7.3 Power of Officers.  The officers of such Guarantor executing the Loan
         -----------------
Documents required to be delivered by such Guarantor hereunder have been duly elected or appointed and were fully authorized to execute the same at the time each such agreement, certificate or instrument was executed.

     7.4 Government and Other Approvals.  No approval, consent, exemption or
         ------------------------------
other action by, or notice to or filing with, any governmental authority is necessary in connection with the execution, delivery or performance of the Loan Documents required hereunder.

     7.5 Solvency.
         --------

                    (i) Immediately after the Agreement Execution Date and immediately following the making of each Advance and after giving effect to the application of the proceeds of such Advances, (a) the fair value of the assets of each Guarantor and its Subsidiaries on a consolidated basis will exceed the debts and liabilities, subordinated, contingent or otherwise, of each

          Guarantor and its Subsidiaries on a consolidated basis; (b) the fair saleable value of the Properties of each Guarantor and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of each Guarantor and its Subsidiaries on a consolidated basis on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) each Guarantor and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) each Guarantor and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted after the date hereof.

                    (ii) Each Guarantor does not intend to, or to permit any of its Subsidiaries to, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it or any such Subsidiary and the timing of the amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary.

     7.6 Compliance With Laws.  There is no judgment, decree or order or any
         --------------------
law, rule or regulation of any court or governmental authority binding on such Guarantor which would be contravened by the execution, delivery or performance of the Loan Documents required hereunder.

     7.7 Enforceability of Guaranty.  The Guaranty is the legal, valid and
         --------------------------
binding agreement of such Guarantor, enforceable against such Guarantor in accordance with its respective terms, and the Loan Documents required hereunder, when executed and delivered, will be similarly legal, valid, binding and enforceable except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the rights of creditors generally.

     7.8 Title to Properties.  The Guarantors and their Subsidiaries,
         -------------------
collectively, own all or substantially all of the Consolidated Group's undeveloped land holdings in Columbia, Maryland and Summerlin, Nevada as described on Exhibit J, and, to the best of Guarantors' knowledge after due
             ---------
inquiry, the Guarantors have good and marketable title to such Properties free and clear of any Liens except for the Permitted Liens. The execution, delivery or performance of the Loan Documents required to be delivered by the Guarantors hereunder shall not result in the creation of any Lien on such Properties. No consent to the transactions contemplated hereunder is required from any ground lessor or mortgagee or beneficiary under a deed of trust or any other party having an interest in such Properties.

     7.9 Litigation.  There are no suits, arbitrations, claims, disputes or
         ----------
other proceedings (including, without limitation, any civil, criminal, administrative or environmental proceedings), pending or, to the best of such Guarantor's knowledge, threatened against or affecting such Guarantor or any of its Properties, which individually or in the aggregate may reasonably be expected to have a Material Adverse Effect and/or to cause a Material Adverse Financial Change or materially impair such Guarantor's ability to perform its obligations under the Guaranty or under any instrument or agreement required hereunder.

     7.10 Events of Default.  No Default or Event of Default has occurred and is
          -----------------
continuing or would result from the incurring of obligations by such Guarantor under any of the Loan Documents or any other document to which such Guarantor is a party.

     7.11 Investment Company Act of 1940.  Such Guarantor is not, and will not
          ------------------------------
be, an investment company within the meaning of the Investment Company Act of 1940.

     7.12 Public Utility Holding Company Act.  Such Guarantor is not a "holding
          ----------------------------------
company" or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company," or of a "subsidiary company" of a "holding company," within the definitions of the Public Utility Holding Company Act of 1935, as amended.

     7.13 No Material Adverse Financial Change.  There has been no Material
          ------------------------------------
Adverse Financial Change since the last date on which the financial and/or operating statements were submitted to the Lenders.

     7.14 Financial Information.  All financial statements furnished to the
          ---------------------
Lenders by or on behalf of such Guarantor and all other financial information and data furnished by or on behalf of such Guarantor to the Lenders are complete and correct in all material respects as of the date thereof, and such financial statements have been prepared in accordance with GAAP and fairly present the consolidated financial condition and results of operations of such Guarantor as of such date. Such Guarantor has no contingent obligations, liabilities for taxes or other outstanding financial obligations which are material in the aggregate, except as disclosed in such statements, information and data.

     7.15 Factual Information.  All factual information heretofore or
          -------------------
contemporaneously furnished by or on behalf of such Guarantor to the Lenders for purposes of or in connection with this Agreement and the other Loan Documents and the transactions contemplated therein is, and all other such factual information hereafter furnished by or on behalf of such Guarantor to the Lenders will be, true and accurate in all material respects (taken as a whole) on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time.

     7.16 ERISA.  (i) Such Guarantor is not an entity deemed to hold "plan
          -----
assets" within the meaning of ERISA or any regulations promulgated thereunder of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan within the meaning of Section 4975 of the Code, and (ii) the execution of this Agreement and the transactions contemplated hereunder do not give rise to a prohibited transaction within the meaning of
Section 406 of ERISA or Section 4975 of the Code.

     7.17 Taxes.  All required tax returns have been filed by such Guarantor
          -----
with the appropriate authorities except to the extent that extensions of time to file have been requested, granted and have not expired or except to the extent such taxes are being contested in good faith and for which adequate reserves, in accordance with GAAP, are being maintained.

     7.18 Environmental Matters.  Except as disclosed in Schedule 7.18, each of
          ---------------------                          -------------
the following representations and warranties is true and correct except to the extent that the facts and circumstances giving rise to any such failure to be so true and correct, in the aggregate, are not reasonably expected to have a Material Adverse Effect:

                    (i) To the knowledge of such Guarantor, the Properties of such Guarantor, its Subsidiaries, and Investment Affiliates do not contain any Materials of Environmental Concern in amounts or concentrations which constitute a violation of, or could reasonably give rise to liability under, Environmental Laws.

                    (ii) Such Guarantor has not received any written notice alleging that any of the Properties of such Guarantor and its Subsidiaries and Investment Affiliates or any operations at the Properties are not in compliance with all applicable Environmental Laws. Further, such Guarantor has not received any written notice alleging the existence of any contamination at or under such Properties in amounts or concentrations which constitute a violation of any Environmental Law, or any violation of any Environmental Law with respect to such Properties for which such Guarantor, its Subsidiaries or Investment Affiliates is or could be liable.

                    (iii) Neither such Guarantor nor any of its Subsidiaries or Investment Affiliates has received any written notice of non-compliance, liability or potential liability regarding Environmental Laws with regard to any of the Properties, nor does it have knowledge that any such notice will be received or is being threatened.

                    (iv) To the knowledge of such Guarantor during the ownership of the Properties by any or all of such Guarantor, its Subsidiaries and Investment Affiliates, Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which could reasonably give rise to liability of such Guarantor, any Subsidiary, or any Investment Affiliate under, Environmental Laws, nor during the ownership of the Properties by any or all of such Guarantor, its Subsidiaries and Investment Affiliates have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of such Properties in violation of, or in a manner that could give rise to liability of such Guarantor, any Subsidiary or any Investment Affiliate under, any applicable Environmental Laws.

                    (v) No judicial proceedings or governmental or administrative action is pending, or, to the knowledge of such Guarantor, threatened, under any Environmental Law to which such Guarantor, any of its Subsidiaries, or any Investment Affiliate is named as a party with respect to the Properties of such entity, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to such Properties for which such Guarantor, its Subsidiaries, or any Investment Affiliate is or could be liable.

                    (vi) To the knowledge of such Guarantor during the ownership of the Properties by any or all of such Guarantor, its Subsidiaries and Investment Affiliates, there has been no release or threat of release of Materials of Environmental Concern at or from the Properties or arising from or related to the operations of such entity in connection with the Properties in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

     7.19 Insurance.  Such Guarantor has obtained the insurance which such
          ---------
Guarantor is required to furnish to Lenders under Section 5.1(j) hereof.
                                                  --------------

     7.20 Subsidiaries.  Schedule 7.20 hereto contains an accurate list of all
          ------------   -------------
of the presently existing Subsidiaries of such Guarantor, setting forth their respective jurisdictions of formation and the percentage of their respective Capital Stock owned by it or its Subsidiaries. All of the issued and outstanding shares of Capital Stock of such Subsidiaries have been duly authorized and issued and are fully paid and non-assessable.

    7.21  Year 2000.  Such Guarantor has made a reasonable assessment of the
          ---------
Year 2000 Issues and has a Year 2000 Program. Based on such assessment and on its Year 2000 Program, such Guarantor does not reasonably anticipate the Year 2000 Issues will have a Material Adverse Effect or cause a Material Adverse Financial Change.

     Each Guarantor agrees that all of its representations and warranties set forth in Article VII of this Agreement are true on the Agreement Execution Date,
         -----------
and will be true on each Effective Date in all material respects (except with respect to matters which have been disclosed in writing to and approved by the Majority Lenders), and will be true in all material respects (except with respect to matters which have been disclosed in writing to and approved by the Majority Lenders) upon each request for disbursement of an Advance. Each request for disbursement hereunder shall constitute a reaffirmation of such representations and warranties as deemed modified in accordance with the disclosures made and approved, as aforesaid, as of the date of such request and disbursement.

                                  ARTICLE VII

                             AFFIRMATIVE COVENANTS
                             ---------------------

     The Borrower and each Guarantor covenants and agrees that so long as the Commitment of any Lender shall remain available and until the full and final payment of all Obligations incurred under the Loan Documents it will:

      8.1 Notices.  Promptly give written notice to Administrative Agent (who
          -------
will promptly send such notice to Lenders) of:

          (a) all non-insured litigation or arbitration proceedings affecting the Borrower, a Guarantor or any Subsidiary of any of them where the amount claimed is $10,000,000 or more;

          (b) any Default or Event of Default, specifying the nature and the period of existence thereof and what action has been taken or been proposed to be taken with respect thereto;

          (c) all claims filed against any Property owned by the Borrower, a Guarantor or any Subsidiary of any of them which may reasonably be expected to have a Material Adverse Effect on the ability of the Borrower or any Guarantor to meet any of its obligations under the Loan Documents;

          (d) the occurrence of any other event which may reasonably be expected to have a Material Adverse Effect or cause a Material Adverse Financial Change (including, without limitation, developments with respect to Year 2000 Issues);

          (e) any Reportable Event or any "prohibited transaction" (as such term is defined in Section 4975 of the Code) in connection with any Plan or any trust created thereunder, which may reasonably be expected, singly or in the aggregate, to materially impair the ability of the Borrower or any Guarantor to repay any of its obligations under the

Loan Documents, describing the nature of each such event and the action, if any, the Borrower or Guarantor proposes to take with respect thereto;

          (f) any notice from any federal, state, local or foreign authority regarding any Hazardous Material, asbestos, or other environmental condition, proceeding, order, claim or violation affecting any Property that may reasonably be expected to result in liability for damages and remediation costs in excess of $10,000,000.

     8.2  Financial Statements, Reports, Etc.  The Borrower will maintain, for
          -----------------------------------
itself and the Guarantors and each of their Subsidiaries, a system of accounting established and administered in accordance with GAAP, and furnish to the
Lenders:

                    (i) As soon as available, but in any event not later than 60 days after the close of the first three (3) fiscal quarters of each fiscal year and 105 days after the close of the fiscal year, for the Consolidated Group a quarterly financial statement (including a balance sheet and income statement), which may be in the form contained in Form 10-Q and Form 10-K filings as described below, for such period and the portion of the fiscal year through the end of such period, setting forth in each case in comparative form the figures for the previous year, all certified by the Borrower's chief financial officer, treasurer or chief accounting officer and the annual statement to be audited by the Borrower's independent public accounting firm;

                    (ii) As soon as available, but in any event not later than 60 days after the close of the first three (3) fiscal quarters of each fiscal year and 105 days after the close of the fiscal year, for the Consolidated Group, related reports in form and substance satisfactory to the Administrative Agent, all certified by Borrower's chief financial officer, treasurer or chief accounting officer, including a statement of Funds from Operations and Combined EBITDA, a report listing and describing all newly acquired Properties having a value in excess of $25,000,000, including their cash flow, cost and secured or unsecured Indebtedness assumed in connection with such acquisition, if any, the Consolidated Group's level of debt, summary Property information for all Properties having a value in excess of $25,000,000, and such other information as may be reasonably requested to evaluate the quarterly compliance certificate delivered as provided below;

                    (iii) Not later than 15 days after the date such reports are filed with the Securities and Exchange Commission, copies of all Form 10-Ks, 10-Qs, 8-Ks, and any other annual, quarterly, monthly or other reports, copies of all registration statements and any other public information which the Borrower, the Guarantors or any of their respective Subsidiaries files with the Securities and Exchange Commission provided, however, that to the extent any of such reports contains information required under the other subsections of this Section 8.2, the information need not be furnished
                              -----------
          separately under the other subsections;

                    (iv) Not later than 60 days after the end of each of the first three (3) fiscal quarters, and not later than 105 days after the end of the fiscal year, a compliance certificate in substantially the form of Exhibit H hereto signed by the Borrower's chief financial
                  ---------
          officer, treasurer or chief accounting officer confirming that Borrower is in compliance with all of the covenants of the Loan Documents as of the end of the last fiscal quarter, showing the calculations and computations necessary to determine compliance with the financial covenants contained in this Agreement (including such schedules and backup information as may be necessary to demonstrate such compliance) and stating that to such officer's best knowledge, no other Default or Event of Default exists, or if any Default or Event of Default exists, stating the nature and status thereof;

                    (v) As soon as possible and in any event within 10 Business Days after the Borrower or any Guarantor knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by the chief financial officer or treasurer of Borrower or such Guarantor, describing said Reportable Event and within 20 days after such Reportable Event, a statement signed by such chief financial officer describing the action which Borrower or such Guarantor proposes to take with respect thereto; and (b) within 10 Business Days of receipt, any notice from the Internal Revenue Service, PBGC or Department of Labor with respect to a Plan regarding any excise tax, proposed termination of a Plan, prohibited transaction or fiduciary violation under ERISA or the Code which may reasonably be expected to result in any liability to Borrower or such Guarantor or any member of the Controlled Group in excess of $10,000,000; and (c) within 10 Business Days of filing, any Form 5500 filed by Borrower or such Guarantor with respect to a Plan, or any member of the Controlled Group which includes a qualified accountant's opinion, except a qualification with respect to assets certified by a third party as permitted by ERISA.

                    (vi) As soon as possible and in any event within 30 days after receipt by the Borrower or any Guarantor, a copy of (a) any notice or claim to the effect that the Borrower or any Guarantor or any of their respective Subsidiaries is or may be liable to any Person as a result of the release by such entity, or any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, and (b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by the Borrower or any Guarantor or any of their respective

          Subsidiaries or Investment Affiliates, which, in either case, may reasonably be expected to have a Material Adverse Effect;

                    (vii) Promptly upon the furnishing thereof to the shareholders of the Borrower or any Guarantor, copies of all financial statements, reports, proxy statements and other materials distributed generally to its shareholders by the Borrower or such Guarantor;

                    (viii) Promptly upon the distribution thereof to the press or the public, copies of all press releases; and

                    (ix) Such other information (including, without limitation, a detailed listing of the Properties owned by each member of the Consolidated Group, all Landauer Associates, Inc. (or other appraiser's) reports and updates described in clause (c) of the definition of "Gross Asset Value" and, to the extent reasonably available, each Investment Affiliate and other non-financial information) as the Administrative Agent or any Lender may from time to time reasonably request, provided the Administrative Agent and each Lender shall take all reasonable steps to maintain the confidentiality of such information and any confidential information obtained under
          Section 8.8 below, except for disclosure to regulatory agencies, to
          -----------
          their accountants, attorneys and other professional service providers, to prospective assignees and participants and as otherwise may be required by law.

     8.3  Existence and Conduct of Operations.  Except as permitted herein,
          -----------------------------------
maintain and preserve its existence and all rights, privileges and franchises now enjoyed and necessary for the operation of its business, including remaining in good standing in each jurisdiction in which business is currently operated. Except to the extent that any failure would not have a Material Adverse Effect, the Borrower and each Guarantor will do, and will cause each of its Subsidiaries to do, all things necessary to remain duly incorporated and/or duly qualified, validly existing and in good standing as a real estate investment trust, corporation, general partnership, limited liability company or limited partnership, as the case may be, in its jurisdiction of incorporation/formation. The Borrower and each Guarantor will maintain all requisite authority to conduct its business in each jurisdiction in which the Properties are located and, except where the failure to be so qualified would not have a Material Adverse Effect, in each jurisdiction required to carry on and conduct its businesses in substantially the same manner as it is presently conducted.

      8.4 Maintenance of Properties.  Maintain, preserve, protect and keep the
          -------------------------
Properties in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements, normal wear and tear excepted.

     8.5  Insurance.  Provide a certificate of insurance from all insurance
          ---------
carriers who maintain policies with respect to the Properties within thirty (30) days after the end of each fiscal year, evidencing that the insurance required to be furnished to Lenders pursuant to Section 5.1(j) hereof is in full force
                                       --------------
and effect. Borrower or each Guarantor shall timely pay, or cause to be paid, all premiums on all insurance policies required under this Agreement from time to time. Borrower or each Guarantor shall promptly notify its insurance carrier or agent therefor (with a copy of such notification being provided simultaneously to Administrative Agent if the claimed loss exceeds $10,000,000) if there is any occurrence which, under the terms of any insurance policy then in effect with respect to the Properties, requires such notification.

     8.6  Payment of Obligations.  Pay all taxes, assessments, governmental
          ----------------------
charges and other obligations when due, except such as may be contested in good faith or as to which a bona fide dispute may exist, and for which adequate reserves have been provided in accordance with sound accounting principles used by Borrower or such Guarantor on the date hereof.

     8.7  Compliance with Laws.  Comply in all material respects with all
          --------------------
applicable laws, rules, regulations, orders and directions of any governmental authority having jurisdiction over Borrower, such Guarantor, their respective Subsidiaries or any of their respective businesses.

     8.8  Adequate Books.  Maintain adequate books, accounts and records in
          --------------
order to provide financial statements in accordance with GAAP and, if requested by any Lender, permit employees or representatives of such Lender at any reasonable time and upon reasonable notice to inspect and audit the Properties of the Consolidated Group, and to examine or audit the inventory, books, accounts and records of each of them and make copies and memoranda thereof.

     8.9  ERISA.  Comply in all material respects with all requirements of ERISA
          -----
applicable to it with respect to each Plan.

     8.10 Maintenance of Status.  The Borrower shall at all times (i) remain as
          ---------------------
a corporation listed and in good standing on the New York Stock Exchange (NYSE), and (ii) maintain the Borrower's status as a real estate investment trust in compliance with all applicable provisions of the Code (unless otherwise consented to by the Required Lenders).

     8.11 Use of Proceeds.  Use the proceeds of the Facility for the general
          ---------------
corporate purposes of the Consolidated Group and any Investment Affiliate.

     8.11 Pre-Acquisition Environmental Investigations.  Receive or cause to be
          --------------------------------------------
prepared an environmental report substantially in accordance with the then-current ASTM Standard for Environmental Site Assessments, Phase I or Transaction Screen Process, prior to the acquisition of each Property that a member of the Consolidated Group intends to acquire, other than acquisitions of (i) entities owning multiple properties, (ii) properties which a member of the Consolidated Group previously owned or currently owns an interest in, and (iii) properties in the immediate vicinity of a Property which were either covered by the environmental report on such Property or have an environmental profile substantially the same as such Property.

     8.13 Year 2000.  Each of the Borrower and the Guarantors will take and will
          ---------
cause each other member of the Consolidated Group to take all such actions as are reasonably necessary to successfully implement the Year 2000 Program and to assure that Year 2000 Issues will not have or cause a Material Adverse Effect or a Material Adverse Financial Change. At the request of the Administrative Agent, the Borrower will provide a description of the Year 2000 Program, together with any updates or progress reports with respect thereto.


                                  ARTICLE IX

                              NEGATIVE COVENANTS
                              ------------------

     The Borrower and each Guarantor covenants and agrees that, so long as the Commitment shall remain available and until full and final payment of all Obligations incurred under the Loan Documents, without the prior written consent of the Required Lenders (or the Administrative Agent or a greater Percentage of the Lenders, if so expressly provided), it will not, and its Subsidiaries will not:

     9.1  Change in Business.  Engage in any business activities or operations
          ------------------
other than (i) the ownership and operation of the Properties, or (ii) other business functions and transactions traditionally carried on by real estate companies in connection with the financing, ownership, acquisition, development and/or management of real estate and related improvements, or (iii) other non-traditional activities relating to real estate and any non-real estate business activities or operations as long as the Combined EBITDA attributable to such non-traditional and non-real estate activities and operations does not exceed 10% of Combined EBITDA.

     9.2  Change of Property Management.  Change the management of the
          -----------------------------
Properties, except that any member of the Consolidated Group, Investment Affiliate or other Affiliate of Borrower shall be permitted to manage any of the Properties.

     9.3  Change of Borrower Control.  Permit or suffer (i) the beneficial
          --------------------------
ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of more than 25% of the Capital Stock of the Borrower having general voting rights to be held by any Person, or two (2) or more Persons acting in concert, unless the Administrative Agent and the Required Lenders have approved in advance in writing the identity of such Person or Persons or (ii) 50% or more of the members of the Borrower's Board of Directors to resign or be removed from such Board of Directors during any 12 month period for any reason other than death, disability or voluntary retirement for personal reasons, unless otherwise approved in advance in writing by the Required Lenders.

      9.4 Use of Proceeds.  Apply or permit to be applied any proceeds of any
          ---------------
Advance directly or indirectly, to the funding of any purchase of, or offer for, any share of capital stock of any publicly held corporation unless the board of directors of such corporation has consented to such offer prior to any public announcements relating thereto and the Lenders have consented to such use of the proceeds of the Facility.

      9.5 Transfers of Properties.  Transfer or otherwise dispose of any
          ------------------------
Properties or interests in Subsidiaries or other entities which own any Properties (other than transfers among members of the Consolidated Group) which, together with all other Properties or interests in Subsidiaries or such other entities which have been transferred or disposed of during the then-current fiscal quarter and the immediately preceding three (3) full fiscal quarters have an aggregate value, using the "Gross Asset Value" definition to determine value, of more than 15% of the then-current Gross Asset Value, in which event the transfer or other disposition of such Property or interest which causes the 15% limitation to be exceeded shall not be completed until the Administrative Agent has received written notice of such proposed action, together with a pro forma compliance certificate, with detailed back-up and calculations, demonstrating that the Borrower will be in compliance with all of its covenants herein after giving effect to such proposed transfer or disposition.

      9.6 Liens.  Create, incur, or suffer to exist (or permit any of its
          -----
Subsidiaries to create, incur, or suffer to exist) any Lien in, of or on the Property of any member of the Consolidated Group, except:

                    (i) Liens for taxes, assessments or governmental charges or levies on their Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves shall have been set aside on their books;

                    (ii) Liens which arise by operation of law, such as carriers', warehousemen's, landlords', materialmen and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 30 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books;

                    (iii) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation;

                    (iv) Utility easements, building restrictions, zoning restrictions, easements and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Borrower or its Subsidiaries;

                    (v) Liens of any Subsidiary or Investment Affiliate in favor of the Borrower, the Guarantors or any other Subsidiary or Investment Affiliate;

                    (vi) Liens arising in connection with any Indebtedness permitted hereunder to the extent such Liens will not result in a violation of any of the provisions of this Agreement; and

                    (vii) Any Lien which, if it were enforced and realized upon by the beneficiary thereof and aggregated with all other Liens then permitted solely under this clause (vii), would not give rise to an Event of Default under Article X hereof.
                                 ---------

Liens permitted pursuant to this Section 9.6 shall be deemed to be "Permitted
                                 -----------                        ---------
Liens".
-----

      9.7 Regulation U.  Use any of the proceeds of the Advances to purchase or
          ------------
carry any Margin Stock.

      9.8 Variable Rate Debt.  Permit at any time less than 70% of the Total
          ------------------
Outstanding Indebtedness to either (i) bear interest at a fixed rate through the then-current Maturity Date in accordance with its terms or (ii) be fully hedged through the then-current Maturity Date to produce a fixed or maximum rate through the purchase of an interest rate swap, cap or collar or other financial instrument then being used by publicly held real estate companies to hedge similar types of interest rate risk.

      9.9 Negative Pledge.  Incur or permit any member of the Consolidated Group
          ---------------
to incur any Indebtedness which either contains a "negative pledge" prohibiting the Borrower or any member of the Consolidated Group from selling, encumbering or otherwise transferring their interests in any unencumbered Properties or interests in entities holding unencumbered Properties, or which contains an "equal and ratable" clause granting the holder of such Indebtedness a lien on such Properties upon any other encumbrance thereof.

     9.10 Indebtedness and Cash Flow Covenants.  Permit or suffer:
          ------------------------------------

          (a) Total Outstanding Indebtedness to exceed, as of any date, 70% of then-current Gross Asset Value.

          (b) Secured Outstanding Indebtedness to exceed, as of any date, 60% of then-current Gross Asset Value.

          (c) Recourse Outstanding Indebtedness to exceed, as of any date, 30% of then-current Gross Asset Value.

          (d) Combined EBITDA for the most recent period of four (4) fiscal quarters for which results have been reported to be less than 1.70 times Combined Senior Interest Expense for the corresponding period.

          (e) Funded Senior Unsecured Debt to exceed, as of any date, (i) prior to the Step-Up Date, the product of (A) 6.0 and (B) Adjusted Combined EBITDA less Combined Senior Interest Expense less Restricted EBITDA all for
            ----                                  ----
     the most recent period of four (4) full fiscal quarters for which results have been reported, or (ii) from and after the Step-Up Date, the product of
     (A) 5.0 and (B) Adjusted Combined EBITDA less Combined Senior Interest
                                              ----
     Expense less Restricted EBITDA all for the most recent period of four (4)
             ----
     full fiscal quarters for which results have been reported.

          (f)  The sum of (i) Combined EBITDA for the most recent period of four
     (4) fiscal quarters for which results have been reported plus (ii) to the
                                                              ----
     extent deducted in calculating such Combined EBITDA, Ground Lease Base Expense for the corresponding period to be less than 1.30 times Combined Debt Service for the corresponding period.

          (g) Adjusted Combined EBITDA for the most recent period of four (4) full fiscal quarters for which results have been reported to be less than
     (i) 11% prior to the Step-Up Date, or (ii) 12.0%, from and after the Step-Up Date, of Total Outstanding Indebtedness as of the date of determination of compliance, less that portion of Total Outstanding Indebtedness
                    ----
     attributable to those properties the income from which has been excluded from such Adjusted Combined EBITDA amount and less that portion of Total
                                                   ----
     Outstanding Indebtedness attributable to current trade liabilities and other accounts payable.

          (h) The Consolidated Group's Net Asset Value to be less than the sum of (i) $1,700,000,000 plus (ii) 75% of the proceeds (net of customary
                           ----
     issuance fees and expenses) from the issuance after the Agreement Execution Date of any common stock, preferred stock or partnership units in the Borrower or any operating partnership which may hereafter be formed by the Borrower if it elects to convert to an "UPREIT" structure, excluding issuance of any such interests solely to members of the Consolidated Group.

     9.11 Mergers and Dispositions.  Consolidate with or merge into any other
          ------------------------
Person or convey, transfer or lease its Properties and assets substantially as an entirety to any Person, or permit any Person to consolidate with or merge into the Company, unless:

                    (i) in case the Borrower shall be consolidated with or merge into another Person or convey, transfer or lease its Properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which the Borrower is merged or the Person which acquires by conveyance or transfer, or which leases, the Properties and assets of the Borrower substantially as an entirety shall be a corporation, partnership or trust, shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall assume, and shall cause its Subsidiaries to expressly assume, by an amendment hereto, executed and delivered to the Administrative Agent and the Required Lenders, in form satisfactory to the Administrative Agent and the Required Lenders, the due and punctual payment of all Obligations and the performance or observance of every covenant of this Agreement and each of the other Loan Documents on the part of the Borrower or its Subsidiaries to be performed or observed;

                    (ii) immediately after giving effect to such transaction and treating any Indebtedness which becomes an obligation of the Borrower or any Subsidiary as a result of such transaction as having been incurred by the Borrower or such Subsidiary at the time of such transaction, no Default or Event of Default, shall have occurred and be continuing; and

                    (iii) the Borrower has delivered to the Administrative Agent and Lenders an officer's certificate including a pro forma compliance certificate in the form of Exhibit H assuming such proposed
                                                ---------
          transaction was then effective, and an opinion of counsel, each stating or demonstrating that such consolidation, merger, conveyance, transfer or lease and, if an amendment hereto is required in connection with such transaction, such amendment, complies with this
          Section 9.11 and that all conditions precedent herein relating to such
          ------------
          transaction have been complied with.

Upon any consolidation of the Borrower with, or merger of the Borrower into, any other Person or any conveyance, transfer or lease of the Properties and assets of the Borrower substantially as an entirety in accordance with this Section
                                                                     -------
9.11, the successor Person formed by such consolidation or into which the
----
Borrower is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Borrower under this Agreement and each other Loan Document to which it is a party with the same effect as if such successor Person had been named as the Borrower herein, and thereafter the predecessor Person shall be relieved of all Obligations and covenants under this Agreement, the Notes and each other Loan Document to which it is a party, except in the case of (i) a lease, or (ii) any transaction in which the Borrower continues to hold a general partnership or other ownership interest in such successor Person (in which case the Borrower shall continue to be liable as a guarantor of the Obligations under a guaranty in form satisfactory to the Required Lenders). The Borrower and such successor Person shall execute such amendments and deliver such opinions and other documents as the Required Lenders may require in connection with any such transaction.

     9.12 Dividends.  Pay, or permit to be paid, any dividends to the
          ---------
shareholders of the Borrower if the aggregate amount of dividends paid by the Borrower for the most recent four (4) fiscal quarters for which financial reports are available would exceed (A) 55%, prior to the Step-Up Date, or (B) 70%, from and after the Step-Up Date, of the Consolidated Group's Funds from Operations for such period, provided that, as long as a Monetary Default or Event of Default does not exist, the Borrower shall be permitted at all times to distribute whatever amount is necessary to maintain the Borrower's tax status as a real estate investment trust.

     9.13 Encumbrances.  Permit any member of the Consolidated Group to allow,
          ------------
its direct or indirect ownership interests in any other member of the Consolidated Group or any Investment Affiliate to be encumbered to secure any Indebtedness, other than pursuant to existing and contemplated encumbrances set forth on Schedule 9.13 hereto.
         --------------------

     9.14 Restrictions on Dividends and Distributions.  Permit any member of the
          -------------------------------------------
Consolidated Group (other than the Borrower), or any Investment Affiliate, at any time after the Agreement Execution Date, to agree to any contractual restriction on the payment or distribution of dividends or current income to the holders of ownership interests therein, other than (i) restrictions imposed on such entities in connection with the issuance of securities collateralized by mortgage loans on Properties owned by such entities and (ii) restrictions imposed on such entities and triggered solely by a default under the terms of any mortgage loans on Properties owned by such entities.

     9.15 Limitations on Indebtedness.  Permit any member of the Consolidated
          ---------------------------
Group (other than the Borrower) or any Investment Affiliate, at any time after the Agreement Execution Date, to incur any Indebtedness for borrowed money other than (a) Non-Recourse Outstanding Indebtedness, (b) Indebtedness due to a member of the Consolidated Group or an Investment Affiliate, (c) Indebtedness used to finance equipment owned by such entity and used in its business operations or
(d) current trade liabilities and other accounts payable and accrued expenses incurred in the ordinary course of business and payable in accordance with customary practices.

     9.16 Limitations on PSS Assets.  Suffer or permit the aggregate GAAP book
          -------------------------
value of the assets of all PSSs which are not Guarantors (excluding assets which are capital stock in a Guarantor) to exceed $50,000,000 at any time after the Agreement Execution Date.


                                   ARTICLE X

                                   DEFAULTS
                                   --------

     The occurrence of any one or more of the following events shall constitute an Event of Default:

     10.1 Nonpayment of Principal.  The Borrower fails to pay any principal
          -----------------------
portion of the Obligations when due, whether on the Maturity Date or otherwise.

     10.2 Certain Covenants.  The Borrower is not in compliance with any one or
          -----------------
more of Sections 8.10, or 9.3 through 9.15 (inclusive) hereof.
        -------------     ---         ----

     10.3 Nonpayment of Interest and Other Obligations.  The Borrower fails to
          --------------------------------------------
pay any interest or other portion of the Obligations, other than payments of principal, and such failure continues for a period of two (2) Business Days after the date such payment is due.

     10.4 Cross Default.  Any Event of Default occurs under the Bridge Facility;
          -------------
or any monetary default occurs (after giving effect to any applicable cure period) under (i) any other Recourse Outstanding Indebtedness of the Borrower, any of the Guarantors or any Material Subsidiary, singly or in the aggregate, in excess of Ten Million Dollars ($10,000,000) or (ii) any Non-Recourse Outstanding Indebtedness of the Consolidated Group, singly or in the aggregate, in excess of Two Hundred Fifty Million Dollars ($250,000,000).

     10.5 Loan Documents.  Any Loan Document is not in full force and effect or
          --------------
a default has occurred and is continuing thereunder after giving effect to any cure or grace period in any such document.

     10.6 Representation or Warranty.  At any time or times hereafter any
          --------------------------
representation or warranty set forth in Articles VI or VII of this Agreement or
                                        -----------    ---
in any other Loan Document or in any statement, report or certificate now or hereafter made by the Borrower or the Guarantors to the Lenders or the Administrative Agent is (i) not true and correct in any material respect and
(ii) if such representation and warranty is susceptible of cure, such representation and warranty is not rendered true and correct in all material respects within thirty (30) days after written notice from the Administrative Agent to the Borrower requesting correction of such representation and warranty.

     10.7  Covenants, Agreements and Other Conditions.  The Borrower or the
           ------------------------------------------
Guarantors fail to perform or observe any of the other covenants, agreements and conditions contained in Articles VIII and IX (except for Sections 8.10, 9.3
                        -------------     --             -------------  ---
through 9.15 (inclusive) hereof) and elsewhere in this Agreement or any of the
        ----
other Loan Documents in accordance with the terms hereof or thereof, not specifically referred to herein, and such failure continues unremedied for a period of thirty (30) days after written notice from Administrative Agent to the Borrower requesting a cure of such failure.

     10.8  Borrower Status.  The Borrower shall fail to maintain its listing on
           ---------------
the New York Stock Exchange or its status as a real estate investment trust under the Code.

     10.9  Material Adverse Financial Change.  The Consolidated Group has
           ---------------------------------
suffered a Material Adverse Financial Change or the Borrower, any Guarantor or any Material Subsidiary is Insolvent.

     10.11 Bankruptcy.
           ----------

           (a) The Borrower, any Guarantor or any Material Subsidiary shall (i) make an assignment for the benefit of creditors, (ii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial portion of its Properties, (iii) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it as a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (iv) take any corporate action to authorize or effect any of the foregoing actions set forth in this Section 10.10(a), (v) fail to contest in good faith any appointment or
        ----------------
proceeding described in Section 10.10(b) or (vi) not pay, or admit in writing
                        ----------------
its inability to pay, its debts generally as they become due; and/or

           (b) A receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower, any Guarantor or any Material Subsidiary or any substantial portion of any of their respective Properties, or an involuntary proceeding of the type described in Section 10.10(a)(iii) shall be instituted
                                    ---------------------
against the Borrower, any Guarantor or any Material Subsidiary and such appointment continues undischarged or such involuntary proceeding continues undismissed or unstayed for a period of ninety (90) consecutive days.

     10.11 Legal Proceedings. Borrower, any Guarantor or any Material Subsidiary
           -----------------
is enjoined, restrained or in any way prevented by any court order or judgment or if a notice of lien, levy, or assessment is filed of record with respect to all or any part of the Properties by any governmental department, office or agency, which may reasonably be expected to materially adversely affect the performance of the obligations of such parties hereunder or under the Loan Documents, as the case may be, and there is a failure to vacate, stay, dismiss, set aside or remedy the same within ninety (90) days after the occurrence thereof.

     10.12 Failure to Satisfy Judgments.  The Borrower, any Guarantor or any
           ----------------------------
Material Subsidiary shall fail to pay, bond or otherwise discharge any judgments against the Borrower, any of the Guarantors or any Material Subsidiary in excess of $10,000,000 in the aggregate if such judgment is not stayed or bonded over on appeal excluding, however, any foreclosure or related judgments or decrees entered in the enforcement of defaulted Non-Recourse Outstanding Indebtedness provided that such Non-Recourse Outstanding Indebtedness, when aggregated with any other Non-Recourse Outstanding Indebtedness of the Consolidated Group which is then in monetary default beyond applicable cure periods, does not exceed $250,000,000.

     10.13 ERISA.  The Borrower, any Guarantor or any Material Subsidiary shall
           -----
violate any ERISA regulations involving reasonably expected liability of the Borrower, any of the Guarantors or any Material Subsidiary in excess of $10,000,000 in the aggregate.

     10.14 Environmental Remediation.  Failure to remediate within the time
           -------------------------
period required by law or governmental order after all administrative hearings and appeals have been concluded (or within a reasonable time in light of the nature of the problem if no specific time period is so established), environmental problems in violation of applicable law related to Properties of the Consolidated Group where the estimated cost of remediation is in the aggregate in excess of $20,000,000.


                                  ARTICLE XI

                ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES
                ----------------------------------------------

     11.1  Acceleration.
           ------------

           If any Event of Default described in Section 10.10 hereof occurs, the
                                               -------------
obligation of the Lenders to make Advances and of the Issuing Banks to issue Facility Letters of Credit hereunder shall automatically terminate and the Obligations shall immediately become due and payable. If any other Event of Default described in Article X hereof occurs, such obligation to make Advances
                     ---------
and to issue Facility Letters of Credit shall be terminated and at the election of the Majority Lenders, the Obligations may be declared to be due and payable.

           In addition to the foregoing, following the occurrence of an Event of Default and so long as any Facility Letter of Credit has not been fully drawn and has not been cancelled or expired by its terms, upon demand by the Majority Lenders the Borrower shall deposit in the Letter of Credit Collateral Account cash in an amount equal to the aggregate undrawn face amount of all outstanding Facility Letters of Credit and all fees and other amounts due or which may become due with respect thereto. The Borrower shall have no control over funds in the Letter of Credit Collateral Account, which funds shall be invested by the Administrative Agent from time to time in its discretion in Cash Equivalents having a maturity not exceeding thirty (30) days. Such funds shall be promptly applied by the Administrative Agent to reimburse the Issuing Banks for drafts drawn from time to time under the Facility Letters of Credit. Such funds, if any, remaining in the Letter of Credit Collateral Account following the payment of all Obligations in full shall, unless the Administrative Agent is otherwise directed by a court of competent jurisdiction, be promptly paid over to the Borrower.

     11.2  Preservation of Rights; Amendments.  No delay or omission of the
           ----------------------------------
Lenders in exercising any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or Event of Default or an acquiescence therein, and the making of an Advance notwithstanding the existence of a Default or Event of Default or the inability of the Borrower to satisfy the conditions precedent to such Advance shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Administrative Agent and the number of Lenders required hereunder and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Lenders until the Obligations have been paid in full.


                                  ARTICLE XII

                           THE ADMINISTRATIVE AGENT
                           ------------------------

     12.1  Appointment.  First Chicago is hereby appointed Administrative Agent
           -----------
hereunder and under each other Loan Document, and each of the Lenders authorizes the Administrative Agent to act as the agent of such Lender with respect to the terms hereof. The Administrative Agent agrees to act as such upon the express conditions contained in this Article XII. The Administrative Agent shall not
                             -----------
have a fiduciary relationship in respect of any Lender by reason of this Agreement, except to the extent the Administrative Agent acts as an agent with respect to the receipt or payment of funds hereunder. The Administrative Agent shall use the same standard of care in performing its obligations hereunder as it uses in administering loans held for its own account.

     12.2  Powers.  The Administrative Agent shall have and may exercise such
           ------
powers under the Loan Documents as are specifically delegated to the Administrative Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Administrative Agent shall have no implied duties to the Lenders, or any obligation to the

Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Administrative Agent.

     12.3  General Immunity.  Neither the Administrative Agent (in its capacity
           ----------------
as Administrative Agent) nor any of its directors, officers, agents or employees shall be liable to the Borrower, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith, except for its or their own gross negligence or willful misconduct.

     12.4  No Responsibility for Loans, Recitals, etc.  Neither the
           ------------------------------------------
Administrative Agent (in its capacity as Administrative Agent) nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (i) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document; (iii) the satisfaction of any condition specified in Article V, except receipt of items required to be
                       ---------
delivered to the Administrative Agent; or (iv) the validity, effectiveness or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith.

     12.5  Action on Instructions of Lenders.  The Administrative Agent shall in
           ---------------------------------
all cases act upon the written instructions of the Majority Lenders, Required Lenders or all Lenders, as this Agreement may require, so long as such directions (i) are consistent with the Lenders' express obligations hereunder and (ii) in the Administrative Agent's good faith judgment, do not expose the Administrative Agent to any material risk of liability to the Borrower as a result thereof. The Administrative Agent shall be fully protected in so acting, or in so refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Majority Lenders, Required Lenders or all Lenders, as the case may be, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and on all holders of Notes. The Administrative Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

     12.6  Employment of Administrative Agents and Counsel.  The Administrative
           -----------------------------------------------
Agent may execute any of its duties as Administrative Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Administrative Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder and under any other Loan Document.

     12.7  Reliance on Documents; Counsel.  The Administrative Agent shall be
           ------------------------------
entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of outside counsel selected by the Administrative Agent.

     12.8  Administrative Agent's Reimbursement and Indemnification. The Lenders
           --------------------------------------------------------
agree to reimburse and indemnify the Administrative Agent ratably in accordance with their respective Percentages (i) for any amounts not reimbursed by the Borrower for which the Administrative Agent is entitled to reimbursement by the Borrower under the Loan Documents, (ii) for any other reasonable expenses incurred by the Administrative Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents, if not paid by Borrower, and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent (in its capacity as Administrative Agent and not as a Lender) in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Administrative Agent.

     12.9  Rights as a Lender.  With respect to the Commitment, Advances made by
           ------------------
it and the Note issued to it, the Administrative Agent shall have the same rights and powers hereunder and under any other Loan Document as any Lender and may exercise the same as though it were not the Administrative Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent, in its individual capacity, may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person.

     12.10 Lender Credit Decision.  Each Lender acknowledges that it has,
           ----------------------
independently and without reliance upon the Administrative Agent or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

     12.11 Successor Administrative Agent. Each Lender agrees that First Chicago
           ------------------------------
shall serve as Administrative Agent at all times during the term of this Facility, except that First Chicago may resign as Administrative Agent in the event (x) First Chicago and Borrower shall mutually agree in writing or (y) an Event of Default shall occur under the Loan Documents (irrespective of whether such Event of Default subsequently is waived), or (z) First Chicago shall determine, in its sole reasonable discretion, that because of its other banking relationships with Borrower and/or Borrower's Affiliates at the time of such decision First Chicago's resignation as Administrative Agent would be necessary in order to avoid creating an appearance of impropriety on the part of First Chicago. First Chicago (or any successor Administrative Agent) may be removed as Administrative Agent by written notice received by Administrative Agent from the Majority Lenders at any time with cause (i.e., a breach by First Chicago (or any successor Administrative Agent) of its duties as Administrative Agent hereunder). Upon any such resignation or removal, Bankers Trust shall be the successor Administrative Agent (unless objected to by the Majority Lenders) or, if Bankers Trust declines or is so objected to, the Majority Lenders shall have the right to appoint, on behalf of the Borrower and the Lenders, a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent's giving notice of resignation, then the retiring Administrative Agent may appoint, on behalf of the Borrower and the Lenders, a successor Administrative Agent. If a successor Administrative Agent has been appointed by a retiring Administrative Agent pursuant to the immediately preceding sentence, the Majority Lenders shall have the right at any time thereafter to remove, without cause, such successor Administrative Agent by written notice to such Administrative Agent. Any successor Administrative Agent shall be a commercial bank having capital and retained earnings of at least $1,000,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent (including the right to receive any fees for performing such duties which accrue thereafter), and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents arising or accruing after the effective date of such retirement. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article XII shall continue in
                                             -----------
effect for its benefit and that of the other Lenders in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent hereunder and under the other Loan Documents.

     12.12 Notice of Defaults.  If a Lender becomes aware of a Default or Event
           ------------------
of Default, such Lender shall notify the Administrative Agent of such fact.
Upon receipt of such notice that a Default or Event of Default has occurred, the Administrative Agent shall notify each of the Lenders of such fact.

     12.13 Requests for Approval.  If the Administrative Agent requests in
           ---------------------
writing the consent or approval of a Lender, such Lender shall respond and either approve or disapprove definitively in writing to the Administrative Agent within ten (10) Business Days (or sooner if such notice specifies a shorter period, but in no event less than five (5) Business Days, for responses based on Administrative Agent's good faith determination that circumstances exist warranting its request for an earlier response) after such written request from the Administrative Agent. If the Lender does not so respond, that Lender shall be deemed to have approved the request. Upon request, the Administrative Agent shall notify the Lenders which Lenders, if any, failed to respond to a request for approval.

     12.14 Copies of Documents.  Administrative Agent shall promptly deliver to
           -------------------
each of the Lenders copies of all notices of default and other formal notices sent or received and according to Section 15.1 of this Agreement.
                                  ------------
Administrative Agent shall deliver to Lenders within ten (10) Business Days following receipt, copies of all financial statements, certificates and notices received regarding the Borrower's ratings except to the extent such items are required to be furnished directly to the Lenders by Borrower hereunder. Within ten (10) Business Days after a request by a Lender to the Administrative Agent for other documents furnished to the Administrative Agent by the Borrower, the Administrative Agent shall provide copies of such documents to such Lender except where this Agreement obligates Administrative Agent to provide copies in a shorter period of time.

     12.15 Defaulting Lenders.  At such time as a Lender becomes a Defaulting
           ------------------
Lender, such Defaulting Lender's right to vote on matters which are subject to the consent or approval of the Majority Lenders, Required Lenders or all Lenders, shall be immediately suspended until such time as the Lender is no longer a Defaulting Lender and, during the period of such suspension, the calculation of Majority Lenders and Required Lenders shall be made without reference to such Defaulting Lender's Percentage. If a Defaulting Lender has failed to fund its Percentage of any Advance and until such time as such Defaulting Lender subsequently funds its Percentage of such Advance, all Obligations owing to such Defaulting Lender hereunder shall be subordinated in right of payment, as provided in the following sentence, to the prior payment in full of all principal of, interest on and fees relating to the Loans funded by the other Lenders in connection with any such Advance in which the Defaulting Lender has not funded its Percentage (such principal, interest and fees being referred to as "Senior Loans" for the purposes of this section). All amounts
                ------------
paid by the Borrower and otherwise due to be applied to the Obligations owing to such Defaulting Lender pursuant to the terms hereof shall be distributed by the Administrative Agent to the other Lenders in accordance with their respective Percentages (recalculated for the purposes hereof to exclude the Defaulting Lender) until all Senior Loans have been paid in full. At that point, the "Defaulting Lender" shall no longer be deemed a Defaulting Lender and the remainder of the Advances due to such "Defaulting Lender" shall no longer be subordinated but shall be payable on the same basis as payments to the other Lenders. After the Senior Loans have been paid in full equitable adjustments will be made in connection with future payments by the Borrower to the extent a portion of the Senior Loans had been repaid with amounts that otherwise would have been distributed to a Defaulting Lender but for the operation of this
Section 12.15.  This provision governs only the relationship among the
-------------

Administrative Agent, each Defaulting Lender and the other Lenders; nothing hereunder shall limit the obligation of the Borrower to repay all Loans in accordance with the terms of this Agreement. The provisions of this Section
                                                                     -------
12.15 shall apply and be effective regardless of whether a Default or Event of
-----
Default occurs and is continuing, and notwithstanding (i) any other provision of this Agreement to the contrary, (ii) any instruction of the Borrower as to its desired application of payments or (iii) the suspension of such Defaulting Lender's right to vote on matters as provided above.


                                  ARTICLE XII

               BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS
               -------------------------------------------------

     13.1  Successors and Assigns.
           ----------------------

           The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of Borrower and the Lenders and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights or obligations under the Loan Documents without the consent of all the Lenders and any assignment by any Lender must be made in compliance with
Section 13.3.  The Administrative Agent may treat the payee of any Note as the
------------
owner thereof for all purposes hereof unless and until such payee complies with
Section 13.3 in the case of an assignment thereof or, in the case of any other
------------
transfer, a written notice of the transfer is filed with the Administrative Agent. Any assignee or transferee of a Note agrees by acceptance thereof to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

     13.2  Participations.
           --------------

           13.2.1  Permitted Participants; Effect.  With the prior written
                   ------------------------------
     consent of the Administrative Agent (and during the initial syndication of the Facility, the Syndication Agent) and the Borrower (which consents shall not be unreasonably withheld or delayed), any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating
                                                   ------------
     interests in any Advance owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents, except that (i) no consent of Borrower shall be required for any such sale if an Event of Default has occurred and is continuing and (ii) no consent of any of the Administrative Agent, the Syndication Agent or the Borrower shall ever be required (A) for any such sale made to any Lender's Affiliate or (B) for any sale of a participating interest in Competitive Bid Loans. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the holder of any such Note for all purposes under the Loan Documents, all amounts payable by Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and Borrower and the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

           13.2.2  Voting Rights.  Each Lender shall retain the sole right to
                   -------------
     vote its Percentage of the Aggregate Commitment, without the consent of any Participant, for the approval or disapproval of any amendment, modification or waiver of any provision of the Loan Documents, provided that such Lender may grant such Participant the right to approve any amendment, modification or waiver which forgives principal, interest or fees or reduces the interest rate or fees payable hereunder, postpones any date fixed for any regularly-scheduled payment of principal of or interest on the Obligations, or extends the Maturity Date, except as expressly provided for herein.

      13.  Assignments.
           -----------

           13.3.1  Permitted Assignments.  Any Lender may, with the prior
                   ---------------------
     written consent of the Administrative Agent (and during the initial syndication of the Facility, the Syndication Agent) and Borrower (which consents shall not be unreasonably withheld or delayed), in accordance with applicable law, at any time assign to one or more banks or other entities (collectively, "Purchasers") all, or a portion equal to $5,000,000 of its
                     ----------
     Commitment or more, of its rights and obligations under the Loan Documents, except that (i) no consent of Borrower shall be required if an Event of Default has occurred and is continuing and (ii) no consent of the Administrative Agent, the Syndication Agent or Borrower shall ever be required for (A) any assignment to any Lender's Affiliate or (B) the pledge or assignment by a Lender of such Lender's Note and other rights under the Loan Documents to any Federal Reserve Bank in accordance with applicable law. Such assignments and assumptions shall be substantially in the form of Exhibit I hereto. Borrower shall execute any and all documents which
        ---------
     are customarily required by such Lender (including, without limitation, a replacement promissory note or notes in the forms provided hereunder) in connection with any such assignment, but Borrower shall not be obligated to pay any fees and expenses incurred by any Lender in connection with any assignment pursuant to this Section. Any Lender selling all or any part of its rights and obligation hereunder in a transaction requiring the consent of the Administrative Agent shall pay to the Administrative Agent a fee of $3,500.00 per assignee to reimburse the Administrative Agent for its involvement in such assignment.

           13.3.2  Effect; Effective Date of Assignment.  Upon delivery to the
                   ------------------------------------
     Administrative Agent of a notice of assignment executed by the assigning Lender and the Purchaser, such assignment shall become effective on the effective date specified in such notice of assignment. The notice of assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and the Loans under the applicable assignment agreement are "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by Borrower, the Lenders, the Administrative Agent or the Syndication Agent shall be required to release the transferor Lender with respect to the percentage of the Commitment and Advances assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section
                                                                        -------
     13.3.2, the transferor Lender, the Administrative Agent and Borrower shall
     ------
     make appropriate arrangements so that replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment. The Borrower shall not bear any of the costs associated with an assignment to a Purchaser.

     13.4  Dissemination of Information.  Borrower authorizes each Lender to
           ----------------------------
disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any
                                                            ----------
prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of Borrower. Each Transferee shall agree in writing to keep confidential any such information which is not publicly available.

     13.5  Tax Treatment. If any interest in any Loan Document is transferred to
           -------------
any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with all applicable provisions of the Code with respect to withholding and other tax matters.

                                  ARTICLE XIV

                              GENERAL PROVISIONS
                              ------------------

     14.1 Survival of Representations.  All representations and warranties
          ---------------------------
contained in this Agreement shall survive delivery of the Notes and the making of the Advances herein contemplated.

     14.2 Governmental Regulation.  Anything contained in this Agreement to the
          -----------------------
contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

     14.3 Taxes.  Any recording and other taxes (excluding franchise, income or
          -----
similar taxes) or other similar assessments or charges payable or ruled payable by any governmental authority incurred in connection with the consummation of the transactions contemplated by this Agreement shall be paid by the Borrower, together with interest and penalties, if any.

     14.4 Headings.  Section headings in the Loan Documents are for convenience
          --------
of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

     14.5 No Third Party Beneficiaries.  This Agreement shall not be construed
          ----------------------------
so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

     14.6 Expenses; Indemnification.  Subject to the provisions of this
          -------------------------
Agreement, Borrower will pay (a) all reasonable and customary out-of-pocket costs and expenses incurred by the Administrative Agent or the Competitive Bid Option Agent (including the reasonable fees, out-of-pocket expenses and other reasonable expenses of counsel, which counsel may be employees of the Administrative Agent or the Competitive Bid Option Agent) in connection with the documentation and administration of the Facility, including without limitation, the preparation, execution and delivery of this Agreement, the Notes, the Loan Documents and any other agreements or documents referred to herein or therein and any amendments or waivers thereto, (b) all out-of-pocket costs and expenses incurred by the Administrative Agent, the Competitive Bid Option Agent and the Lenders (including the reasonable fees, out-of-pocket expenses and other reasonable expenses of counsel to the Administrative Agent, the Competitive Bid Option Agent and the Lenders, which counsel may be employees of Administrative Agent, the Competitive Bid Option Agent and/or the Lenders) in connection with the enforcement and protection of the rights of the Lenders under this Agreement, the Notes, the Loan Documents or any other agreement or document referred to herein or therein, and (c) all reasonable and customary costs and expenses (excluding internal salary costs) of periodic reviews by the Administrative Agent's personnel of the Borrower's and Guarantors' books and records. The Borrower further agrees to indemnify the

Administrative Agent, the Competitive Bid Option Agent and the Lenders (including the reasonable fees, out-of-pocket expenses and other reasonable expenses of counsel to the Administrative Agent, the Competitive Bid Option Agent and the Lenders, which counsel may be employees of Administrative Agent, the Competitive Bid Option Agent and/or the Lenders) in connection with the enforcement and protection of the rights of the Lenders under this Agreement, the Notes, the Loan Documents or any other agreement or document referred to herein or therein, and (c) all reasonable and customary costs and expenses (excluding internal salary costs) of periodic reviews by the Administrative Agent's personnel of the Borrower's and Guarantors' books and records. The Borrower further agrees to indemnify the Administrative Agent, the Competitive Bid Option Agent, the Arranger, the Lenders, and their respective directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and reasonable expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not one of them is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Advance hereunder, except that the foregoing indemnity shall not apply to any entity to the extent that any such losses, claims, etc. are the result of such entity's gross negligence or wilful misconduct. The obligations of the Borrower under this Section shall survive the termination of this Agreement.

     14.7   Severability of Provisions. Any provision in any Loan Document that
            --------------------------
is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

     14.8   Nonliability of the Lenders.  The relationship between the Borrower
            ---------------------------
and the Lenders shall be solely that of borrower and lender. The Lenders shall not have any fiduciary responsibilities to the Borrower. The Lenders undertake no responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations.

     14.9   Choice of Law.  THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A
            -------------
CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

     14.10  Consent to Jurisdiction.  THE BORROWER HEREBY IRREVOCABLY SUBMITS TO
            -----------------------
THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO, ILLINOIS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE LENDERS TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE LENDERS OR ANY AFFILIATE

OF THE LENDERS INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.

     14.11  Waiver of Jury Trial.  THE BORROWER, THE GUARANTORS, THE
            --------------------
ADMINISTRATIVE AGENT AND THE LENDERS HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

      14.12 Successors and Assigns.  The terms and provisions of the Loan
            ----------------------
Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights or obligations under the Loan Documents. Any assignee or transferee of the Notes agrees by acceptance thereof to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the holder of the Notes, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Notes or of any note or notes issued in exchange therefor.

      14.13 Entire Agreement; Modification of Agreement.  The Loan Documents
            -------------------------------------------
embody the entire agreement among the Borrower, Guarantors, Competitive Bid Option Agent, Administrative Agent, and Lenders and supersede all prior conversations, agreements, understandings, commitments and term sheets among any or all of such parties with respect to the subject matter hereof. Any provisions of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower, and

            (a)  each of the Lenders if such amendment or waiver

                    (i) reduces or forgives any payment of principal or interest on the Obligations or any fees payable by Borrower to such Lender hereunder; or

                    (ii) postpones the date fixed for any payment of principal of or interest on the Obligations or any fees payable by Borrower to such Lender hereunder; or

                    (iii) changes the amount of such Lender's Commitment (other than pursuant to a Commitment reduction by the Borrower under Section
                                                                        -------
          2.18 or an assignment permitted under Section 13.3) or the unpaid
          ----                                  ------------
          principal amount of such Lender's Note; or

                    (iv) extends the Maturity Date, except as expressly provided herein; or

                    (v) releases or limits the liability of a Guarantor under the Loan Documents; or

                    (vi) changes the definition of Majority Lenders or Required Lenders or modifies any requirement for consent by each of the Lenders; or

          (b) the Majority Lenders, to the extent expressly provided for herein; or

          (c) the Required Lenders, to the extent expressly provided for herein and in the case of all other waivers or amendments if no percentage of Lenders is specified herein.

     14.14 Dealings with the Borrower.  The Lenders and their affiliates may
           --------------------------
accept deposits from, extend credit to and generally engage in any kind of banking, trust or other business with the Borrower or other member of the Consolidated Group regardless of the capacity of the Lenders hereunder.

     14.15 Set-Off.
           -------

           (a) If an Event of Default shall have occurred, each Lender shall have the right, at any time and from time to time without notice to the Borrower, any such notice being hereby expressly waived, to set-off and to appropriate or apply any and all deposits of money or property or any other indebtedness at any time held or owing by such Lender to or for the credit or the account of the Borrower against and on account of all outstanding Obligations and all Obligations which from time to time may become due hereunder and all other obligations and liabilities of the Borrower under this Agreement, irrespective of whether or not such Lender shall have made any demand hereunder and whether or not said obligations and liabilities shall have matured.

           (b) Each Lender agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal, interest or fees due with respect to any Note held by it (other than payments with respect to Senior Loans under Section
                                                                   -------
12.15) which is greater than the proportion received by any other Lender in respect of the aggregate amount of principal, interest or fees due with respect to any Note held by such other Lender, the Lender receiving such proportionately greater payment shall purchase such participations in the Notes held by the other Lenders and such other adjustments shall be made as may be required so that all such payments of principal, interest or Fees with respect to the Notes held by the Lenders shall be shared by the Lenders pro rata according to their respective Commitments.

     14.16  Counterparts.  This Agreement may be executed in any number of
            ------------
counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower, the Guarantors and each of the Lenders shown on the signature pages hereof.


                                  ARTICLE XV

                                    NOTICES
                                    -------

     15.1 Giving Notice.  All notices and other communications provided to any
          -------------
party hereto under this Agreement or any other Loan Document shall be in writing or by telex or by facsimile and addressed or delivered to such party at its address set forth below or at such other address as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by telex or facsimile, shall be deemed given when transmitted (answerback confirmed in the case of telexes). Notice shall be given as follows:

          To the Borrower:

               The Rouse Company
               10275 Little Patuxent Parkway
               Columbia, Maryland  21044-3456
               Attention:     Patricia H. Dayton
               Telecopy: (410) 964-3412

          To Guarantors:

               The Howard Research And Development Corporation
               10275 Little Patuxent Parkway
               Columbia, Maryland  21044-3456
               Attention:  Patricia H. Dayton
               Telecopy:   (410) 964-3412

               The Howard Hughes Corporation
               Howard Hughes Properties, Inc.
               3800 Howard Hughes Parkway
               Las Vegas, Nevada  89109
               Attention: General Counsel
               Telecopy:  (702) 791-4385

          Each of the above with a copy to:

               The Rouse Company
               10275 Little Patuxent Parkway
               Columbia, Maryland  21044-3456
               Attention:     David R. Schwiesow
               Telecopy:     (410) 992-6392

          To each Lender:
               As shown below the Lenders' signatures.

          To the Administrative Agent and/or the Competitive Bid Option Agent:

               The First National Bank of Chicago
               One First National Plaza
               Chicago, Illinois  60670
               Attention: Real Estate Finance Division
               Telecopy:  (312) 732-1117

          With a copy to:

               Sonnenschein Nath & Rosenthal
               8000 Sears Tower
               Chicago, Illinois  60606
               Attention: Patrick G. Moran, Esq.
               Telecopy:  (312) 876-7934

     15.2 Change of Address.  Each party may change the address for service of
          -----------------
notice upon it by a notice in writing to the other parties hereto.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

BORROWER:                 THE ROUSE COMPANY


                          By:_______________________________________________
                          Title:____________________________________________


GUARANTORS:               THE HOWARD HUGHES CORPORATION


                          By:_______________________________________________
                          Title:____________________________________________


                          HOWARD HUGHES PROPERTIES, INC.


                          By:_______________________________________________
                          Title:____________________________________________


                          THE HOWARD RESEARCH AND DEVELOPMENT CORPORATION


                          By:_______________________________________________
                          Title:____________________________________________

LENDERS: THE FIRST NATIONAL BANK OF CHICAGO, for itself and as Administrative Agent and Competitive Bid Option Agent


                          By:_______________________________________________
                          Title:  Vice President
                          Commitment:  $225,000,000
                          Percentage of Aggregate Commitment:  50%

                          Address for Notices:
                          One First National Plaza
                          Chicago, Illinois 60670
                          Attention: Real Estate Finance Division
                          Telephone:  312/732-1486
                          Telecopy:  312/732-1117


                          BANKERS TRUST COMPANY


                          By:_______________________________________________
                          Title:  Managing Director
                          Commitment:  $225,000,000
                          Percentage of Aggregate Commitment:  50%

                          Address for Notices:
                          Bankers Trust Plaza
                          130 Liberty Street
                          New York, New York  10006
                          Attention:  Susan LeBoutillier
                          Telephone:  212/250-2418
                          Telecopy:   212/669-0752

                                            EXHIBIT D - FORM OF LIMITED GUARANTY
                                            ------------------------------------

                               LIMITED GUARANTY
                               ----------------
                                  (REVOLVING)


     This Limited Guaranty (Revolving) made as of July 29, 1998 (the "Guaranty"), by The Howard Hughes Corporation and Howard Hughes Properties, Inc.
 --------
(individually, a "Guarantor" and collectively, "Guarantor"), to and for the
                  ---------                     ---------
benefit of Bankers Trust Company ("Bankers Trust") and The First National Bank
                                   -------------
of Chicago ("First Chicago"), individually and as agents for themselves and the
             -------------
lenders listed on the signature pages of the Revolving Credit Agreement (as defined below) and their respective successors and assigns (collectively, "Lender").
 ------


                                   RECITALS
                                   --------

     A.   The Rouse Company ("Borrower") and Guarantor have requested that
                              --------
Lender make an unsecured revolving credit facility available to Borrower in the aggregate principal amount of up to $450,000,000 ("Revolving Facility").
                                                   ------------------

     B. Lender has agreed to make the Revolving Facility available to Borrower pursuant to the terms and conditions set forth in an Amended and Restated Unsecured Revolving Credit Agreement of even date herewith ("Revolving Credit
                                                             ----------------
Agreement") among Borrower, the Lender, the entities comprising the Guarantor
---------
and The Howard Research And Development Corporation (the "Other Guarantor").
                                                          ---------------
All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Revolving Credit Agreement.

     C. Borrower has executed and delivered to Lender Promissory Notes each of even date herewith in the aggregate principal amount of $450,000,000 as evidence of its indebtedness to Lender with respect to the Revolving Facility. Borrower has also executed and delivered to each Lender a Competitive Loan Note which evidences any Competitive Bid Loans which may be made by such Lender under the Revolving Credit Agreement. The Promissory Notes and Competitive Loan Notes described above, together with any amendments or allonges thereto, or restatements, replacements or renewals thereof, and/or new promissory notes to new Lenders under the Revolving Credit Agreement, are collectively referred to herein as the "Note".
               ----

                                            EXHIBIT D - FORM OF LIMITED GUARANTY
                                            ------------------------------------

     D. Borrower is a stockholder, directly or indirectly, of each entity comprising Guarantor, and Guarantor will receive advances from time to time from the Borrower out of the proceeds of the Revolving Facility and, therefore, Guarantor will derive financial benefit from the Revolving Facility evidenced by the Note, Revolving Credit Agreement and the other Loan Documents. The execution and delivery of this Guaranty by Guarantor and of another guaranty by the Other Guarantor are conditions precedent to the performance by Lender of its obligations under the Revolving Credit Agreement.

     E. Borrower has also entered into a Credit Agreement (Bridge Loan) of even date herewith (the "Term Loan Agreement") among Borrower, the entities
                         -------------------
comprising the Guarantor, the Other Guarantor, First Chicago and Bankers Trust, individually and as agents, and the lenders listed on the signature pages of such Term Loan Agreement and their respective successors and assigns (collectively, the "Term Lenders"). The Term Lenders have also required the
                    ------------
Guarantor to execute and deliver a Limited Guaranty (Term) of even date herewith (the "Term Guaranty") regarding Borrower's obligations under the Term Loan
      -------------
Agreement.

                                  AGREEMENTS
                                  ----------

     NOW, THEREFORE, Guarantor, in consideration of the matters described in the foregoing Recitals, which Recitals are incorporated herein and made a part hereof, and for other good and valuable consideration, hereby agrees as follows:

     1.   Guarantor absolutely, unconditionally, and irrevocably guarantees to
Lender:

          (a) the full and prompt payment of the principal of and interest on the Note when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, and the prompt payment of all sums which may now be or may hereafter become due and owing under the Note, the Revolving Credit Agreement, and the other Loan Documents;

          (b) the payment of all Enforcement Costs (as hereinafter defined in Paragraph 7 hereof); and
    -----------

          (c) the full, complete, and punctual observance, performance, and satisfaction of all of the obligations, duties, covenants, and agreements of Borrower under the Revolving Credit Agreement and the Loan Documents.

All amounts due, debts, liabilities, and payment obligations described in subparagraphs (a) and (b) of this Paragraph 1 are referred to herein as the
                                  -----------
"Facility Indebtedness."  All
 ---------------------

                                            EXHIBIT D - FORM OF LIMITED GUARANTY
                                            ------------------------------------

obligations described in subparagraph (c) of this Paragraph 1 are referred to
                                                  -----------
herein as the "Obligations." All obligations described in subparagraphs (a), (b)
                                 -----------
and (c) of this Paragraph 1 are referred to collectively as the "Guaranteed
                -----------                                      ----------
Obligations". Guarantor and Lender agree that a Guarantor's obligations
-----------
hereunder shall not exceed the greater of: (i) the aggregate amount of all monies received, directly or indirectly, by such Guarantor from Borrower after the date of execution of the Existing Facility (whether by loan, capital infusion or other means), or (ii) the maximum amount not subject to avoidance under Title 11 of the United States Code, as same may be amended from time to time, or any applicable state law (the "Bankruptcy Code"). To that end, to the extent such obligations would otherwise be subject to avoidance under the Bankruptcy Code if such Guarantor is not deemed to have received valuable consideration, fair value or reasonably equivalent value for its obligations hereunder, any such Guarantor's obligations hereunder shall be reduced to that amount which, after giving effect thereto, would not render such Guarantor insolvent, or leave such Guarantor with an unreasonably small capital to conduct its business, or cause such Guarantor to have incurred debts (or intended to have incurred debts) beyond its ability to pay such debts as they mature, as such terms are determined, and at the time such obligations are deemed to have been incurred, under the Bankruptcy Code. In the event either of the entities comprising the Guarantor shall make any payment or payments under this Guaranty, the other entity comprising the Guarantor shall contribute to such paying entity an amount equal to such non-paying entity's pro rata share (based on their respective maximum liabilities hereunder) of such payment or payments made by such paying entity, provided that such contribution right shall be subordinate and junior in right of payment to all the Guaranteed Obligations to Lender.

     Notwithstanding anything herein to the contrary, the maximum aggregate liability of both entities comprising the Guarantor (i) under this Guaranty to the Lender and (ii) under the Term Guaranty to the Term Lenders with respect to any portion of the aggregate principal balances outstanding under the Revolving Credit Agreement and the Term Loan Agreement that becomes due and payable prior to the "Limitation End Date" (as defined below) shall not exceed $250,000,000 (the "Maximum Principal Liability"). The Guarantor's Maximum Principal
      ---------------------------
Liability shall be reduced only by payments made by Guarantor to either Lender or the Term Lenders during the continuance of (i) an Event of Default under the Revolving Credit Agreement or (ii) an Event of Default under the Term Loan Agreement (as such term is defined therein) which are expressly identified in writing at the time of payment as being made for such purpose. Any principal payments made by the Borrower, the Other Guarantor or from any other source shall not reduce the Maximum Principal Liability, despite reducing the aggregate principal balance outstanding under the Revolving Credit Agreement or the Term Loan Agreement. Guarantor shall have no rights or obligations with respect to the allocation of any payments made by Guarantor hereunder between the Revolving Credit Agreement and the Term Loan Agreement, which allocation

                                            EXHIBIT D - FORM OF LIMITED GUARANTY
                                            ------------------------------------

shall be governed by separate agreement between Lender and the Term Lenders. The limitation imposed on a Guarantor's liability shall expire, and such Guarantor shall be liable for the full principal balance of the Facility Indebtedness without regard to this paragraph, on the date that those obligations of Borrower to deliver additional stock of Borrower to certain "Holders" on account of those "Business Units" (as such terms are defined in the Contingent Stock Agreement described below) which are held by such Guarantor have either been terminated early by agreement or expired in accordance with the terms of that certain Contingent Stock Agreement dated as of January 1, 1996 (the "Limitation End
                                                             --------------
Date"). Guarantor shall not take any action, or consent to any action by any other party, which would extend the current Limitation End Date.

    2. In the event of any default by Borrower in making payment of the Facility Indebtedness, or in performance of the Obligations, as aforesaid, in each case beyond the expiration of any applicable grace period, Guarantor agrees, on demand by Lender or the holder of the Note, to pay all the Facility Indebtedness and to perform all the Obligations as are or then or thereafter become due and owing or are to be performed under the terms of the Note, the Revolving Credit Agreement and the other Loan Documents. Lender shall have the right, at its option, either before, during or after pursuing any other right or remedy against Borrower or Guarantor, to perform any and all of the Obligations by or through any agent, contractor or subcontractor, or any of their agents, of its selection, all as Lender in its sole discretion deems proper, and Guarantor shall indemnify and hold Lender free and harmless from and against any and all loss, damage, cost, expense, injury, or liability Lender may suffer or incur in connection with the exercise of its rights under this Guaranty or the performance of the Obligations, except to the extent the same arises as a result of the gross negligence or wilful misconduct of Lender.

    All of the remedies set forth herein and/or provided by any of the Loan Documents or law or equity shall be equally available to Lender, and the choice by Lender of one such alternative over another shall not be subject to question or challenge by Guarantor or any other person, nor shall any such choice be asserted as a defense, set-off, or failure to mitigate damages in any action, proceeding, or counteraction by Lender to recover or seeking any other remedy under this Guaranty, nor shall such choice preclude Lender from subsequently electing to exercise a different remedy. The parties have agreed to the alternative remedies hereinabove specified in part because they recognize that the choice of remedies in the event of a failure hereunder will necessarily be and should properly be a matter of business judgment, which the passage of time and events may or may not prove to have been the best choice to maximize recovery by Lender at the lowest cost to Borrower and/or Guarantor. It is the intention of the parties that such choice by Lender be given conclusive effect regardless of such subsequent developments.

                                            EXHIBIT D - FORM OF LIMITED GUARANTY
                                            ------------------------------------

    3. Guarantor does hereby waive (i) notice of acceptance of this Guaranty by Lender and any and all notices and demands of every kind which may be required to be given by any statute, rule or law, (ii) any defense, right of set-off or other claim which Guarantor may have against the Borrower or which Guarantor or Borrower may have against Lender or any holders of the Note (other than defenses relating to payment of the Facility Indebtedness or the correctness of any allegation by Lender that Borrower was in default in the performance of the Obligations), (iii) presentment for payment, demand for payment (other than as provided for in Paragraph 2 above), notice of nonpayment
                                       -----------
(other than as provided for in Paragraph 2 above) or dishonor, protest and
                               -----------
notice of protest, diligence in collection and any and all formalities which otherwise might be legally required to charge Guarantor with liability, (iv) any failure by Lender to inform Guarantor of any facts Lender may now or hereafter know about Borrower, the Revolving Facility, or the transactions contemplated by the Revolving Credit Agreement, it being understood and agreed that Lender has no duty so to inform and that the Guarantor is fully responsible for being and remaining informed by the Borrower of all circumstances bearing on the existence or creation, or the risk of nonpayment of the Facility Indebtedness or the risk of nonperformance of the Obligations, and (v) any and all right to cause a marshalling of assets of the Borrower or any other action by any court or governmental body with respect thereto, or to cause Lender to proceed against any other security given to Lender in connection with the Facility Indebtedness or the Obligations. Credit may be granted or continued from time to time by Lender to Borrower without notice to or authorization from Guarantor, regardless of the financial or other condition of the Borrower at the time of any such grant or continuation. Lender shall have no obligation to disclose or discuss with Guarantor its assessment of the financial condition of Borrower. Guarantor acknowledges that no representations of any kind whatsoever have been made by Lender to Guarantor. No modification or waiver of any of the provisions of this Guaranty shall be binding upon Lender except as expressly set forth in a writing duly signed and delivered on behalf of Lender. Guarantor further agrees that any exculpatory language contained in the Revolving Credit Agreement or the Note shall in no event apply to this Guaranty, and will not prevent Lender from proceeding against Guarantor to enforce this Guaranty.

    4. Guarantor further agrees that Guarantor's liability as guarantor shall in nowise be impaired by any renewals or extensions which may be made from time to time, with or without the knowledge or consent of Guarantor, of the time for payment of interest or principal under the Note or by any forbearance or delay in collecting interest or principal under the Note, or by any waiver by Lender under the Revolving Credit Agreement or any other Loan Documents, or by Lender's failure or election not to pursue any other remedies it may have against Borrower, or by any change or modification in the Note, Revolving Credit Agreement or any other Loan Documents, or by the acceptance by Lender of any additional security or any increase, substitution or change therein, or by the release by Lender of any

                                            EXHIBIT D - FORM OF LIMITED GUARANTY
                                            ------------------------------------

security or any withdrawal thereof or decrease therein, or by the application of payments received from any source to the payment of any obligation other than the Facility Indebtedness, even though Lender might lawfully have elected to apply such payments to any part or all of the Facility Indebtedness, it being the intent hereof that Guarantor shall remain liable as principal for payment of the Facility Indebtedness and performance of the Obligations until all indebtedness has been paid in full and the other terms, covenants and conditions of the Revolving Credit Agreement and other Loan Documents and this Guaranty have been performed and the Aggregate Commitment terminated, notwithstanding any act or thing which might otherwise operate as a legal or equitable discharge of a surety. Guarantor further understands and agrees that Lender may at any time enter into agreements with Borrower to amend and modify the Note, Revolving Credit Agreement or other Loan Documents, or any thereof, and may waive or release any provision or provisions of the Note, the Revolving Credit Agreement and other Loan Documents or any thereof, and, with reference to such instruments, may make and enter into any such agreement or agreements as Lender and Borrower may deem proper and desirable, without in any manner impairing this Guaranty or any of Lender's rights hereunder or any of the Guarantor's obligations hereunder.

    5. This is an absolute, unconditional, complete, present and continuing guaranty of payment and performance and not of collection. Guarantor agrees that this Guaranty may be enforced by Lender without the necessity at any time of resorting to or exhausting any other security or collateral given in connection herewith or with the Note, the Revolving Credit Agreement or any of the other Loan Documents, or resorting to any other guaranties, and Guarantor hereby waives the right to require Lender to join Borrower in any action brought hereunder or to commence any action against or obtain any judgment against Borrower or to pursue any other remedy or enforce any other right. Guarantor further agrees that nothing contained herein or otherwise shall prevent Lender from pursuing concurrently or successively all rights and remedies available to it at law and/or in equity or under the Note, Revolving Credit Agreement or any other Loan Documents, and the exercise of any of its rights or the completion of any of its remedies shall not constitute a discharge of any of Guarantor's obligations hereunder, it being the purpose and intent of the Guarantor that the obligations of such Guarantor hereunder shall be primary, absolute, independent and unconditional under any and all circumstances whatsoever. Neither Guarantor's obligations under this Guaranty nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by any impairment, modification, change, release or limitation of the liability of Borrower under the Note, Revolving Credit Agreement or other Loan Documents or by reason of Borrower's bankruptcy or by reason of any creditor or bankruptcy proceeding instituted by or against Borrower. This Guaranty shall continue to be effective and be deemed to have continued in existence or be reinstated (as the case may be) if at any time payment of all or any part of any sum payable pursuant to the

                                            EXHIBIT D - FORM OF LIMITED GUARANTY
                                            ------------------------------------

Note, Revolving Credit Agreement or any other Loan Document is rescinded or otherwise required to be returned by the payee upon the insolvency, bankruptcy, or reorganization of the payor, all as though such payment to Lender had not been made, regardless of whether Lender contested the order requiring the return of such payment. The obligations of Guarantor pursuant to the preceding sentence shall survive any termination, cancellation, or release of this Guaranty.

    6. This Guaranty shall be assignable by Lender to any assignee of all or a portion of Lender's rights under the Loan Documents.

    7. If: (i) this Guaranty, the Note or any other Loan Document is placed in the hands of attorneys for collection or is collected through any legal proceeding; (ii) attorneys are retained to represent Lender in any bankruptcy, reorganization, receivership, or other proceedings affecting creditors' rights and involving a claim under this Guaranty, the Note, the Revolving Credit Agreement, or any other Loan Document; (iii) attorneys are retained to provide advice or other representation with respect to the Loan Documents in connection with an enforcement action or potential enforcement action; or (iv) attorneys are retained to represent Lender in any other legal proceedings whatsoever in connection with this Guaranty, the Note, the Revolving Credit Agreement, any of the other Loan Documents, or any property subject thereto (other than any action or proceeding brought by any Lender or participant against the Administrative Agent (as defined in the Revolving Credit Agreement) alleging a breach by the Administrative Agent of its duties under the Loan Documents), then Guarantor shall pay to Lender upon demand all reasonable attorneys' fees, costs and expenses, including, without limitation, court costs, filing fees, recording costs, expenses of foreclosure, title insurance premiums, survey costs, minutes of foreclosure, and all other costs and expenses incurred in connection therewith (all of which are referred to herein as "Enforcement Costs"), in
                                                   -----------------
addition to all other amounts due hereunder.

    8. The parties hereto intend that each provision in this Guaranty comports with all applicable local, state and federal laws and judicial decisions. However, if any provision or provisions, or if any portion of any provision or provisions, in this Guaranty is found by a court of law to be in violation of any applicable local, state or federal ordinance, statute, law, administrative or judicial decision, or public policy, and if such court should declare such portion, provision or provisions of this Guaranty to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent of all parties hereto that such portion, provision or provisions shall be given force to the fullest possible extent that they are legal, valid and enforceable, that the remainder of this Guaranty shall be construed as if such illegal, invalid, unlawful, void or unenforceable portion, provision or provisions were not contained therein, and that the rights, obligations and interest of Lender or any holder of the Note under the remainder of this Guaranty shall continue in full force and effect.

                                         EXHIBIT D-FORM OF LIMITED GUARANTY
                                         ----------------------------------

    9. Any indebtedness of Borrower to Guarantor now or hereafter existing is hereby subordinated to the Facility Indebtedness. Guarantor agrees that until the entire Facility Indebtedness has been paid in full and the aggregate Commitment is terminated, if an Event of Default under the Revolving Credit Agreement exists and is continuing, (i) Guarantor will not seek, accept, or retain for Guarantor's own account, any payment from Borrower on account of such subordinated debt, and (ii) any such payments to Guarantor on account of such subordinated debt shall be collected and received by Guarantor in trust for Lender and shall be paid over to Lender on account of the Facility Indebtedness without impairing or releasing the obligations of Guarantor hereunder.

    10. Unless and until the Facility Indebtedness is repaid in full and the Aggregate Commitment is terminated, Guarantor shall not assert any claim (within the meaning of 11 U.S.C. (S) 101) which Guarantor may have against Borrower arising from a payment made by Guarantor under this Guaranty and agrees not to assert or take advantage of any subrogation rights of Guarantor or Lender or any right of Guarantor or Lender to proceed against (i) Borrower for reimbursement, or (ii) any other guarantor or any collateral security or guaranty or right of offset held by Lender for the payment of the Facility Indebtedness and performance of the Obligations, nor shall Guarantor seek or be entitled to seek any contribution or reimbursement from Borrower or any other guarantor in respect of payments made by Guarantor hereunder. It is expressly understood that the waivers and agreements of Guarantor set forth above constitute additional and cumulative benefits given to Lender for its security and as an inducement for its extension of credit to Borrower.

    11. Any amounts received by Lender from any source on account of any indebtedness may be applied by Lender toward the payment of such indebtedness, and in such order of application, as Lender may from time to time elect.

    12. The Guarantor hereby submits to personal jurisdiction in the State of Illinois for the enforcement of this Guaranty and waives any and all personal rights to object to such jurisdiction for the purposes of litigation to enforce this Guaranty. Guarantor hereby consents to the jurisdiction of either the Circuit Court of Cook County, Illinois, or the United States District Court for the Northern District of Illinois, in any action, suit, or proceeding which Lender may at any time wish to file in connection with this Guaranty or any related matter. Guarantor hereby agrees that an action, suit, or proceeding to enforce this Guaranty may be brought in any state or federal court in the State of Illinois and hereby waives any objection which Guarantor may have to the laying of the venue of any such action, suit, or proceeding in any such court; provided, however, that the provisions of this Paragraph shall not be deemed to preclude Lender from filing any such action, suit, or proceeding in any other appropriate forum.

                                              EXHIBIT D-FORM OF LIMITED GUARANTY
                                              ----------------------------------

 13. All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by telex or by facsimile and addressed or delivered to such party at its address set forth below or at such other address as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by telex or facsimile, shall be deemed given when transmitted (answerback confirmed in the case of telexes and facsimiles). Notice may be given as follows:

         To Guarantors:

              The Howard Hughes Corporation
              Howard Hughes Properties, Inc.
              3800 Howard Hughes Parkway
              Las Vegas, Nevada  89109
              Attention:     General Counsel
              Telecopy:      (702) 791-4385

         With a copy to:

              The Rouse Company
              10275 Little Patuxent Parkway
              Columbia, Maryland  21044-3456
              Attention:     David R. Schwiesow
              Telecopy:      (410) 992-6392

         To the Lender:

              c/o The First National Bank of Chicago, as agent
              One First National Plaza
              Chicago, Illinois  60670
              Attention:  Real Estate Finance Department
              Telecopy:   (312) 732-1117

         With a copy to:

              Sonnenschein Nath & Rosenthal
              8000 Sears Tower
              Chicago, Illinois  60606
              Attention:  Patrick G. Moran, Esq.
              Telecopy:   (312) 876-7934

                                            EXHIBIT D - FORM OF LIMITED GUARANTY
                                            ------------------------------------

or at such other address or to such other person as the party to be served with notice may have furnished in writing to the party seeking or desiring to serve notice as a place for the service of notice.

    14. This Guaranty shall be binding upon the heirs, executors, legal and personal representatives, successors and assigns of Guarantor and shall inure to the benefit of Lender's successors and assigns. All liability of the entities comprising the Guarantor shall be joint and several, subject to the limitations set forth in Paragraph 1 hereof.
             -----------

    15. This Guaranty shall be construed and enforced under the internal laws of the State of Illinois.

    16. GUARANTOR AND LENDER, BY ITS ACCEPTANCE HEREOF, EACH HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHT UNDER THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR RELATING THERETO OR ARISING FROM THE LENDING RELATIONSHIP WHICH IS THE SUBJECT OF THIS

                                            EXHIBIT D - FORM OF LIMITED GUARANTY
                                            ------------------------------------

GUARANTY AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

    IN WITNESS WHEREOF, each entity comprising the Guarantor has delivered this Guaranty in the State of Illinois as of the date first written above.

                              THE HOWARD HUGHES CORPORATION


                              By:_________________________________________
                              Its:________________________________________


                              HOWARD HUGHES PROPERTIES, INC.


                              By:_________________________________________
                              Its:________________________________________


ACCEPTED:

THE FIRST NATIONAL BANK OF CHICAGO,
not individually but as Administrative
Agent for the Lenders


By:_______________________________
Its:______________________________

                                     EXHIBIT D-1 - FORM OF UNLIMITED GUARANTY
                                     ----------------------------------------

                              UNLIMITED GUARANTY
                              ------------------
                                  (REVOLVING)


    This Unlimited Guaranty (Revolving) made as of July 29, 1998 (the "Guaranty"), by The Howard Research And Development Corporation ("Guarantor"),
 --------                                                         ---------
to and for the benefit of Bankers Trust Company ("Bankers Trust") and The First
                                                  -------------
National Bank of Chicago ("First Chicago"), individually and as agents for
                           -------------
themselves and the lenders listed on the signature pages of the Revolving Credit Agreement (as defined below) and their respective successors and assigns (collectively, "Lender").
                ------


                                   RECITALS
                                   --------

    A.   The Rouse Company ("Borrower") and Guarantor have requested that Lender
                             --------
make an unsecured revolving credit facility available to Borrower in the aggregate principal amount of up to $450,000,000 ("Revolving Facility").
                                                   ------------------

    B. Lender has agreed to make the Revolving Facility available to Borrower pursuant to the terms and conditions set forth in an Amended and Restated Unsecured Revolving Credit Agreement of even date herewith ("Revolving Credit
                                                             ----------------
Agreement") among The Howard Hughes Corporation and Howard Hughes Properties,
---------
Inc. (individually and collectively, the "Other Guarantor"), Borrower, the
                                          ---------------
Lender, and Guarantor. All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Revolving Credit Agreement.

    C. Borrower has executed and delivered to Lender Promissory Notes each of even date herewith in the aggregate principal amount of $450,000,000 as evidence of its indebtedness to Lender with respect to the Revolving Facility. Borrower has also executed and delivered to each Lender a Competitive Loan Note which evidences any Competitive Bid Loans which may be made by such Lender under the Revolving Credit Agreement. The Promissory Notes and Competitive Loan Notes described above, together with any amendments or allonges thereto, or restatements, replacements or renewals thereof, and/or new promissory notes to new Lenders under the Revolving Credit Agreement, are collectively referred to herein as the "Note".
               ----

    D. Borrower is a stockholder, directly or indirectly, of Guarantor, and Guarantor will receive advances from time to time from the Borrower out of the proceeds of the

                                        EXHIBIT D-1 - FORM OF UNLIMITED GUARANTY
                                        ----------------------------------------

Revolving Facility and, therefore, Guarantor will derive financial benefit from the Revolving Facility evidenced by the Note, Revolving Credit Agreement and the other Loan Documents. The execution and delivery of this Guaranty by Guarantor and of another guaranty by the Other Guarantor are conditions precedent to the performance by Lender of its obligations under the Revolving Credit Agreement.

    E. Borrower has also entered into a Credit Agreement (Bridge Loan) of even date herewith (the "Term Loan Agreement") among Borrower, the Guarantor, the
                    -------------------
entities comprising the Other Guarantor, First Chicago and Bankers Trust, individually and as agents, and the lenders listed on the signature pages of such Term Loan Agreement and their respective successors and assigns (collectively, the "Term Lenders"). The Term Lenders have also required the
                    ------------
Guarantor to execute and deliver a Limited Guaranty (Term) of even date herewith (the "Term Guaranty") regarding Borrower's obligations under the Term Loan
      -------------
Agreement.

                                  AGREEMENTS
                                  ----------

    NOW, THEREFORE, Guarantor, in consideration of the matters described in the foregoing Recitals, which Recitals are incorporated herein and made a part hereof, and for other good and valuable consideration, hereby agrees as follows:

    1.   Guarantor absolutely, unconditionally, and irrevocably guarantees to
Lender:

         (a) the full and prompt payment of the principal of and interest on the Note when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, and the prompt payment of all sums which may now be or may hereafter become due and owing under the Note, the Revolving Credit Agreement, and the other Loan Documents;

         (b) the payment of all Enforcement Costs (as hereinafter defined in Paragraph 7 hereof); and
    -----------

         (c) the full, complete, and punctual observance, performance, and satisfaction of all of the obligations, duties, covenants, and agreements of Borrower under the Revolving Credit Agreement and the Loan Documents.

All amounts due, debts, liabilities, and payment obligations described in subparagraphs (a) and (b) of this Paragraph 1 are referred to herein as the
                                  -----------
"Facility Indebtedness."  All obligations described in subparagraph (c) of this
 ---------------------
Paragraph 1 are referred to herein as the "Obligations."  All obligations
-----------                                -----------
described in subparagraphs (a), (b) and (c) of this Paragraph 1
                                                    -----------

                                        EXHIBIT D-1 - FORM OF UNLIMITED GUARANTY
                                        ----------------------------------------

are referred to collectively as the "Guaranteed Obligations". Guarantor and
                                     ----------------------
Lender agree that Guarantor's obligations hereunder shall not exceed the greater of: (i) the aggregate amount of all monies received, directly or indirectly, by Guarantor from Borrower after the date of execution of the Existing Facility (whether by loan, capital infusion or other means), or (ii) the maximum amount not subject to avoidance under Title 11 of the United States Code, as same may be amended from time to time, or any applicable state law (the "Bankruptcy Code"). To that end, to the extent such obligations would otherwise be subject to avoidance under the Bankruptcy Code if Guarantor is not deemed to have received valuable consideration, fair value or reasonably equivalent value for its obligations hereunder, Guarantor's obligations hereunder shall be reduced to that amount which, after giving effect thereto, would not render Guarantor insolvent, or leave Guarantor with an unreasonably small capital to conduct its business, or cause Guarantor to have incurred debts (or intended to have incurred debts) beyond its ability to pay such debts as they mature, as such terms are determined, and at the time such obligations are deemed to have been incurred, under the Bankruptcy Code.

    2. In the event of any default by Borrower in making payment of the Facility Indebtedness, or in performance of the Obligations, as aforesaid, in each case beyond the expiration of any applicable grace period, Guarantor agrees, on demand by Lender or the holder of the Note, to pay all the Facility Indebtedness and to perform all the Obligations as are or then or thereafter become due and owing or are to be performed under the terms of the Note, the Revolving Credit Agreement and the other Loan Documents. Lender shall have the right, at its option, either before, during or after pursuing any other right or remedy against Borrower or Guarantor, to perform any and all of the Obligations by or through any agent, contractor or subcontractor, or any of their agents, of its selection, all as Lender in its sole discretion deems proper, and Guarantor shall indemnify and hold Lender free and harmless from and against any and all loss, damage, cost, expense, injury, or liability Lender may suffer or incur in connection with the exercise of its rights under this Guaranty or the performance of the Obligations, except to the extent the same arises as a result of the gross negligence or wilful misconduct of Lender.

    All of the remedies set forth herein and/or provided by any of the Loan Documents or law or equity shall be equally available to Lender, and the choice by Lender of one such alternative over another shall not be subject to question or challenge by Guarantor or any other person, nor shall any such choice be asserted as a defense, set-off, or failure to mitigate damages in any action, proceeding, or counteraction by Lender to recover or seeking any other remedy under this Guaranty, nor shall such choice preclude Lender from subsequently electing to exercise a different remedy. The parties have agreed to the alternative remedies hereinabove specified in part because they recognize that the choice of remedies in the event of a failure hereunder will necessarily be and should properly be a

                                        EXHIBIT D-1 - FORM OF UNLIMITED GUARANTY
                                        ----------------------------------------

matter of business judgment, which the passage of time and events may or may not prove to have been the best choice to maximize recovery by Lender at the lowest cost to Borrower and/or Guarantor. It is the intention of the parties that such choice by Lender be given conclusive effect regardless of such subsequent developments.

    3. Guarantor does hereby waive (i) notice of acceptance of this Guaranty by Lender and any and all notices and demands of every kind which may be required to be given by any statute, rule or law, (ii) any defense, right of set-off or other claim which Guarantor may have against the Borrower or which Guarantor or Borrower may have against Lender or any holders of the Note (other than defenses relating to payment of the Facility Indebtedness or the correctness of any allegation by Lender that Borrower was in default in the performance of the Obligations), (iii) presentment for payment, demand for payment (other than as provided for in Paragraph 2 above), notice of nonpayment
                                       -----------
(other than as provided for in Paragraph 2 above) or dishonor, protest and
                               -----------
notice of protest, diligence in collection and any and all formalities which otherwise might be legally required to charge Guarantor with liability, (iv) any failure by Lender to inform Guarantor of any facts Lender may now or hereafter know about Borrower, the Revolving Facility, or the transactions contemplated by the Revolving Credit Agreement, it being understood and agreed that Lender has no duty so to inform and that the Guarantor is fully responsible for being and remaining informed by the Borrower of all circumstances bearing on the existence or creation, or the risk of nonpayment of the Facility Indebtedness or the risk of nonperformance of the Obligations, and (v) any and all right to cause a marshalling of assets of the Borrower or any other action by any court or governmental body with respect thereto, or to cause Lender to proceed against any other security given to Lender in connection with the Facility Indebtedness or the Obligations. Credit may be granted or continued from time to time by Lender to Borrower without notice to or authorization from Guarantor, regardless of the financial or other condition of the Borrower at the time of any such grant or continuation. Lender shall have no obligation to disclose or discuss with Guarantor its assessment of the financial condition of Borrower. Guarantor acknowledges that no representations of any kind whatsoever have been made by Lender to Guarantor. No modification or waiver of any of the provisions of this Guaranty shall be binding upon Lender except as expressly set forth in a writing duly signed and delivered on behalf of Lender. Guarantor further agrees that any exculpatory language contained in the Revolving Credit Agreement or the Note shall in no event apply to this Guaranty, and will not prevent Lender from proceeding against Guarantor to enforce this Guaranty.

    4. Guarantor further agrees that Guarantor's liability as guarantor shall in nowise be impaired by any renewals or extensions which may be made from time to time, with or without the knowledge or consent of Guarantor, of the time for payment of interest or principal

                                        EXHIBIT D-1 - FORM OF UNLIMITED GUARANTY
                                        ----------------------------------------

under the Note or by any forbearance or delay in collecting interest or principal under the Note, or by any waiver by Lender under the Revolving Credit Agreement or any other Loan Documents, or by Lender's failure or election not to pursue any other remedies it may have against Borrower, or by any change or modification in the Note, Revolving Credit Agreement or any other Loan Documents, or by the acceptance by Lender of any additional security or any increase, substitution or change therein, or by the release by Lender of any security or any withdrawal thereof or decrease therein, or by the application of payments received from any source to the payment of any obligation other than the Facility Indebtedness, even though Lender might lawfully have elected to apply such payments to any part or all of the Facility Indebtedness, it being the intent hereof that Guarantor shall remain liable as principal for payment of the Facility Indebtedness and performance of the Obligations until all indebtedness has been paid in full and the other terms, covenants and conditions of the Revolving Credit Agreement and other Loan Documents and this Guaranty have been performed and the Aggregate Commitment terminated, notwithstanding any act or thing which might otherwise operate as a legal or equitable discharge of a surety. Guarantor further understands and agrees that Lender may at any time enter into agreements with Borrower to amend and modify the Note, Revolving Credit Agreement or other Loan Documents, or any thereof, and may waive or release any provision or provisions of the Note, the Revolving Credit Agreement and other Loan Documents or any thereof, and, with reference to such instruments, may make and enter into any such agreement or agreements as Lender and Borrower may deem proper and desirable, without in any manner impairing this Guaranty or any of Lender's rights hereunder or any of the Guarantor's obligations hereunder.

    5. This is an absolute, unconditional, complete, present and continuing guaranty of payment and performance and not of collection. Guarantor agrees that this Guaranty may be enforced by Lender without the necessity at any time of resorting to or exhausting any other security or collateral given in connection herewith or with the Note, the Revolving Credit Agreement or any of the other Loan Documents, or resorting to any other guaranties, and Guarantor hereby waives the right to require Lender to join Borrower in any action brought hereunder or to commence any action against or obtain any judgment against Borrower or to pursue any other remedy or enforce any other right. Guarantor further agrees that nothing contained herein or otherwise shall prevent Lender from pursuing concurrently or successively all rights and remedies available to it at law and/or in equity or under the Note, Revolving Credit Agreement or any other Loan Documents, and the exercise of any of its rights or the completion of any of its remedies shall not constitute a discharge of any of Guarantor's obligations hereunder, it being the purpose and intent of the Guarantor that the obligations of Guarantor hereunder shall be primary, absolute, independent and unconditional under any and all circumstances whatsoever. Neither Guarantor's obligations under this Guaranty nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by any impairment, modification, change, release or limitation of the liability of Borrower under the Note, Revolving Credit Agreement or other Loan Documents or by reason of Borrower's bankruptcy or by reason of any creditor or bankruptcy proceeding instituted by or against Borrower. This Guaranty shall continue to be effective and be deemed to have continued in existence or be reinstated (as the case may be) if at any time payment of all or any part of any sum payable pursuant to the Note, Revolving Credit Agreement or any other Loan Document is rescinded or otherwise required to be returned by the payee upon the insolvency, bankruptcy, or reorganization of the payor, all as though such payment to Lender had not been made, regardless of whether Lender contested the order requiring the return of such payment. The obligations of Guarantor pursuant to the preceding sentence shall survive any termination, cancellation, or release of this Guaranty.

    6. This Guaranty shall be assignable by Lender to any assignee of all or a portion of Lender's rights under the Loan Documents.

    7. If: (i) this Guaranty, the Note or any other Loan Document is placed in the hands of attorneys for collection or is collected through any legal proceeding; (ii) attorneys are retained to represent Lender in any bankruptcy, reorganization, receivership, or other proceedings affecting creditors' rights and involving a claim under this Guaranty, the Note, the Revolving Credit Agreement, or any other Loan Document; (iii) attorneys are retained to provide advice or other representation with respect to the Loan Documents in connection with an enforcement action or potential enforcement action; or (iv) attorneys are retained to represent Lender in any other legal proceedings whatsoever in connection with this Guaranty, the Note, the Revolving Credit Agreement, any of the other Loan Documents, or any property subject thereto (other than any action or proceeding brought by any Lender or participant against the Administrative Agent (as defined in the Revolving Credit Agreement) alleging a breach by the Administrative Agent of its duties under the Loan Documents), then Guarantor shall pay to Lender upon demand all reasonable attorneys' fees, costs and expenses, including, without limitation, court costs, filing fees, recording costs, expenses of foreclosure, title insurance premiums, survey costs, minutes of foreclosure, and all other costs and expenses incurred in connection therewith (all of which are referred to herein as "Enforcement Costs"), in
                                                   -----------------
addition to all other amounts due hereunder.

    8. The parties hereto intend that each provision in this Guaranty comports with all applicable local, state and federal laws and judicial decisions. However, if any provision or provisions, or if any portion of any provision or provisions, in this Guaranty is found by a court of law to be in violation of any applicable local, state or federal ordinance, statute, law, administrative or judicial decision, or public policy, and if such court should declare such portion, provision or provisions of this Guaranty to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent of all parties hereto that such portion, provision or provisions shall be given force to the fullest possible extent that they are legal, valid and

                                        EXHIBIT D-1 - FORM OF UNLIMITED GUARANTY
                                        ----------------------------------------

enforceable, that the remainder of this Guaranty shall be construed as if such illegal, invalid, unlawful, void or unenforceable portion, provision or provisions were not contained therein, and that the rights, obligations and interest of Lender or any holder of the Note under the remainder of this Guaranty shall continue in full force and effect.

    9. Any indebtedness of Borrower to Guarantor now or hereafter existing is hereby subordinated to the Facility Indebtedness. Guarantor agrees that until the entire Facility Indebtedness has been paid in full and the aggregate Commitment is terminated, if an Event of Default under the Revolving Credit Agreement exists and is continuing, (i) Guarantor will not seek, accept, or retain for Guarantor's own account, any payment from Borrower on account of such subordinated debt, and (ii) any such payments to Guarantor on account of such subordinated debt shall be collected and received by Guarantor in trust for Lender and shall be paid over to Lender on account of the Facility Indebtedness without impairing or releasing the obligations of Guarantor hereunder.

    10. Unless and until the Facility Indebtedness is repaid in full and the Aggregate Commitment is terminated, Guarantor shall not assert any claim (within the meaning of 11 U.S.C. (S) 101) which Guarantor may have against Borrower arising from a payment made by Guarantor under this Guaranty and agrees not to assert or take advantage of any subrogation rights of Guarantor or Lender or any right of Guarantor or Lender to proceed against (i) Borrower for reimbursement, or (ii) any other guarantor or any collateral security or guaranty or right of offset held by Lender for the payment of the Facility Indebtedness and performance of the Obligations, nor shall Guarantor seek or be entitled to seek any contribution or reimbursement from Borrower or any other guarantor in respect of payments made by Guarantor hereunder. It is expressly understood that the waivers and agreements of Guarantor set forth above constitute additional and cumulative benefits given to Lender for its security and as an inducement for its extension of credit to Borrower.

    11. Any amounts received by Lender from any source on account of any indebtedness may be applied by Lender toward the payment of such indebtedness, and in such order of application, as Lender may from time to time elect.

    12. The Guarantor hereby submits to personal jurisdiction in the State of Illinois for the enforcement of this Guaranty and waives any and all personal rights to object to such jurisdiction for the purposes of litigation to enforce this Guaranty. Guarantor hereby consents to the jurisdiction of either the Circuit Court of Cook County, Illinois, or the United States District Court for the Northern District of Illinois, in any action, suit, or proceeding which Lender may at any time wish to file in connection with this Guaranty or any related matter. Guarantor hereby agrees that an action, suit, or proceeding to enforce this Guaranty may be brought in any state or federal court in the State of Illinois and hereby waives any

                                        EXHIBIT D-1 - FORM OF UNLIMITED GUARANTY
                                        ----------------------------------------

objection which Guarantor may have to the laying of the venue of any such action, suit, or proceeding in any such court; provided, however, that the provisions of this Paragraph shall not be deemed to preclude Lender from filing any such action, suit, or proceeding in any other appropriate forum.

    13. All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by telex or by facsimile and addressed or delivered to such party at its address set forth below or at such other address as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by telex or facsimile, shall be deemed given when transmitted (answerback confirmed in the case of telexes and facsimiles). Notice may be given as follows:

         To Guarantors:

              The Howard Research And Development Corporation
              10275 Little Patuxent Parkway
              Columbia, Maryland  21044-3456
              Attention:     Patricia H. Dayton
              Telecopy: (410) 964-3412

         With a copy to:

              The Rouse Company
              10275 Little Patuxent Parkway
              Columbia, Maryland  21044-3456
              Attention:     David R. Schwiesow
              Telecopy: (410) 992-6392

         To the Lender:

              c/o The First National Bank of Chicago, as agent
              One First National Plaza
              Chicago, Illinois  60670
              Attention:  Real Estate Finance Department
              Telecopy:   (312) 732-1117

                                        EXHIBIT D-1 - FORM OF UNLIMITED GUARANTY
                                        ----------------------------------------


         With a copy to:

              Sonnenschein Nath & Rosenthal
              8000 Sears Tower
              Chicago, Illinois  60606
              Attention:  Patrick G. Moran, Esq.
              Telecopy:   (312) 876-7934

or at such other address or to such other person as the party to be served with notice may have furnished in writing to the party seeking or desiring to serve notice as a place for the service of notice.

    14. This Guaranty shall be binding upon the heirs, executors, legal and personal representatives, successors and assigns of Guarantor and shall inure to the benefit of Lender's successors and assigns.

    15. This Guaranty shall be construed and enforced under the internal laws of the State of Illinois.

    16. GUARANTOR AND LENDER, BY ITS ACCEPTANCE HEREOF, EACH HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHT UNDER THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR RELATING THERETO OR ARISING

                                        EXHIBIT D-1 - FORM OF UNLIMITED GUARANTY
                                        ----------------------------------------

FROM THE LENDING RELATIONSHIP WHICH IS THE SUBJECT OF THIS GUARANTY AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

    IN WITNESS WHEREOF, Guarantor has delivered this Guaranty in the State of Illinois as of the date first written above.

                                   THE HOWARD RESEARCH AND
                                   DEVELOPMENT CORPORATION

                                   By:_______________________________________
                                   Its:______________________________________


ACCEPTED:

THE FIRST NATIONAL BANK OF CHICAGO,
not individually but as Administrative
Agent for the Lenders

By:______________________________
Its:_____________________________

                               TABLE OF CONTENTS
                               -----------------

                                                                                                                 Page
                                                                                                                 ----
ARTICLE I DEFINITIONS AND ACCOUNTING TERMS......................................................................    2

    1.1   Definitions...........................................................................................    2
    1.2   Financial Standards...................................................................................   21

ARTICLE II  THE FACILITY........................................................................................   22

    2.1   The Facility..........................................................................................   22
    2.2   Principal Payments and Extension Option...............................................................   22
    2.3   Requests for Advances; Responsibility for Advances....................................................   22
    2.4   Evidence of Credit Extensions.........................................................................   22
    2.5   Ratable and Non-Pro Rata Loans........................................................................   23
    2.6   LIBOR Applicable Margins..............................................................................   23
    2.7   Facility Fee..........................................................................................   23
    2.8   Other Fees............................................................................................   23
    2.9   Minimum Amount of Each Advance........................................................................   23
    2.10  Interest..............................................................................................   23
    2.11  Selection of Rate Options and LIBOR Interest Periods..................................................   24
    2.12  Method of Payment.....................................................................................   26
    2.13  Default...............................................................................................   27
    2.14  Lending Installations.................................................................................   27
    2.15  Non-Receipt of Funds by Administrative Agent..........................................................   27
    2.16  Application of Moneys Received........................................................................   28
    2.17  Competitive Bid Loans.................................................................................   28
    2.18  Voluntary Reduction of Aggregate Commitment Amount....................................................   33
    2.19  The Pledge............................................................................................   33

ARTICLE III  THE LETTER OF CREDIT SUBFACILITY...................................................................   33

    3.1   Obligation to Issue...................................................................................   33
    3.2   Types and Amounts.....................................................................................   34
    3.3   Conditions............................................................................................   34
    3.4   Procedure for Issuance of Facility Letters of Credit..................................................   35
    3.5   Reimbursement Obligations; Duties of Issuing Bank.....................................................   36
    3.6   Participation.........................................................................................   36
    3.7   Payment of Reimbursement Obligations..................................................................   38
    3.8   Compensation for Facility Letters of Credit...........................................................   39
    3.9   Letter of Credit Collateral Account...................................................................   40

ARTICLE IV  CHANGE IN CIRCUMSTANCES.............................................................................   40

    4.1   Yield Protection......................................................................................   40
    4.2   Changes in Capital Adequacy Regulations...............................................................   41
    4.3   Suspension of LIBOR Advances..........................................................................   41

                               TABLE OF CONTENTS
                               -----------------
                                  (CONTINUED)

                                                                                                                 PAGE
                                                                                                                 ----
    4.4    Funding Indemnification..............................................................................   42
    4.5    Lender Statements; Survival of Indemnity.............................................................   42

ARTICLE V  CONDITIONS PRECEDENT.................................................................................   42

     5.1   Conditions Precedent to the Initial Advance..........................................................   42
     5.2   Conditions Precedent to Each Advance and Issuance of Facility Letters of Credit......................   45

ARTICLE VI REPRESENTATIONS AND WARRANTIES.......................................................................   46

    6.1    Existence............................................................................................   46
    6.2    Corporate Powers.....................................................................................   46
    6.3    Power of Officers....................................................................................   46
    6.4    Government and Other Approvals.......................................................................   46
    6.5    Solvency.............................................................................................   47
    6.6    Compliance With Laws.................................................................................   47
    6.7    Enforceability of Agreement..........................................................................   47
    6.8    Title to Property....................................................................................   47
    6.9    Litigation...........................................................................................   48
    6.10   Events of Default....................................................................................   48
    6.11   Investment Company Act of 1940.......................................................................   48
    6.12   Public Utility Holding Company Act...................................................................   48
    6.13   Regulation U.........................................................................................   48
    6.14   No Material Adverse Financial Change.................................................................   48
    6.15   Financial Information................................................................................   48
    6.16   Factual Information..................................................................................   49
    6.17   ERISA................................................................................................   49
    6.18   Taxes................................................................................................   49
    6.19   Environmental Matters................................................................................   49
    6.20   Insurance............................................................................................   50
    6.21   No Brokers...........................................................................................   50
    6.22   No Violation of Usury Laws...........................................................................   51
    6.23   Not a Foreign Person.................................................................................   51
    6.24   No Trade Name........................................................................................   51
    6.25   Subsidiaries.........................................................................................   51
    6.26   Year 2000............................................................................................   51

ARTICLE VII ADDITIONAL REPRESENTATIONS AND WARRANTIES...........................................................   52

    7.1    Existence............................................................................................   52
    7.2    Corporate Powers.....................................................................................   52
    7.3    Power of Officers....................................................................................   52
    7.4    Government and Other Approvals.......................................................................   52
    7.5    Solvency.............................................................................................   52

                               TABLE OF CONTENTS
                               -----------------
                                  (CONTINUED)

                                                                                                                 PAGE
                                                                                                                 ----
      7.6     Compliance With Laws..............................................................................   53
      7.7     Enforceability of Guaranty........................................................................   53
      7.8     Title to Properties...............................................................................   53
      7.9     Litigation........................................................................................   54
      7.10    Events of Default.................................................................................   54
      7.11    Investment Company Act of 1940....................................................................   54
      7.12    Public Utility Holding Company Act................................................................   54
      7.13    No Material Adverse Financial Change..............................................................   54
      7.14    Financial Information.............................................................................   54
      7.15    Factual Information...............................................................................   54
      7.16    ERISA.............................................................................................   55
      7.17    Taxes.............................................................................................   55
      7.18    Environmental Matters.............................................................................   55
      7.19    Insurance.........................................................................................   56
      7.20    Subsidiaries......................................................................................   56

ARTICLE VIII  AFFIRMATIVE COVENANTS.............................................................................   57

      8.1     Notices...........................................................................................   57
      8.2     Financial Statements, Reports, Etc................................................................   58
      8.3     Existence and Conduct of Operations...............................................................   60
      8.4     Maintenance of Properties.........................................................................   60
      8.5     Insurance.........................................................................................   61
      8.6     Payment of Obligations............................................................................   61
      8.7     Compliance with Laws..............................................................................   61
      8.8     Adequate Books....................................................................................   61
      8.9     ERISA.............................................................................................   61
      8.10    Maintenance of Status.............................................................................   61
      8.11    Use of Proceeds...................................................................................   61
              8.12     Pre-Acquisition Environmental Investigations.............................................   61
      8.13    Year 2000.........................................................................................   62

ARTICLE IX  NEGATIVE COVENANTS..................................................................................   62

      9.1     Change in Business................................................................................   62
      9.2     Change of Property Management.....................................................................   62
      9.3     Change of Borrower Control........................................................................   62
      9.4     Use of Proceeds...................................................................................   63
      9.5     Transfers of Properties...........................................................................   63
      9.6     Liens.............................................................................................   63
      9.7     Regulation U......................................................................................   64
      9.8     Variable Rate Debt................................................................................   64
      9.9     Negative Pledge...................................................................................   64
      9.10    Indebtedness and Cash Flow Covenants..............................................................   65

                               TABLE OF CONTENTS
                               -----------------
                                  (CONTINUED)

                                                                                                                 PAGE
                                                                                                                 ----
    9.11   Mergers and Dispositions.............................................................................   66
    9.12   Dividends............................................................................................   67
    9.13   Encumbrances.........................................................................................   67
    9.14   Restrictions on Dividends and Distributions..........................................................   67
    9.15   Limitations on Indebtedness..........................................................................   67
    9.16   Limitations on PSS Assets............................................................................   68

ARTICLE X  DEFAULTS.............................................................................................   68

    10.1   Nonpayment of Principal..............................................................................   68
    10.2   Certain Covenants....................................................................................   68
    10.3   Nonpayment of Interest and Other Obligations.........................................................   68
    10.4   Cross Default........................................................................................   68
    10.5   Loan Documents.......................................................................................   68
    10.6   Representation or Warranty...........................................................................   68
    10.7   Covenants, Agreements and Other Conditions...........................................................   69
    10.8   Borrower Status......................................................................................   69
    10.9   Material Adverse Financial Change....................................................................   69
    10.10  Bankruptcy...........................................................................................   69
    10.11  Legal Proceedings....................................................................................   69
    10.12  Failure to Satisfy Judgments.........................................................................   70
    10.13  ERISA................................................................................................   70
    10.14  Environmental Remediation............................................................................   70

ARTICLE XI  ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES......................................................   70

    11.1   Acceleration.........................................................................................   70
    11.2   Preservation of Rights; Amendments...................................................................   71

ARTICLE XII  THE ADMINISTRATIVE AGENT...........................................................................   71

    12.1   Appointment..........................................................................................   71
    12.2   Powers...............................................................................................   72
    12.3   General Immunity.....................................................................................   72
    12.4   No Responsibility for Loans, Recitals, etc...........................................................   72
    12.5   Action on Instructions of Lenders....................................................................   72
    12.6   Employment of Administrative Agents and Counsel......................................................   72
    12.7   Reliance on Documents; Counsel.......................................................................   73
    12.8   Administrative Agent's Reimbursement and Indemnification.............................................   73
    12.9   Rights as a Lender...................................................................................   73
    12.10  Lender Credit Decision...............................................................................   73
    12.11  Successor Administrative Agent.......................................................................   74
    12.12  Notice of Defaults...................................................................................   74
    12.13  Requests for Approval................................................................................   75

                               TABLE OF CONTENTS
                               -----------------
                                  (CONTINUED)

                                                                                                                 PAGE
                                                                                                                 ----
      12.14   Copies of Documents...............................................................................   75
      12.15   Defaulting Lenders................................................................................   75

ARTICLE XIII  BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS.................................................   76

      13.1    Successors and Assigns............................................................................   76
      13.2    Participations....................................................................................   76
              13.2.1  Permitted Participants; Effect............................................................   76
              13.2.2  Voting Rights.............................................................................   77
      13.3    Assignments.......................................................................................   77
              13.3.1  Permitted Assignments.....................................................................   77
              13.3.2  Effect; Effective Date of Assignment......................................................   78
      13.4    Dissemination of Information......................................................................   78
      13.5    Tax Treatment.....................................................................................   78

ARTICLE XIV  GENERAL PROVISIONS.................................................................................   79

      14.1    Survival of Representations.......................................................................   79
      14.2    Governmental Regulation...........................................................................   79
      14.3    Taxes.............................................................................................   79
      14.4    Headings..........................................................................................   79
      14.5    No Third Party Beneficiaries......................................................................   79
      14.6    Expenses; Indemnification.........................................................................   79
      14.7    Severability of Provisions........................................................................   80
      14.8    Nonliability of the Lenders.......................................................................   80
      14.9    Choice of Law.....................................................................................   80
      14.10   Consent to Jurisdiction...........................................................................   80
      14.11   Waiver of Jury Trial..............................................................................   81
      14.12   Successors and Assigns............................................................................   81
      14.13   Entire Agreement; Modification of Agreement.......................................................   81
      14.14   Dealings with the Borrower........................................................................   82
      14.15   Set-Off...........................................................................................   82
      14.16   Counterparts......................................................................................   83

ARTICLE XV  NOTICES.............................................................................................   83

      15.1    Giving Notice.....................................................................................   83
      15.2    Change of Address.................................................................................   85

                               TABLE OF CONTENTS
                               -----------------
                                  (CONTINUED)

                                                                          PAGE
                                                                          ----

EXHIBITS
--------
A       -       Pricing Grid
B-1     -       Form of Note
B-2     -       Form of Competitive Bid Note
C-1     -       Form of Competitive Bid Quote Request
C-2     -       Invitation for Competitive Bid Quotes
C-3     -       Competitive Bid Quote
D       -       Form of Limited Guaranty
D-1     -       Form of Unlimited Guaranty
E       -       Opinion of Borrower's Counsel
F       -       Opinion of Guarantors' Counsel
G       -       Wiring Instructions
H       -       Form of Compliance Certificate
I       -       Form of Assignment Agreement
J       -       Description of Summerlin and Columbia Properties
K       -       Form of Initial Facility Letter of Credit

SCHEDULES

6.19         Environmental Compliance (Borrower)
6.25         Subsidiaries (Borrower)
7.18         Environmental Compliance (Guarantors)
7.20         Subsidiaries (Guarantors)
9.13         Existing Encumbrances


WITH THE EXCEPTION OF EXHIBITS D AND D-1, THE EXHIBITS AND SCHEDULES ARE OMITTED. ANY OMITTED EXHIBIT OR SCHEDULE WILL BE FURNISHED SUPPLEMENTALLY TO THE COMMISSION UPON REQUEST.